Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO ABL CREDIT AGREEMENT

AMENDMENT No. 1, dated as of February 5, 2016 (this “Amendment No. 1”), to the Credit Agreement entered into as of October 20, 2014 (the “Original Credit Agreement”), among MATTRESS HOLDING CORP., a Delaware corporation (the “Borrower”), MATTRESS HOLDCO, INC., a Delaware corporation (“Holdings”), BARCLAYS BANK PLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).  The Original Credit Agreement as amended by this Amendment No. 1 and as annexed hereto as Exhibit A, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower has requested an increase in the Revolving Credit Commitments in an aggregate amount equal to $75,000,000, as set forth on Exhibit B hereto, such that the aggregate Revolving Credit Commitments shall be increased from $125,000,000 to $200,000,000 under the Credit Agreement;

WHEREAS, the  Borrower has also requested an incremental term loan facility in the amount of $665,000,000 (the “Term Loan Incremental Facility”) under that certain Term Loan Credit Agreement, originally dated as of October 20, 2014 (as the same may be amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Term Facility Credit Agreement”; the definitive documentation in respect thereof, the “Term Loan Facility Documentation”), by and among the Borrower, Holdings, Barclays, as administrative agent and collateral agent, the several banks and financial institutions party thereto as lenders and certain other parties thereto from time to time;

WHEREAS, the proceeds of the Term Loan Incremental Facility and borrowings under the Credit Agreement on the Amendment No. 1 Effective Date (as defined below) will be used by the Borrower (a) to acquire (the “Acquisition”) all of the issued and outstanding stock of HMK Mattress Holdings LLC and related entities (collectively, the “Target”) pursuant to the terms of that certain Securities Purchase Agreement, dated as of November 25, 2015 (the “HMK Mattress Purchase Agreement”) among Mattress Firm, Inc., a Delaware corporation and wholly owned indirect subsidiary of the Borrower, HMK Mattress Holdings LLC and each of the other parties party thereto, (b) to repay existing debt of the Target and terminate commitments under the credit agreement dated as of March 30, 2012 among the Target, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other parties thereto, as amended (such repayment, the “CS Facility Payoff”), (c) to deem a letter of credit issued (the “Wells Letter of Credit”) under that certain Amended and Restated Loan and Security Agreement, dated March 30, 2012 among the Target, Wells Fargo Bank, National Association, a national banking association, and other parties thereto, as amended, shall hereafter be deemed to be issued under the Credit Agreement (collectively with the CS Facility Payoff, the “Refinancing”) and (d) to pay related fees and expenses; (all of the transactions proposed to be taken in this paragraph and the preceding two paragraphs, collectively, the “Transactions”);

WHEREAS, the Lenders (and Revolving Credit Lenders) (i) are willing to provide Revolving Credit Commitments under the Credit Agreement in the amounts set forth opposite such Lender’s name on Exhibit B hereto (the “2016 Revolving Credit Commitments”) and (ii) agree to amend certain other provisions of the Original Credit Agreement requested by the Borrower, in each case, as provided in Exhibit A;

WHEREAS, after giving effect to this Amendment No. 1, the Lenders (and Revolving Credit Lenders) constitute all of the lenders under the Credit Agreement and the 2016 Revolving Credit Commitments constitute all of the Revolving Credit Commitments under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                           Amendments.

(a)                                 Amendments to Original Credit Agreement.  The Original Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(b)                                 Schedule I of the Credit Agreement (Revolving Credit Commitments) is, effective as of the Amendment No. 1 Effective Date, hereby amended and restated in its entirety by replacing it with Exhibit B hereto.

(c)                                  Schedule 1.1F of the Credit Agreement (Existing Letters of Credit) is, effective as of the Amendment No. 1 Effective Date, hereby amended and restated in its entirety by replacing it with Exhibit C hereto.

(d)                                 Amendments to Exhibits to the Credit Agreement.  The definition of the terms “ABL Credit Agreement” / “Credit Agreement” in each Exhibit to the Credit Agreement is hereby amended and restated to read as follows (as applicable):  “[t][T]he ABL Credit Agreement, dated as of October 20, 2014 (as amended on February 5, 2016 and as further amended, restated, amended and restated, supplemented and/or otherwise modified from time to time,  the ‘ABL Credit Agreement’)” or “[t][T]he ABL Credit Agreement, dated as of October 20, 2014 (as amended on February 5, 2016 and as further amended, restated, amended and restated, supplemented and/or otherwise modified from time to time,  the ‘Credit Agreement’)”.

Section 2.                                           Lenders (and Revolving Credit Lenders); Reallocation of Loans and Revolving Credit Commitments.  Effective as of the Amendment No. 1 Effective Date and immediately following the effectiveness of Section 1 of this Amendment No. 1:

(a)                                 Each Person executing this Amendment No. 1 as a Lender which was not, prior to the effectiveness of this Amendment No. 1, a lender under the Original Credit Agreement

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(such Person, a “2016 Additional Lender”) shall be considered a Revolving Credit Lender and a Lender for all purposes under the Loan Documents and agrees to be bound by the terms thereof.

(b)                                 Each Lender (including, without limitation, each 2016 Additional Lender), Issuer (including, without limitation, any Person that becomes an Issuer on the Amendment No. 1 Effective Date) and Agent under the Credit Agreement, hereby agrees that, as of the Amendment No. 1 Effective Date, (i) the aggregate Revolving Credit Commitments shall be increased by an amount equal to $75,000,000, such that the Revolving Credit Commitments shall equal $200,000,000 on such date and (ii) the Revolving Credit Commitment of each Lender shall be the commitment of such Lender under the Credit Agreement set forth as its “Revolving Credit Commitment” opposite its name on Exhibit B hereto.  Without limiting the generality of the foregoing, the 2016 Revolving Credit Commitments shall (i) constitute “Revolving Credit Commitments” for all purposes under the Credit Agreement and each of the other Loan Documents and have all of the benefits thereof and (ii) have all of the terms, rights, remedies, privileges and protections available to Revolving Credit Commitments under the Credit Agreement and each of the other Loan Documents.

(c)                                  Upon effectiveness of this Amendment No. 1, the Revolving Loans outstanding on the Amendment No. 1 Effective Date shall be reallocated and adjusted between and among the applicable Revolving Credit Lenders, and the Borrower shall pay any additional amounts required pursuant to Section 3.5 of the Credit Agreement resulting therefrom, to the extent necessary to keep the outstanding applicable Revolving Loans ratable among the applicable Revolving Credit Lenders.

(d)                                 Upon effectiveness of this Amendment No. 1: (i) each Revolving Credit Lender under the Original Credit Agreement that is not a Revolving Credit Lender under the Credit Agreement (and is not listed as a Lender on Exhibit B hereto) and (ii) each Revolving Credit Lender under the Original Credit Agreement that is a Revolving Credit Lender under the Credit Agreement, in each case, will automatically and without further act be deemed to have assigned to each Revolving Credit Lender (including, each 2016 Additional Lender), and each Revolving Credit Lender (including, each 2016 Additional Lender) will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations in outstanding Letters of Credit and Swing Loans under the Original Credit Agreement such that, after giving effect to this Amendment No. 1 and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swing Loans held by each Lender will equal such Lender’s Applicable Percentage under the Credit Agreement.

(e)                                  The parties hereto hereby consent to such assignments and the minimum assignment amounts and processing and recordation fee set forth in the Credit Agreement shall not apply hereto.

(f)                                   For the avoidance of doubt, each Revolving Credit Lender and/or Issuer under the Original Credit Agreement that is not a Revolving Credit Lender and/or Issuer under the Credit Agreement, shall be replaced in accordance with the procedures set forth in the Original Credit Agreement, including Section 3.7 and 12.2 thereof; provided that the 30-day notice required

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under Section 12.2(h) shall be deemed waived with respect to the resignation of UBS AG, Stamford Branch as Issuer.

(g)                                  For the avoidance of doubt, the parties hereto acknowledge and agree that after the Amendment No. 1 Effective Date the Revolving Credit Commitments may be increased pursuant to and in the amount set forth in Section 2.15 of the Credit Agreement.

Section 3.                                           Representations and Warranties, No Default.  Each Loan Party hereby represents and warrants that, and by its execution of this Amendment No. 1, such Loan Party hereby certifies that, as of the Amendment No. 1 Effective Date, after giving effect to this Amendment No. 1, (i) no Default or Event of Default has occurred and is continuing and (ii) all representations and warranties made by any Loan Party contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties were true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects on the date hereof or on such earlier date, as the case may be (after giving effect to such qualification).

Section 4.                                           Effectiveness.  This Amendment No. 1 shall become effective on the date (such date, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied (or waived):

(a)                                 Consents.  (i) The Administrative Agent shall have received executed signature pages hereto from (1) each Loan Party, (2) the Administrative Agent, the Collateral Agent, the Swing Lender and the Issuer, and (3) each Lender (including each 2016 Additional Lender).

(b)                                 Amendment No. 1 Joinder Agreement.  The Administrative Agent, the Borrower and each 2016 Additional Lender shall have entered into the Amendment No. 1 Joinder Agreement (as defined in Exhibit A) in the form annexed hereto as Exhibit B.

(c)                                  2016 Incremental Term Loans.  The Borrower shall have obtained the Incremental Term  Loan Facility pursuant to Section 2.12 of the Term Facility Credit Agreement.

(d)                                 Amendment No. 1 Effective Date Acquisition.  Prior to or substantially simultaneously with the Amendment No. 1 Effective Date, the Acquisition shall be consummated in all material respects in accordance with the terms of the Purchase Agreement.

(e)                                  Amendment No. 1 Transaction Refinancing.  The Refinancing shall have been consummated or shall be consummated substantially concurrently with the Amendment No. 1 Effective Date.

(f)                                   Revolving Credit Note.  The Administrative Agent shall have received Revolving Credit Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days in advance of the Amendment No. 1 Effective Date.

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(g)                                  Solvency.  The Administrative Agent shall have received a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower (after giving effect to the Transactions) substantially in the form attached as Exhibit L to the Credit Agreement.

(h)                                 Fees.  All fees and out-of-pocket expenses (including of the Administrative Agent and any Amendment No. 1 Effective Date Arrangers) required to be paid hereunder and invoiced at least two (2) Business Days before the Amendment No. 1 Effective Date shall have been paid or reimbursed.

(i)                                     Legal Opinions.  The Administrative Agent shall have received legal opinions of (i) Ropes & Gray LLP, New York counsel to the Loan Parties, (ii) Norton Rose Fulbright US LLP, Texas and Virginia counsel to the Loan Parties and (iii) Ryley Carlock & Applewhite, Arizona counsel to the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(j)                                    Closing Certificates.  The Administrative Agent shall have received:

(i)                  (A) board resolutions, (B) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority (or a certification from each Loan Party that there have been no changes to the certificate or articles of incorporation or organization, including all amendments thereto, that were delivered to the Administrative Agent on the Effective Date) and (C) a certificate of a Responsible Officer of each Loan Party dated the Amendment No. 1 Effective Date and certifying that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Amendment No. 1 Effective Date (or a certification from each Loan Party that there have been no changes to the by-laws or operating (or limited liability company) agreement, including all amendments thereto, that were delivered to the Administrative Agent on the Effective Date);

(ii)               a certificate, signed by a Responsible Officer of the Borrower, (A) stating that the Acquisition defined herein is a Permitted Acquisition under and as defined in the Original Credit Agreement and the conditions precedent set forth in Sections 4(c), (d) and (e) herein are satisfied or will be satisfied substantially concurrently with the Amendment No. 1 Effective Date and (B) certifying as of the Amendment No. 1 Effective Date, after giving effect to this Amendment No. 1, (x) no Default or Event of Default has occurred and is continuing and (y) all representations and warranties made by any Loan Party contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties were true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect”

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or similar language is true and correct in all respects on the date hereof or on such earlier date, as the case may be (after giving effect to such qualification) ; and

(iii)            incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment No. 1 and the other Loan Documents to which such Loan Party is a party or is to be a party on the Amendment No. 1 Effective Date.

(k)                                 Section 4.2.  The Loan Parties shall have complied with “Conditions Precedent to Each Loan and Letter of Credit” contained in Section 4.2 of the Credit Agreement.

Section 5.                                           Amendment, Modification and Waiver.  This Amendment No. 1 may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, each of the other Loan Parties, the Administrative Agent, the Collateral Agent, the Swing Lender and the Issuer and the Lenders.  This Amendment No. 1 may not be amended, modified or waived except in accordance with Section 12.1 of the Credit Agreement.

Section 6.                                           Authorization.  By its execution of this Amendment No. 1, each Loan Party hereby represent and warrant to the Secured Parties that the execution, delivery and performance by such Loan Party of this Amendment No. 1, and each other Loan Document as amended hereby or executed or to be executed by it in connection with this Amendment No. 1, are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate, limited liability company, or other organizational action on the part of such Loan Party.  Each of this Amendment No. 1 and each other Loan Document as amended hereby has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms and the terms of the Credit Agreement, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

Section 7.                                           Entire Agreement.  This Amendment No. 1, each Amendment No. 1 Joinder Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.  Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Original Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  It is understood and agreed that each reference in each Loan

6

Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Original Credit Agreement as amended hereby.  This Amendment No. 1 shall not constitute a novation of any amount owing under the Original Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Original Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Amendment Effective Date, shall continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith.

Section 8.                                           Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.  SECTIONS 12.8, 12.13 AND 12.14 OF THE ORIGINAL CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT NO. 1 MUTATIS MUTANDIS AND SHALL APPLY HERETO AS IF ORIGINALLY MADE A PART HEREOF.

Section 9.                                           Severability.   The provisions of Section 12.24 of the Original Credit Agreement are hereby incorporated by reference into this Amendment No. 1 mutatis mutandis and shall apply hereto as if originally made a part hereof.

Section 10.                                    Loan Document.  This Amendment No. 1 constitutes a “Loan Document” for purposes of the Credit Agreement and the other Loan Documents.

Section 11.                                    Reaffirmation.  Each of the undersigned Loan Parties acknowledges (i) all of its  Obligations (as amended hereby) under the Credit Agreement, the Guarantee, each Collateral Document and each other Loan Document to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) its grant of security interests pursuant to the Collateral Documents are reaffirmed and remain in full force and effect after giving effect to this Amendment No. 1, (iii) the Secured Obligations include, among other things and without limitation, the due and punctual payment of the principal of, interest on, and premium (if any) on, the  increase in the Revolving Credit  Commitments effected pursuant to this Amendment No. 1, and (iv) the execution of this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any other Secured Party, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

Section 12.                                    Counterparts.  This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment No. 1 by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 13.                        Headings.  The headings of this Amendment No. 1 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 14.                        Effect of Amendment.  Except as expressly set forth herein and in Exhibit A, (i) this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent

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and the other Secured Parties, in each case under the Original Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement or any other Loan Document.  Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the grant of its Liens on the Collateral made by it pursuant to the Security Documents. The execution, delivery and effectiveness of this Amendment No. 1 shall not, except as expressly provided herein or as provided in the exhibits hereto, operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or any other Secured Party under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.  This Amendment No. 1 shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, which shall remain in full force and effect, except to any extent modified hereby or as provided in the exhibits hereto.  Nothing implied in this Amendment No. 1 or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties from the Loan Documents.  From and after the Amendment No. 1 Effective Date, all references to the Original Credit Agreement in any Loan Document and all references in the Original Credit Agreement to “this Amendment No. 1,” “hereunder,” “hereof” or words of like import referring to the Original Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement.

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

MATTRESS HOLDING CORP., as Borrower

By:	/s/ Alex Weiss
	Name:	Alex Weiss
	Title:	Vice President and Treasurer

MATTRESS HOLDCO, INC., as Holdings,

By:	/s/ Alex Weiss
	Name:	Alex Weiss
	Title:	Vice President and Treasurer

[Signature Page to Amendment No. 1 to ABL Credit Agreement]

SUBSIDIARY GUARANTORS:

MATTRESS FIRM, INC.
THE SLEEP TRAIN, INC.

By:	/s/ Alex Weiss
	Name:	Alex Weiss
	Title:	Assistant Treasurer and Chief Financial Officer

MATTRESS FIRM — ARIZONA, LLC
METROPOLITAN MATTRESS CORPORATION
THE MATTRESS VENTURE, LLC
MATTRESS FIRM — VISION PARK, LLC
MAGGIE’S ENTERPRISES, LLC
MGHC HOLDING CORPORATION
MATTRESS GIANT ACQUISITION
CORPORATION
MATTRESS GIANT CORPORATION
MGC MEMBERSHIP CORPORATION
MGIANT GENPAR, LLC
MGIANT LIMPAR, LLC
NE MATTRESS PEOPLE, LLC
AMERICAN INTERNET SALES LLC
ST SAN DIEGO, LLC
SLEEP COUNTRY USA, LLC
SLEEP EXPERTS II, LLC
B29 LLC

By:	/s/ Alex Weiss
	Name:	Alex Weiss
	Title:	Vice President and Treasurer

MATTRESS GIANT I LIMITED PARTNERSHIP
SLEEP EXPERTS PARTNERS, L.P.

By: MGIANT GENPAR, LLC, as General Partner

By:	/s/ Alex Weiss
	Name:	Alex Weiss
	Title:	Vice President and Treasurer

[Signature Page to Amendment No. 1 to ABL Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent, Swing Loan Lender, an Issuer and a Lender

By:	/s/ Regina Tarone
	Name:	Regina Tarone
	Title:	Managing Director

Signature Page to Amendment No. 1 (Mattress Holding Corp.)

[Lender signature page]

JPMorgan Chase Bank N.A. as a Lender,

By:	/s/ Ross Gilbert
	Name:	Ross Gilbert
	Title:	Authorized officer

[Signature Page to Amendment No. 1]

Bank of America N.A.,

By:	/s/ Laura K. Parrish
	Name:	Laura Parrish
	Title:	Vice President

Signature Page to Amendment No. 1 (Mattress Holding Corp.)

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as an Issuer and a Lender

By:	/s/ Emily Abrahamson
	Name:	Emily Abrahamson
	Title:	Vice President

Signature Page to Amendment No. 1 (Mattress Holding Corp.)

KEYBANK NATIONAL ASSOCIATION, as a
Lender,

By:	/s/ John P. Dunn
	Name:	John P. Dunn
	Title:	Vice President

Signature Page to Amendment No. 1 (Mattress Holding Corp.)

[Lender signature page]

SunTrust Bank,
SunTrust Bank

By:	/s/ Matney Gornall
	Name:	Matney Gornall
	Title:	Vice President

[Signature Page to Amendment No. 1]

Regions Bank

By:	/s/ Richard A. Gere
Name: Richard A. Gere
Title: Senior Vice President

Signature Page to Amendment No. 1 (Mattress Holding Corp.)

ZB, N.A. dba Amegy Bank,

By:	/s/ Kelly Nash
	Name:	Kelly Nash
	Title:	Vice President

If a second signature is necessary:

By:
Name:
Title:

[Signature Page to Amendment No. 1]

CADENCE BANK, N.A.

By:	/s/ Melinda N. Jackson
	Name:	Melinda N. Jackson
	Title:	Senior Vice President

If a second signature is necessary:

By:
Name:
Title:

[Signature Page to Amendment No. 1]

Exhibit A

[See attached]

Execution Version

EXHIBIT A TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

$~~125,000,000~~200,000,000

ABL CREDIT AGREEMENT

Dated as of October 20, ~~2014~~2014, as amended pursuant that certain Amendment No. 1 to the

Credit Agreement, dated as of February 5, 2016

among

MATTRESS HOLDING CORP.,

as the Borrower,

MATTRESS HOLDCO, INC.,

as Holdings,

BARCLAYS BANK PLC,

as Administrative Agent, Collateral Agent and Issuer,

and

THE OTHER LENDERS AND ISSUERS PARTY HERETO

BARCLAYS BANK PLC,

J.P. MORGAN SECURITIES LLC,

~~BANK OF AMERICA, N.A.~~

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

AND

~~UBS SECURITIES LLC,~~

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Amendment No. 1 Effective Date Joint Book Runners and Joint Lead Arrangers

KEYBANK NATIONAL ASSOCIATION,

SUNTRUST ROBINSON HUMPHREY, INC.,

AMEGY BANK NATIONAL ASSOCIATION

~~AND~~

CADENCE BANK, N.A.

AND

REGIONS BANK,

as Amendment No. 1 Effective Date Co-Managers

J.P. MORGAN SECURITIES LLC,

~~BANK OF AMERICA, N.A.~~

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

AND

~~UBS SECURITIES LLC,~~WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

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~~TABLE OF CONTENTS~~ Table of Contents

~~Page~~ Page

~~ARTICLE I~~ Article I	~~DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS~~ Definitions, Interpretation and Accounting Terms	~~1~~2
~~SECTION~~Section 1.1	Defined Terms	~~1~~2
~~SECTION~~Section 1.2	Other Interpretive Provisions	~~75~~76
~~SECTION~~Section 1.3	Accounting Terms	~~76~~77
~~SECTION~~Section 1.4	Rounding	~~76~~78
~~SECTION~~Section 1.5	[Reserved]	~~76~~78
~~SECTION~~Section 1.6	References to Agreements, Laws, Etc.	~~76~~78
~~SECTION~~Section 1.7	Times of Day	~~76~~78
~~SECTION~~Section 1.8	Timing of Payment of Performance	~~77~~78
~~SECTION~~Section 1.9	Pro Forma Calculations	~~77~~78
~~SECTION~~Section 1.10	Currency Equivalents Generally	~~80~~81
~~ARTICLE II~~ Article II	~~THE FACILITY~~The Facility	~~80~~82
~~SECTION~~Section 2.1	The Revolving Credit Commitments	~~80~~82
~~SECTION~~Section 2.2	Borrowing Procedures	~~81~~83
~~SECTION~~Section 2.3	Swing Loans	~~83~~84
~~SECTION~~Section 2.4	Letters of Credit	~~84~~86
~~SECTION~~Section 2.5	Reduction and Termination of the Revolving Credit Commitments	~~90~~92
~~SECTION~~Section 2.6	Repayment of Loans	~~90~~92
~~SECTION~~Section 2.7	Evidence of Indebtedness	~~90~~92
~~SECTION~~Section 2.8	Optional Prepayments	~~91~~93
~~SECTION~~Section 2.9	Mandatory Prepayments	~~92~~93
~~SECTION~~Section 2.10	Interest	~~93~~94
~~SECTION~~Section 2.11	Conversion/Continuation Option	~~93~~95
~~SECTION~~Section 2.12	Fees	~~94~~96
~~SECTION~~Section 2.13	Payments and Computations	~~95~~97
~~SECTION~~Section 2.14	Special Provisions Governing Eurocurrency Rate Loans	~~97~~99
~~SECTION~~Section 2.15	Revolving Commitment Increase	~~98~~99
~~SECTION~~Section 2.16	Defaulting Lenders	~~99~~101
~~SECTION~~Section 2.17	Extensions of Loans	~~101~~103

i

~~(CONTINUED)~~
(continued)
Page

~~ARTICLE~~Article III	TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY	~~105~~106
~~SECTION~~Section 3.1	Taxes	1~~05~~106
~~SECTION~~Section 3.2	Illegality	~~111~~112
~~SECTION~~Section 3.3	Inability to Determine Rates	~~112~~113
~~SECTION~~Section 3.4	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans	~~113~~114
~~SECTION~~Section 3.5	Funding Losses	~~114~~115
~~SECTION~~Section 3.6	Matters Applicable to All Requests for Compensation	~~114~~116
~~SECTION~~Section 3.7	Replacement of Lenders under Certain Circumstances	~~115~~117
~~SECTION~~Section 3.8	Survival	~~116~~118
~~ARTICLE IV~~ Article IV	~~CONDITIONSPRECEDENT~~ Conditions Precedent	~~117~~119
~~SECTION~~Section 4.1	Conditions Precedent to Effective Date	~~117~~119
~~SECTION~~Section 4.2	Conditions Precedent to Each Loan and Letter of Credit	~~119~~121
~~SECTION~~Section 4.3	Determinations of Effective Date Borrowing Conditions	~~120~~122
~~ARTICLE V~~ Article V	~~REPRESENTATIONS AND WARRANTIES~~Representations and Warranties	~~121~~122
~~SECTION~~Section 5.1	Existence, Qualification and Power; Compliance with Laws	~~121~~122
~~SECTION~~Section 5.2	Authorization; No Contravention	~~121~~123
~~SECTION~~Section 5.3	Governmental Authorization	~~121~~123
~~SECTION~~Section 5.4	Binding Effect	~~122~~123
~~SECTION~~Section 5.5	Financial Statements; No Material Adverse Effect	~~122~~123
~~SECTION~~Section 5.6	Litigation	~~123~~124
~~SECTION~~Section 5.7	Labor Matters	~~123~~124
~~SECTION~~Section 5.8	Ownership of Property; Liens	~~123~~125
~~SECTION~~Section 5.9	Environmental Matters	~~123~~125
~~SECTION~~Section 5.10	Taxes	~~123~~125
~~SECTION~~Section 5.11	ERISA Compliance	~~124~~125
~~SECTION~~Section 5.12	Subsidiaries	~~124~~126
~~SECTION~~Section 5.13	Margin Regulations; Investment Company Act	~~124~~126
~~SECTION~~Section 5.14	Disclosure	~~124~~126

~~(CONTINUED)~~
(continued)
Page

~~SECTION~~Section 5.15	Intellectual Property; Licenses, Etc.	~~125~~126
~~SECTION~~Section 5.16	Solvency	~~125~~127
~~SECTION~~Section 5.17	Subordination of Junior Financing	~~125~~127
~~SECTION~~Section 5.18	USA PATRIOT Act; OFAC; FCPA	~~125~~127
~~SECTION~~Section 5.19	Collateral Documents	~~126~~128
~~ARTICLE VI~~ Article VI	~~FINANCIAL COVENANT~~ Financial Covenant	~~126~~129
~~SECTION~~Section 6.1	Minimum Fixed Charge Coverage Ratio	~~127~~129
~~ARTICLE VII~~ Article VII	~~REPORTING COVENANTS~~ Reporting Covenants	~~127~~129
~~SECTION~~Section 7.1	Financial Statements, Etc.	~~127~~129
~~SECTION~~Section 7.2	Certificates; Other Information	~~129~~131
~~SECTION~~Section 7.3	Notices	~~131~~133
~~SECTION~~Section 7.4	Borrowing Base Certificate	~~132~~133
~~ARTICLE VIII~~ Article VIII	~~AFFIRMATIVE COVENANTS~~ Affirmative Covenants	~~133~~136
~~SECTION~~Section 8.1	Preservation of Existence, Etc.	~~133~~136
~~SECTION~~Section 8.2	Compliance with Laws, Etc.	~~133~~136
~~SECTION~~Section 8.3	Designation of Subsidiaries	~~133~~136
~~SECTION~~Section 8.4	Payment of Taxes, Etc.	~~134~~136
~~SECTION~~Section 8.5	Maintenance of Insurance	~~134~~136
~~SECTION~~Section 8.6	Inspection Rights	~~134~~136
~~SECTION~~Section 8.7	Books and Records	~~135~~137
~~SECTION~~Section 8.8	Maintenance of Properties	~~135~~137
~~SECTION~~Section 8.9	Use of Proceeds	~~135~~137
~~SECTION~~Section 8.10	Compliance with Environmental Laws	~~136~~137
~~SECTION~~Section 8.11	Covenant to Guarantee Obligations and Give Security	~~136~~137
~~SECTION~~Section 8.12	Cash Receipts	~~138~~139
~~SECTION~~Section 8.13	Further Assurances and Post-Closing Covenants	~~140~~141
~~ARTICLE IX~~ Article IX	~~NEGATIVE COVENANTS~~ Negative Covenants	~~141~~143
~~SECTION~~Section 9.1	Liens	~~141~~143
~~SECTION~~Section 9.2	Investments	~~145~~143

~~(CONTINUED)~~
(continued)
Page

~~SECTION~~Section 9.3	Indebtedness	~~148~~149
~~SECTION~~Section 9.4	Fundamental Changes	~~152~~154
~~SECTION~~Section 9.5	Dispositions	~~154~~155
~~SECTION~~Section 9.6	Restricted Payments	~~157~~159
~~SECTION~~Section 9.7	Change in Nature of Business	~~161~~162
~~SECTION~~Section 9.8	Transactions with Affiliates	~~161~~162
~~SECTION~~Section 9.9	Burdensome Agreements	~~162~~164
~~SECTION~~Section 9.10	[Reserved]	~~164~~165
~~SECTION~~Section 9.11	Accounting Changes	~~164~~165
~~SECTION~~Section 9.12	Prepayments, Etc. of Indebtedness	~~164~~166
~~SECTION~~Section 9.13	Holdings	~~165~~166
~~ARTICLE X~~ Article X	~~EVENTS OF DEFAULT~~Events of Default AND REMEDIES	~~166~~167
~~SECTION~~Section 10.1	Events of Default	~~166~~167
~~SECTION~~Section 10.2	Remedies upon Event of Default	~~169~~170
~~SECTION~~Section 10.3	Application of Funds	~~170~~171
~~SECTION~~Section 10.4	Company’s Right to Cure	~~171~~173
~~SECTION~~Section 10.5	Actions in Respect of Letters of Credit; Cash Collateral	~~172~~174
~~ARTICLE XI~~ Article XI	~~THE ADMINISTRATIVE AGENT~~The Administrative Agent AND OTHER AGENT	~~173~~176
~~SECTION~~Section 11.1	Appointment and Authority of the Administrative Agent	~~173~~176
~~SECTION~~Section 11.2	Rights as a Lender	~~174~~176
~~SECTION~~Section 11.3	Exculpatory Provisions	~~175~~176
~~SECTION~~Section 11.4	Reliance by the Administrative Agent	~~176~~177
~~SECTION~~Section 11.5	Delegation of Duties	~~176~~177
~~SECTION~~Section 11.6	Resignation of Administrative Agent or Collateral Agent	~~177~~178
~~SECTION~~Section 11.7	Non-Reliance on Administrative Agent and Other Lenders; Disclosure of Information by Agents	~~179~~180
~~SECTION~~Section 11.8	No Other Duties; Other Agents, Arrangers, Managers, Etc.	~~179~~180
~~SECTION~~Section 11.9	ABL Intercreditor Agreement	~~179~~180
~~SECTION~~Section 11.10	Administrative Agent May File Proofs of Claim	~~179~~181
~~SECTION~~Section 11.11	Collateral and Guaranty Matters	~~180~~181

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(continued)
Page

~~SECTION~~Section 11.12	Appointment of Supplemental Administrative Agents	~~181~~182
~~SECTION~~Section 11.13	Secured Cash Management Agreements and Secured Hedge Agreements	~~182~~185
~~SECTION~~Section 11.14	Indemnification of Agents	~~183~~185
~~ARTICLE XII~~ Article XII	~~MISCELLANEOUS~~ Miscellaneous	~~184~~187
~~SECTION~~Section 12.1	Amendments, Etc.	~~184~~187
~~SECTION~~Section 12.2	Successors and Assigns	~~187~~188
~~SECTION~~Section 12.3	Attorney Costs and Expenses	~~193~~194
~~SECTION~~Section 12.4	Indemnification by the Borrower	~~194~~195
~~SECTION~~Section 12.5	[Reserved]	~~196~~197
~~SECTION~~Section 12.6	Right of Setoff	~~196~~197
~~SECTION~~Section 12.7	Sharing of Payments	~~196~~197
~~SECTION~~Section 12.8	Notices and Other Communications; Facsimile Copies	~~197~~198
~~SECTION~~Section 12.9	No Waiver; Cumulative Remedies	~~199~~200
~~SECTION~~Section 12.10	Judgment Currency	~~199~~200
~~SECTION~~Section 12.11	Binding Effect	~~200~~201
~~SECTION~~Section 12.12	[Reserved]	~~200~~201
~~SECTION~~Section 12.13	Governing Law; Submission to Jurisdiction; Service of Process	~~200~~201
~~SECTION~~Section 12.14	Waiver of Jury Trial	~~201~~202
~~SECTION~~Section 12.15	Marshaling; Payments Set Aside	~~201~~202
~~SECTION~~Section 12.16	[Reserved]	~~202~~203
~~SECTION~~Section 12.17	Counterparts; Integration; Effectiveness	~~202~~203
~~SECTION~~Section 12.18	Electronic Execution of Assignments and Certain Other Documents	~~202~~205
~~SECTION~~Section 12.19	Confidentiality	~~202~~205
~~SECTION~~Section 12.20	Use of Name, Logo, etc.	~~204~~205
~~SECTION~~Section 12.21	USA PATRIOT Act Notice	~~204~~205
~~SECTION~~Section 12.22	Reserved	~~204~~205
~~SECTION~~Section 12.23	No Advisory or Fiduciary Responsibility	~~204~~205
~~SECTION~~Section 12.24	Severability	~~205~~206
~~SECTION~~Section 12.25	Survival of Representations and Warranties	~~205~~206

v

(~~CONTINUED~~)
(continued)

Page

~~SECTION~~Section 12.26	Lender Action	~~205~~206
~~SECTION~~Section 12.27	Interest Rate Limitation	~~205~~206
~~SECTION~~Section 12.28	ABL Intercreditor Agreement	~~206~~207

~~(CONTINUED)~~

(continued)

Page

Section 12.29	Contractual Recognition of Bail-In.	207

SCHEDULES

Schedule I	-	Revolving Credit Commitments
Schedule II	-	Guarantors
Schedule 1.1A	-	Certain Security Interests and Guarantees
Schedule 1.1D	-	Mortgaged Properties
Schedule 1.1E	-	Credit Card Agreements
Schedule 1.1F	-	Existing Letters of Credit
Schedule 5.6	-	Litigation
Schedule 5.8	-	Real Property Liens
Schedule 5.9	-	Environmental Matters
Schedule 5.11(a)	-	ERISA Compliance
Schedule 5.12	-	Subsidiaries and Other Equity Investments
Schedule 8.12	-	Deposit Accounts
Schedule 9.1(b)	-	Existing Liens
Schedule 9.2(f)	-	Existing Investments
Schedule 9.3(b)	-	Existing Indebtedness
Schedule 9.8	-	Transactions with Affiliates
Schedule 9.9	-	Burdensome Agreements
Schedule 12.8	-	Administrative Agent’s Office, Certain Addresses for Notices

(CONTINUED)

EXHIBITS

Exhibit A	-	Form of Assignment and Assumption
Exhibit B	-	Form of Revolving Credit Note
Exhibit C	-	Form of Notice of Borrowing
Exhibit D	-	Form of Swing Loan Request
Exhibit E	-	Form of Letter of Credit Request
Exhibit F	-	Form of Notice of Conversion or Continuation
Exhibit G	-	Form of Guaranty
Exhibit H	-	Form of Security Agreement
Exhibit I	-	Form of Borrowing Base Certificate
Exhibit J	-	Form of ABL Intercreditor Agreement
Exhibit K	-	Form of Intercompany Subordination Agreement
Exhibit L	-	Form of Solvency Certificate
Exhibit M	-	[Reserved]
Exhibit N	-	Form of Non-Bank Certificate
Exhibit O	-	Form of Compliance Certificate
Exhibit P	-	Form of Credit Card Notification
Exhibit Q	-	Form of Customs Broker Agreement

This ABL CREDIT AGREEMENT ( “Agreement”) is entered into as of October 20, 2014, among MATTRESS HOLDING CORP., a Delaware corporation (the “Borrower”), MATTRESS HOLDCO, INC., a Delaware corporation (“Holdings”), BARCLAYS BANK PLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

Pursuant to the Original Purchase Agreement (as this and other capitalized terms used in these preliminary statements are defined in Section 1.1 below), Mattress Firm, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Borrower, ~~will acquire~~acquired on the Effective Date one hundred percent (100%) of the issued and outstanding shares of capital stock of The Sleep Train, Inc., a California corporation (the “Effective Date Acquisition”).

~~The~~On the Effective Date, the Borrower ~~has~~ requested that, substantially simultaneously with the consummation of the Effective Date Acquisition, (i) the Lenders extend credit to the Borrower in the form of Revolving Credit Commitments on the Effective Date in an initial aggregate principal amount of $125,000,000 pursuant to this Agreement, and (ii) certain other lenders extend credit to the Borrower in the form of a Term Facility in an initial aggregate principal amount of $720,000,000 pursuant to the Term Facility Credit Agreement.

On the Effective Date, borrowings under the Term Facility and the Revolving Credit Commitments ~~will be~~were used to (i) finance the repayment of all amounts outstanding under the Existing Credit Agreement (collectively, the “Refinancing”), (ii) consummate the Effective Date Acquisition (including to repay certain debt of The Sleep Train, Inc. and its subsidiaries) and (iii) pay the Transaction Expenses.

The ~~proceeds of Revolving Loans made after the Effective Date will be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including the financing of Permitted Acquisitions. Swing Loans and Letters of Credit will be used for general corporate purposes of the Borrower and its Subsidiaries.~~Lenders are willing to continue to maintain the loans previously made by them and to make certain loans and other extensions of credit and Issuers are willing to continue the letters of credit previously issued by them and to continue to issue letters of credit, in each case, to the Borrower and the other Loan Parties of up to such amounts upon the terms and conditions set forth herein and in Amendment No. 1.

~~The applicable Lenders have indicated their willingness to lend, and the Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.~~All Schedules, Exhibits and other attachments to the Original Credit Agreement, expressly identified in the Original Credit Agreement, hereto, or expressly identified to this Agreement, are incorporated (in each case, as amended) herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These preliminary statements shall be construed as part of this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

SECTION 1.1                     Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“2016 Additional Lenders” has the meaning assigned to such term in Amendment No. 1.

“ABL Intercreditor Agreement” means the intercreditor agreement dated as of the ~~date hereof~~Effective Date among the Loan Parties, the Administrative Agent, the Collateral Agent and the Term Facility Administrative Agent, substantially in the form attached as Exhibit J hereto, as amended, restated, supplemented or otherwise modified from time to time in accordance therewith and herewith.

“Account” has the meaning given to such term in Article 9 of the UCC.

“Account Debtor” has the meaning given to such term in Article 9 of the UCC.

“ACH” means automated clearing house transfers.

“Acquired Indebtedness” means, with respect to any specified Person,

(a)                                 Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, (but excluding Indebtedness incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person), and

(b)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

~~“Acquisition” has the meaning specified in the preliminary statements to this Agreement.~~

“Additional Lender” has the meaning specified in Section 2.15.

“Adjusted EBITDA” means, with respect to any Person for any period, the sum, without duplication, of (a) Consolidated EBITDA of such Person for such period, plus (b) Annualized EBITDA for New Stores of such Person for such period, minus (c) Actual Fiscal Month EBITDA for New Stores of such Person for such period; provided, that the difference of (b) minus (c) for any period shall not exceed 15% of Adjusted EBITDA for such period.

For purposes of this definition, (a) “Annualized EBITDA for New Stores” means the sum of the Annualized EBITDA for each New Store, calculated on a New Store by New Store basis in accordance with the following formula:

Annualized EBITDA for each New Store equals (a) Actual Fiscal Month EBITDA multiplied by (b) the applicable Annualization Factor.

where:

“Actual Fiscal Month EBITDA” means, with respect to any New Store, the sum of the amount of Consolidated EBITDA of such New Store for each Included Month.

“Included Month” for any New Store means, in respect of any period, each fiscal month during which such New Store was in operation for at least one day.

“Annualization Factor” means (i) with respect to each New Store, twelve (12) divided by a whole number equal to the number of Included Months (but not greater than eleven (11)). For example, (i) a New Store that has been in operation during the measurement period for four (4) fiscal months shall have an Annualization Factor of 3 (or 12 ÷ 4) and (ii) a New Store that has been in operation during the measurement period for four (4) months and ten (10) days shall have an Annualization Factor of 2.40 (or 12 ÷ 5); and

(b) “Actual Fiscal Month EBITDA for New Stores” means, for any period, the sum of the Actual Fiscal Month EBITDA for each New Store during such period.

Notwithstanding anything to the contrary contained herein, for purposes of determining Adjusted EBITDA under this Agreement for any period that includes any of the fiscal quarters ended October 29, 2013, January 28, 2014, April 29, 2014 and July 29, 2014, Adjusted EBITDA for such fiscal quarters shall be $74,804,000, $48,750,000, $48,756,000 and $60,718,000, respectively, in each case, as may be subject to addbacks and adjustments (without duplication) for the applicable Test Period pursuant to (x) this definition of “Adjusted EBITDA” with respect to any New Store that becomes a New Store prior to, on or after the Effective Date, (y) clause (vi) of the definition of “Consolidated EBITDA” and (z) Section 1.9(c). For the avoidance of doubt, Adjusted EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.9.

“Adjusted Eurocurrency Rate” means, as to any Eurocurrency Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the Eurocurrency Rate for such Interest Period divided by (b) one minus the Eurocurrency Reserve Percentage.

“Adjustment Date” means the first day of each February, May, August and November, as applicable; provided, that the first Adjustment Date shall be February 1, 2015.

“Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 12.8, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For the avoidance of doubt, none of the Arrangers, the Agents or their respective lending affiliates or any entity acting as an Issuer hereunder shall be deemed to be an Affiliate of Holdings, the Borrower or any of their respective Subsidiaries.

“Agent Fee Letter” means the Agent Fee Letter dated as of the ~~date hereof~~Effective Date, among the Borrower and the Administrative Agent.

“Agent Parties” has the meaning specified in Section 12.8(d).

“Agent-Related Distress Event” means, with respect to the Administrative Agent, Collateral Agent or any Person that directly or indirectly Controls the Administrative Agent or Collateral Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent, Collateral Agent or any Person that directly or indirectly Controls the Administrative Agent or Collateral Agent by a Governmental Authority or an instrumentality thereof.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, attorney-in-fact, partners, trustees and advisors of such Persons and of such Persons’ Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, each Co-Manager and the Supplemental Administrative Agents (if any) and the Arrangers.

“Aggregate Commitments” means the Revolving Credit Commitments of all the Lenders.

“Aggregate Letter of Credit Sublimit” means the lesser of (a) $60,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments.

“Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof (including, without limitation, pursuant to Amendment No. 1).

“Agreement Currency” has the meaning specified in Section 12.10.

“Amendment No. 1” has the meaning specified in the preliminary statements to this Agreement.

“Amendment No. 1 Effective Date” has the meaning specified in Amendment No. 1 to which this Agreement is attached as Exhibit A.

“Amendment No. 1 Effective Date Arrangers” means Barclays Bank PLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, N.A. and Wells Fargo Bank, National Association, each in its capacity as a joint bookrunner and a joint lead arranger under this Agreement.

“Amendment No. 1 Effective Date Co-Managers” means each of KeyBank National Association, SunTrust Robinson Humphrey, Inc., ZB, N.A. d/b/a Amegy Bank, Cadence Bank, N.A. and Regions Bank, each in its capacity as a co-manager under this Agreement.

“Amendment No. 1 Joinder Agreement” means the joinder agreement, dated the Amendment No. 1 Effective Date, by and among the Borrower, the Administrative Agent, the 2016 Additional Lenders.

“Amendment No. 1 Transactions” has the meaning specified in the preliminary statements to this Agreement.

“Annual Financial Statements” means the audited consolidated balance sheets of Parent as of January 28, 2014 and January 29, 2013, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for Parent for the Fiscal Years then ended, accompanied by unaudited consolidating information that explains in reasonable detail the differences between the information relating to Parent, on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand.

“Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity”.

“Applicable Rate” means a percentage per annum equal to (a) until the end of the first full Fiscal Quarter ending after the Effective Date, (i) for Eurocurrency Rate Loans, 1.50%, (ii) for Base Rate Loans, 0.50% and (iii) for Letter of Credit fees, 1.50%, and (b) thereafter, the following percentages per annum, based upon Average Historical Excess Availability as of the most recent Adjustment Date:

Average Historical Excess	Applicable Rate for
Availability as a percentage	Eurocurrency Loans and	Applicable Rate for
of Maximum Credit	Letter of Credit Fees	Base Rate Loans
> ~~66~~40%	1.25%	0.25%

< ~~66% but > 33~~40%	1.50%	0.50%

~~< 33%~~	~~1.75 %~~	~~0.75 %~~

The Applicable Rate shall be adjusted quarterly in accordance with the table above on each Adjustment Date for the period beginning on such Adjustment Date based upon the Average Historical Excess Availability as the Administrative Agent shall determine in good faith within ten (10) Business Days after such Adjustment Date. Any increase or decrease in the Applicable Rate resulting from a change in the Average Historical Excess Availability shall become effective as of the first Business Day immediately following the Adjustment Date.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Lender to make Loans and the obligation of the Issuers to make L/C Credit Extensions have been terminated pursuant to Section 10.2 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule I or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Unused Commitment Fee Rate” means, for any day, a percentage per annum equal to ~~(a) initially, 0.375% per annum and (b) following the end of the first full Fiscal Quarter ending after the Effective Date, the following percentages per annum of the Aggregate Commitments, based upon Average Revolving Loan Utilization as of the most recent Adjustment Date:~~

~~Average Revolving Loan~~
~~Utilization~~	~~Unused Commitment Fee~~
~~< 50%~~	~~0.375~~	~~%~~
~~> 50%~~	~~0.25~~	~~%~~

~~The Applicable Unused Commitment Fee Rate shall be adjusted quarterly on each Adjustment Date for the period beginning on such Adjustment Date based upon the Average Revolving Loan Utilization as the Administrative Agent shall determine in good faith within ten (10) Business Days after such Adjustment Date in accordance with the table above~~0.25% per annum.

“Approved Bank” means any commercial bank that is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and

Development, is a member of the Federal Reserve System and has combined capital and surplus of not less than $500,000,000 in the case of U.S. domestic banks and $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks.

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Account Bank” means a financial institution at which the Borrower or a Guarantor maintains an Approved Deposit Account.

“Approved Deposit Account” means each Deposit Account in respect of which a Loan Party shall have entered into a Deposit Account Control Agreement.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Approved Securities Account” means each Securities Account in respect of which the Borrower or any Subsidiary Guarantor shall have entered into a Securities Account Control Agreement.

“Approved Securities Intermediary” means a securities intermediary at which the Borrower or a Subsidiary Guarantor maintains an Approved Securities Account.

“Arrangers” means ~~Barclays Bank PLC, Bank of America, N.A., J.P. Morgan Securities LLC and UBS Securities LLC, each in its capacity as a joint bookrunner and a joint lead arranger under this Agreement.~~ individually and collectively, the Effective Date Arrangers and the Amendment No. 1 Effective Date Arrangers.

“Asset Sale Proceeds Pledged Account” means an account held at, and subject to the sole dominion and control of, the collateral agent under the Term Facility Credit Agreement, in which the proceeds from any Disposition of non-Current Asset Collateral is held pending reinvestment pursuant to the Term Facility Credit Agreement.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Attorney Costs” means all reasonable and documented or invoiced, fees, costs, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, subject to the second paragraph of Section 1.3, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Availability Reserves” means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral or (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, the Collateral or the validity or enforceability of this Agreement or the other Loan Documents or any material remedies of the Secured Parties hereunder or thereunder; provided that (1) circumstances, conditions, events or contingencies existing or arising prior to the Effective Date and, in each case, disclosed in writing in any field examination or appraisal delivered to the Administrative Agent in connection herewith prior to the Effective Date shall not be the basis for any establishment of any reserves after the Effective Date, unless such circumstances, conditions, events or contingencies shall have changed (including, for the avoidance of doubt, decreases in product margins, increases in accrued commissions as a percentage of sales on which such commissions are earned, and other changes that adversely impact the ability of any Loan Party or any of their respective Restricted Subsidiaries to pay amounts due in respect of accrued commissions) in a material respect since the Effective Date and (2) without limiting the right of Administrative Agent to establish any other Availability Reserve as set forth herein, the establishment or increase of Designated Reserves shall not be limited by the preceding clause (1) if (i) the Fixed Charge Coverage Ratio for the most recently ended Test Period for which a Compliance Certificate and the related financial statements have been delivered shall be less than 1.00 to 1.00, (ii) the Total Net Leverage Ratio as of the end of the most recently ended Test Period for which a Compliance Certificate and the related financial statements have been delivered shall be greater than 5.00 to 1.00; (iii) from and after the time when Borrower ceases to have Excess Availability of at least $15,000,000 and ending on the date Excess Availability shall have been equal to or greater than $15,000,000, in each case, for thirty (30) consecutive calendar days; or (iv) an Event of Default has occurred and is continuing (any of the events described in clauses (i), (ii), (iii) or (iv), a “Designated Reserve Trigger Event”); provided, further that in the case of the establishment or increase in any Designated Reserves due to the occurrence of a Designated Reserve Trigger Event (other than a Designated Reserve Trigger Event described above in clause (iv)), the establishment or increase of such Designated Reserve shall be implemented in equal increments (i.e., one-third increments) over the next three (3) succeeding fiscal months on the 15th Business Day of each such month. Without limiting the generality of the foregoing, Availability Reserves may include reserves based on: (i) rent; provided that such Availability Reserves shall be limited to an amount not to exceed the sum of (x) past due rent for all of the Borrower’s and the Subsidiary Guarantors’ leased locations plus (y) (A) ~~two~~one (~~2~~1) ~~months’~~month’s rent for all of the Borrower’s and the Subsidiary Guarantors’ leased locations located in the states of Washington, Virginia, Pennsylvania and all other Landlord Lien States or (B) one (1) month’s rent for all of the Borrower’s and the Subsidiary Guarantors’ leased locations located in any other state that are distribution centers and warehouses, in each case, with respect to which the Administrative Agent has not received a Collateral Access Agreement in form and substance reasonably satisfactory to the Administrative Agent; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, ad valorem, real estate, personal property, sales, and other Taxes which have priority over the interests of the Collateral Agent in the Current Asset Collateral; (iv) salaries, wages and benefits due to employees of the Borrower which have priority over the interests of the Collateral Agent in the Current Asset Collateral, (v) Customer Credit Liabilities; (vi) warehousemen’s or bailee’s charges and other Liens permitted under Section 9.1 which have priority over the interests of the Collateral Agent in the Current Asset Collateral; (vii) reserves in respect of Cash Management Obligations, provided that reserves of the type described in this clause (vii) in respect of such Cash Management Obligations shall require the consent of the Borrower;~~(1)~~ (viii) reserves in respect of Obligations in respect of Secured Hedge Agreements, provided that, if such Obligations in respect of Secured Hedge Agreements shall constitute Specified Secured Hedge Obligations, then reserves of the type described in this clause (viii) shall require the consent of the Borrower; (ix) subject to the

~~(1) Note to draft: reserves should not be necessary in any case as these obligations (and Specified Secured Hedge Agreements) are subordinated in the payment waterfall.~~

limitations set forth above, customer deposit and similar reserves and (x) additional reserves in the Administrative Agent’s Permitted Discretion.

“Average Historical Excess Availability” means, at any Adjustment Date, the average daily Excess Availability for the three month period immediately preceding such Adjustment Date (or, in the case of the first Adjustment Date, the period from and including the Effective Date through the date immediately preceding such first Adjustment Date).

“Average Revolving Loan Utilization” means, at any Adjustment Date, the average daily aggregate Revolving Credit Exposure (excluding any Revolving Credit Exposure resulting from any outstanding Swing Loans) for the three month period immediately preceding such Adjustment Date (or, in the case of the first Adjustment Date, the period from and including the Effective Date through the date immediately preceding such first Adjustment Date), divided by the Aggregate Commitments at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Barclays” means Barclays Bank PLC, acting in its individual capacity, and its successors and assigns.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate (but not less than zero) plus 1/2 of 1%, (b) the rate of interest ~~in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate”~~last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), and (c) the Adjusted Eurocurrency Rate on such day for an Interest Period of one (1) month plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day)~~. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change~~; provided that Base Rate shall not be less than zero.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time).

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Borrower.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 7.2.

“Borrowing” means a borrowing consisting of Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurocurrency Rate Loans, having the same Interest Period.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)                                 the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate; plus

(b)                                 the face amount of Eligible Accounts multiplied by the Eligible Accounts Advance Rate; plus

(c)                                  the Net Recovery Percentage of Eligible Inventory, multiplied by the Inventory Advance Rate multiplied by the Cost of Eligible Inventory, net of Inventory Reserves attributable to Eligible Inventory; plus

(d)                                 the Net Recovery Percentage of Eligible In-Transit Inventory multiplied by the In-Transit Advance Rate, multiplied by the Cost of Eligible In-Transit Inventory, net of Inventory Reserves attributable to Eligible In-Transit Inventory, provided that such amount shall not exceed 10% of Eligible Inventory; plus

(d)                                 100% of Qualified Cash; minus

(e)                                  the then amount of all Availability Reserves.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 7.4, as adjusted to give effect to Reserves following such delivery; provided, that such Reserves shall not be established or changed except upon not less than three (3) Business Days’ notice to the Borrower (during which period the Administrative Agent shall be available to discuss any such proposed Reserve or change with the Borrower and the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or change no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent); provided further that no such prior notice shall be required for changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserves in accordance with the methodology of calculation previously utilized (such as, but not limited to, rent and Customer

Credit Liabilities). The amount of any Reserve established by the Administrative Agent, and any change in the amount of any Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change (including for the avoidance of doubt, reasonable efforts by the Administrative Agent to reduce or eliminate any Reserve for which the related event, condition or other matter giving rise to such established or increased Reserve no longer exists or is continuing). Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of Eligible Account, Eligible Credit Card Receivables, Eligible In-Transit Inventory, Eligible Inventory, Qualified Cash or any other Reserve then established.

“Borrowing Base Certificate” means a certificate of the Borrower substantially in the form of Exhibit I.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, in New York City, New York and if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurocurrency market.

“Canadian Dollars” means Canadian dollars, the lawful currency of Canada.

“Capital Expenditures” means, for any period, the aggregate of (a) all amounts that would be reflected as additions to property, plant or equipment on a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries in accordance with GAAP and (b) the value of all assets under Capitalized Leases incurred by the Borrower and its Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay the Loans pursuant to Section 2.9(b), (iv) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for, or reimbursed to the Borrower or any Restricted Subsidiary in cash or Cash Equivalents, by a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation (other than rent) in respect of such expenditures to such Person or any other Person (whether before, during or after such period), (v) expenditures to the extent constituting any portion of a Permitted Acquisition, (vi) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (A) used or surplus equipment traded in at the time of such purchase and (B) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the Ordinary Course of Business, (vii) expenditures relating to the construction, acquisition, replacement, reconstruction, development, refurbishment, renovation or improvement of any property which has been transferred to a Person other than the Borrower or a Restricted Subsidiary during the same Fiscal Year in which such expenditures were made pursuant to a sale-leaseback transaction to the extent of the cash proceeds received by the Borrower or such Restricted Subsidiary pursuant to such sale-leaseback transaction or (viii) expenditures financed with the proceeds of an issuance of Equity Interests of the Borrower or a capital contribution to the Borrower or Indebtedness permitted to be incurred hereunder.

“Capitalized Lease Obligation” means, subject to the second paragraph of Section 1.3, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means, subject to the second paragraph of Section 1.3, all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, an Issuer or the Swing Loan Lender (as applicable) and the Lenders, as collateral for Letter of Credit Obligations, Obligations in respect of Swing Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash (which the applicable Issuer may require to be in the same currency as the relevant Letter of Credit) or deposit account balances or, if the applicable Issuer or Swing Loan Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case in an amount (taking into account potential currency fluctuations) and pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable Issuer or the Swing Loan Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Dominion Period” means (a) each period beginning on the date that Specified Excess Availability shall have been less than the greater of (x) ~~12.5~~10% of the Maximum Credit and (y) $~~12,500,000,~~17,500,000, in either case, for five (5) consecutive Business Days, and ending on the date Excess Availability shall have been equal to or greater than the greater of (x) ~~12.5~~10% of the Maximum Credit and (y) $~~12,500,000,~~17,500,000, in each case, for thirty (30) consecutive calendar days or (b) upon the occurrence of a Specified Event of Default, the period that such Specified Event of Default shall be continuing.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(a)                                 Dollars, pounds sterling, yen, Euros or Canadian Dollars;

(b)                                 in the case of any Foreign Subsidiary that is a Restricted Subsidiary or any jurisdiction in which the Borrower or its Restricted Subsidiaries conducts business, such local currencies held by it from time to time in the Ordinary Course of Business and not for speculation;

(c)                                  readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(d)                                 certificates of deposit, time deposits and eurocurrency time deposits with maturities of 12 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding 24 months and overnight bank deposits, in each case with any Approved Bank;

(e)                                  repurchase obligations for underlying securities of the types described in clauses (c) and (d) above or clause (g) below entered into with any Approved Bank;

(f)                                   commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 12 months after the date of acquisition thereof;

(g)                                  marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(h)                                 readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 12 months or less from the date of acquisition;

(i)                                     Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(j)                                    Investments, classified in accordance with GAAP as Consolidated Current Assets of the Borrower or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by an Approved Bank, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (a) through (i) of this definition; and

(k)                                 investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (j) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (k) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (k) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above, provided that such amounts are converted into Dollars as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Bank” means any Person that is a Lender or an Affiliate of a Lender at the time it provides any Cash Management Services, whether or not such Person subsequently ceases to be a Lender or an Affiliate of a Lender.

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of or in connection with any Cash Management Services and designated by the Cash Management Bank and the Borrower in writing to the Administrative Agent as “Cash Management Obligations”.

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Cash Receipts” shall have the meaning specified in Section 8.12.

“Cash Taxes” means, with respect to any Test Period, all taxes paid or payable in cash by the Borrower and its Restricted Subsidiaries during such period.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any Domestic Subsidiary that has no material assets other than, directly or indirectly, equity interests (or equity interests and indebtedness) of one or more Foreign Subsidiaries that are CFCs or any other Domestic Subsidiary that itself is a CFC Holdco.

“Change in Law” means the occurrence after the date of this Agreement (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary (i) the

Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case arising under clauses (i) or (ii) be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the earliest to occur of:

(a)                                 (1) any Person (other than a Permitted Holder) or (2) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of Equity Interests representing more than forty percent (40%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of Holdings beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of Holdings; or

(b)                                 any “Change of Control” (or any comparable term) in any document pertaining to the Term Facility; or

(c)                                  the Borrower ceases to be a direct wholly owned Subsidiary of Holdings.

“Class” means (i) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “fungibility”)); provided that such Commitments or Loans may be designated in writing by the Borrower and Lenders holding such Commitments or Loans as a separate Class from other Commitments or Loans that have the same terms and conditions and (ii) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class.

“Co-Managers” means ~~each of KeyBank National Association, SunTrust Robinson Humphrey, Inc., Amegy Bank National Association and Cadence Bank, N.A., each in its capacity as a co-manager under this Agreement.~~individually and collectively, the Effective Date Co-Managers and the Amendment No. 1 Effective Date Co-Managers.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document and shall include the Mortgaged Properties.

“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Administrative Agent executed by, as the case may be, (a) a bailee or other Person in possession of Collateral, and (b) any landlord of any premises leased by any Loan Party, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such premises, (iii) agrees to provide the Collateral Agent with access to the Collateral held by such bailee or other Person or located in or on such premises for the purpose of conducting field examinations, appraisals or Liquidation and (iv) makes such other agreements with the Collateral Agent as the Administrative Agent may reasonably require.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)                                 the Collateral Agent shall have received each Collateral Document required to be delivered on the Effective Date pursuant to Section 4.1(a)(iv) or pursuant to Section 8.11, Section 8.12 or Section 8.13 at such time, subject, in each case, to the limitations and exceptions of this Agreement and the Collateral Documents, duly executed by each Loan Party thereto;

(b)                                 all Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) shall have been unconditionally guaranteed by (i) Holdings and each Restricted Subsidiary of the Borrower that is a wholly owned Material Domestic Subsidiary and not an Excluded Subsidiary including those Subsidiaries that are listed on Schedule II hereto (each, a “Guarantor”) and (ii) any Subsidiary of the Borrower that Guarantees any Indebtedness incurred by the Borrower pursuant to the Term Facility, or any Junior Financing, Incremental Equivalent Debt or Refinancing Equivalent Debt (or, in each case, any Permitted Refinancing thereof) shall be a Guarantor hereunder;

(c)                                  the Obligations and the Guaranty shall have been secured by a first-priority security interest (subject to Liens permitted by Section 9.1) in (i) all the Equity Interests of the Borrower, (ii) all Equity Interests of each Restricted Subsidiary that is a Domestic Subsidiary (other than a Restricted Subsidiary described in the following clause (iii)(A)) that is directly owned by the Borrower or any Subsidiary Guarantor and (iii) 65% of the issued and outstanding Equity Interests directly owned by the Borrower or by any Subsidiary Guarantor of (A) each Restricted Subsidiary that is a CFC Holdco and (B) each Restricted Subsidiary that is a Foreign Subsidiary; provided that any such security interests in Collateral shall be subject to the terms of the ABL Intercreditor Agreement;

(d)                                 except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 9.1, or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected first-priority security interest (to the extent such security interest may be perfected by delivering certificated securities, filing financing statements under the UCC or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in substantially all tangible and intangible personal property of the Borrower and each Guarantor (including accounts, Inventory, equipment, investment property, contract rights, applications and registrations of intellectual property filed in the United States, other general intangibles, and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents, in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents; provided that any such security interests in Collateral shall be subject to the terms of the ABL Intercreditor Agreement;

(e)                                  the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property listed on Schedule 1.1D or required to be delivered pursuant to Sections 8.11 and 8.13(b) (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid Lien on the property described therein (the “Mortgage Policies”), free of any other Liens except as expressly permitted by Section 9.1, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, (iii) surveys sufficient for the title insurance company to remove all standard survey exceptions from the title insurance policy relating to each Mortgaged Property and issue survey-related endorsements to the extent available and reasonably requested by the Collateral Agent, (iv) such existing abstracts and appraisals and such customary legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgaged Property and (v) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto if any improvements on such Mortgaged Property are located in an area designated as a “special flood hazard area”) and evidence of flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require and in any event no less than the amount required by Flood Insurance Laws, if at any time the area in which any improvements located on any Mortgaged Property is designated a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the Flood Insurance Laws.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to any Excluded Assets.

The Collateral Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents. Notwithstanding any provision of any Loan Document to the contrary, if a mortgage tax or any similar tax or charge will be owed on the entire amount of the Obligations evidenced hereby, then the amount secured by the applicable Mortgage shall be limited to 100% of the fair market value of the Mortgaged Property at the time the Mortgage is entered into if such limitation results in such mortgage tax or similar tax or charge being calculated based upon such fair market value.

No actions in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests, including any intellectual property registered in any non-U.S. jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction). No actions shall be required with respect to Collateral requiring perfection through control agreements or perfection by “control” (as defined in the UCC) or possession, other than in respect of (i) certificated Equity Interests of the Borrower and Restricted Subsidiaries that are required to be pledged pursuant to the provisions of clause (c) of this definition of “Collateral and Guarantee Requirement” and not otherwise constituting an Excluded Asset, (ii) Pledged Debt to the extent required to be delivered to the Administrative Agent pursuant to the terms of the Security Agreement and (iii) Deposit Account Control Agreements to the extent required pursuant to Section 8.12; provided that none of the Indebtedness incurred under the Term Facility, Incremental Equivalent Debt, Junior Financing or Refinancing Equivalent Debt (or, in each case, any Permitted Refinancing thereof) shall be secured by any asset or property that is not Collateral.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, each of the collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Agents and the Lenders pursuant to Section 4.1(a)(iv), Section 8.11, Section 8.12 or Section 8.13, the Guaranty, each Lien Acknowledgment Agreement, the ABL Intercreditor Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit Q and which certificate shall in any event be a certificate of the chief financial officer, chief accounting officer or other Responsible Officer of the Borrower with equivalent duties with financial reporting responsibilities (a) certifying as to whether a Default has occurred and is continuing and, if applicable, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth a reasonably detailed calculation of the Fixed Charge Coverage Ratio and Total Net Leverage Ratio for the most recently completed Test Period, and (c) setting forth reasonably detailed calculations, in the case of financial statements delivered under Section 7.1, of the Net Cash Proceeds received during the applicable period by or on behalf of, Holdings or any of its Restricted Subsidiaries in respect of any Disposition subject to prepayment pursuant to Section 2.9.

“Concentration Account” has the meaning specified in Section 8.12(b).

“Consolidated Cash Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Adjusted EBITDA to (b) Consolidated Net Cash Interest Expense.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such

Person, including the amortization of intangible assets and deferred financing fees or costs for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)                                 except with respect to clauses (vi) and (viii) below, to the extent deducted (and not added back or excluded) in arriving at Consolidated Net Income, increased by (without duplication):

(i)                                     provision for taxes based on income or profits or capital, plus franchise or similar taxes and foreign withholding taxes, including penalties and interest related to such taxes or arising from any tax examinations, of such Person for such period, plus

(ii)                                  (A) total interest expense of such Person for such period and (B) bank fees and costs of surety bonds, plus

(iii)                               Consolidated Depreciation and Amortization Expense of such Person for such period, plus

(iv)                              any other non-cash expenses, charges and losses (including reserves, impairment charges or asset write-offs, write-offs of deferred financing fees, losses from investments recorded using the equity method, stock-based awards compensation expense) for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(v)                                 the amount of any minority interest expense deducted in calculating Consolidated Net Income, plus

(vi)                              (A) the amount of net cost savings, operating expense reductions and synergies related to the Transaction that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 18 months after the Effective Date (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions and (B) the amount of net cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other initiatives that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) no later than eighteen (18) months after the occurrence of such merger, other business combination, acquisition, divestiture, restructuring, cost savings initiative or other initiative (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that the aggregate amount of cost savings, operating expense reductions and synergies added pursuant to this clause (vi) for any period (excluding such amount of cost savings, operating expense reductions and synergies added pursuant to this clause (vi) attributable to acquisitions, dispositions and other transactions set forth in clause (B) above that have occurred prior to the Effective Date), when added to the aggregate amount of add backs made pursuant to Section 1.09(c), shall not exceed, after the Effective Date, 25% of Consolidated EBITDA for such period (calculated prior to giving effect to any adjustment pursuant to this clause (vi) or Section 1.09(c)), plus

(vii)                           the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing, plus

(viii)                        cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back, plus

(ix)                              any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests), plus

(x)                                 (1) Board of Directors expenses and (2) reimbursement of expenses paid in compliance with Section 9.8(g)(i), plus

(xi)                              restructuring costs (including restructuring costs related to acquisitions and to closure of facilities, and excess pension charges) and reserves, duplicative running costs, transition costs, pre-opening, opening, closing and consolidation costs for Stores, signing, retention and completion bonuses, costs associated with preparations for and implementation of compliance with the requirements of the Sarbanes-Oxley Act of 2002 and other Public Company Costs, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, systems establishment costs (including information technology systems) and implementation costs), project start-up costs and litigation settlements or losses and related expenses, plus

(xii)        any net loss from operations expected to be disposed or discontinued within twelve months after the end of such period,

(b)                                 decreased by (without duplication):

(i)                                     any non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition), plus

(ii)                                  any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase Consolidated EBITDA in such prior period, plus

(iii)                               any net gain from operations expected to be disposed or discontinued within twelve months after the end of such period.

“Consolidated Net Cash Interest Expense” means, for any period, the sum, without duplication, of

(i)                                     the cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under Swap Contracts, and

(ii)                                  any cash payments made during such period in respect of obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period;

provided that there shall be excluded from Consolidated Net Cash Interest Expense for any period:

(a)                                 deferred financing costs, debt issuance costs, commissions, fees (including amendment and contract fees) and expenses and, in each case, the amortization thereof, and any other amounts of non-cash interest,

(b)                                 the accretion or accrual of discounted liabilities and any prepayment premium or penalty during such period,

(c)                                  non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to FASB Accounting Standards Codification 815,

(d)                                 any cash costs associated with breakage in respect of hedging agreements for interest rates,

(e)                                  all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP,

(f)                                   Transaction Expenses,

(g)                                  annual agency fees paid to the Administrative Agent and to the Administrative Agent under the Term Facility Credit Agreement,

(h)                                 costs associated with obtaining Swap Contracts,

(i)                                     any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, acquisition accounting in connection with the Transaction or any acquisition,

(j)                                    the cash interest expense (or income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Net Cash Interest Expense, and

(k)                                 commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Financing.

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Net Cash Interest Expense for any period ending prior to the first anniversary of the Effective Date, Consolidated Net Cash Interest Expense shall (i) be an amount equal to actual Consolidated Net Cash Interest Expense from the Effective Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Effective Date through the date of determination and (ii) exclude the acquisition accounting effects described in clause (c) of the definition of Consolidated Net Income.

“Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt, minus (b) cash and Cash Equivalents (in each case, free and clear of all Liens, other than non-consensual Liens permitted by Section 9.1 and Liens permitted by Section 9.1(a), Section 9.1(b), Section 9.1(l)(iii), Section 9.1(n), Section 9.1 (o), Section 9.1(p), Section 9.1(s), clauses (i) and (ii) of Section 9.1(t), Section 9.1(y), Section 9.1(bb), Section 9.1(hh) and Section 9.1(ii)) included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date, excluding cash and Cash Equivalents which are listed as “Restricted” on such balance sheet.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(a)                                 any net after-tax extraordinary, non-recurring or unusual gains or losses (including all fees and expenses relating thereto), Transaction Expenses, relocation costs, integration costs, facility consolidation and closing costs (other than with respect to Stores), severance costs and expenses and one-time compensation charges, shall be excluded,

(b)                                 the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP,

(c)                                  effects of adjustments (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(d)                                 (i) any net after-tax income (loss) from disposed or discontinued operations and (ii) any net after-tax gains or losses on disposal of disposed, or discontinued operations shall be excluded,

(e)                                  any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Equity Interests of any Person other than in the Ordinary Course of Business, as determined in good faith by the Borrower, shall be excluded,

(f)                                   the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(g)                                  [reserved],

(h)                                 (i) any net unrealized gain or loss (after any offset) resulting in such period from obligations in respect of Swap Contracts and the application of Financial Accounting Standards Board Accounting Standards Codification 815 (Derivatives and Hedging), (ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including the net loss or gain (A) resulting from Swap Contracts for currency exchange risk and (B) resulting from intercompany Indebtedness) and all other foreign currency translation gains or losses to the extent such gain or losses are non-cash items, and (iii) any net after-tax income (loss) for such period attributable to the early extinguishment or conversion of (A) Indebtedness, (B) obligations under any Swap Contracts or (C) other derivative instruments, shall be excluded,

(i)                                     any impairment charge or asset write-off, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(j)                                    any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded,

(k)                                 to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded,

(l)                                     any non-cash (for such period and all other periods) compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs shall be excluded, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by, or to, management of the Borrower or any of its Restricted Subsidiaries in connection with the Transaction, shall be excluded,

(m)                             earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments shall be excluded,

(n)                                 any fees and expenses incurred during such period (including, without limitation, any premiums, make-whole or penalty payments), or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated on or prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460) shall be excluded, and

(o)                                 any expenses, charges or losses resulting from payments to, or on behalf of, holders of Equity Interests of Holdings (or any direct or indirect parent thereof) with respect to customary fees and expenses incurred by such holders in connection with any secondary offering of Equity Interests of Holdings (or any direct or indirect parent thereof) shall be excluded.

“Consolidated Senior Secured Net Debt” means, as of any date of determination, Consolidated Net Debt that is secured by a Lien on the Collateral.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition accounting in connection with the Transaction, any Permitted Acquisition or any other Investment permitted hereunder), consisting of Indebtedness for borrowed money, Attributable Indebtedness, and all Guarantees of Indebtedness of such type that is owed by a Person that is not the Borrower or a Restricted Subsidiary; provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) any Qualified Securitization Financing, (ii) any letter of credit, except to the extent of unreimbursed obligations in respect of drawn letters of credit (provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Debt until three (3) Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement shall be counted)) and (iii) obligations under Swap Contracts.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” has the meaning specified in Section 9.3(x).

“Cost” means the cost of purchases of Inventory determined according to the accounting policies used in the preparation of the Borrower’s financial statements.

“Covenant Trigger Event” means that Specified Excess Availability on any day is less than the greater of (i) $~~10,000,000~~17,500,000 and (ii) 10.0% of the Maximum Credit. For purposes hereof, the occurrence of a Covenant Trigger Event shall be deemed to be continuing until Specified Excess Availability is equal to or greater than the greater of (i) $~~10,000,000~~17,500,000 and (ii) 10.0% of the Maximum Credit, in each case, for thirty (30) consecutive days, in which case a Covenant Trigger Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Credit Card Advance Rate” means 90%.

“Credit Card Agreements” means all agreements now or hereafter entered into by the Borrower or any Guarantor for the benefit of the Borrower or a Subsidiary Guarantor, in each case with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 1.1E hereto.

“Credit Card Issuer” means any Person (other than the Borrower or a Guarantor) who issues or whose members issue credit cards, including MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including credit or debit cards issued by or through American Express Travel Related Services Company, Inc., Novus Services, Inc. and the Mattress Firm Card.

“Credit Card Notification” means, collectively, the notices to Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in substantially the form of Exhibit P and which Credit Card Notifications shall require the ACH or wire transfer no less frequently than each Business Day (and whether or not there are then any outstanding Obligations) to an Approved Deposit Account of all payments due from Credit Card Processors.

“Credit Card Processor” means any servicing or processing agent or any factor or financial intermediary, in each case, other than a Credit Card Issuer, who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to the Borrower’s or any Guarantor’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” means, collectively, but without duplication, (a) all present and future rights of the Borrower or any Guarantor to payment from any Credit Card Issuer (other than the issuer of the Mattress Firm Card), Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of the Borrower or any Guarantor to payment from any Credit Card Issuer (other than the issuer of the Mattress Firm Card), Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer (other than the issuer of the Mattress Firm Card) or Credit Card Processor under the Credit Card Agreements or otherwise, in each case above calculated net of prevailing interchange charges.

“Credit Extension” means each of the following: (a) a Borrowing and (b) a L/C Credit Extension.

“Cure Amount” has the meaning specified in Section 10.4(b).

“Current Asset Collateral” means all the “ABL Priority Collateral” as defined in the ABL Intercreditor Agreement.

“Customer Credit Liabilities” means, at any time, the aggregate remaining balance at such time of (a) outstanding gift certificates and gift cards of the Borrower entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory and (b) outstanding merchandise credits of the Borrower, in each case, net of any dormancy reserves maintained by the Borrower on its books and records in the Ordinary Course of Business consistent with past practices.

“Customs Broker Agreement” means an agreement in substantially the form attached hereto as Exhibit Q (or such other form as may be reasonably satisfactory to the Administrative Agent) among a Loan Party, a customs broker, freight forwarder or other carrier, and the Collateral Agent, in which the customs broker, freight forwarder or other carrier acknowledges that it has control over and holds the documents evidencing ownership of, or other shipping documents relating to, the subject Inventory or other property for the benefit of the Collateral Agent, and agrees, upon notice from the Collateral Agent (which notice shall be delivered only upon the occurrence and during the continuance of an Event of Default), to hold and dispose of the subject Inventory and other property solely as directed by the Collateral Agent.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to the outstanding principal amount of any Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.11) plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Loans, within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that any Lender that has failed to give such timely confirmation shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, ~~or (iii~~(iii) become the subject of a Bail-in Action or (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Deposit Account” means any checking or other demand deposit account maintained by the Loan Parties, including any “deposit accounts” under Article 9 of the UCC. All funds in such Deposit Accounts shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the Deposit Accounts, subject to the Security Agreement and the ABL Intercreditor Agreement.

“Deposit Account Control Agreement” has the meaning specified in Section 8.12(a).

“Designated Cash Equivalents” means funds maintained in a Deposit Account and items specified in clauses (d) and (i) of the definition of “Cash Equivalents”.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 9.5(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within one-hundred eighty (180) days following the consummation of the applicable Disposition).

“Designated Reserves” means Availability Reserves with respect to (i) customer deposits and (ii) accrued commissions.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale-Leaseback and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Cash Management Obligations or obligations under Secured Hedge Agreements) that are accrued and payable and the termination of the Revolving Credit Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the Letter of Credit Obligations

related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable Issuer or deemed reissued under another agreement reasonably acceptable to the applicable Issuer)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Cash Management Obligations or obligations under Secured Hedge Agreements) that are accrued and payable and the termination of the Revolving Credit Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the Letter of Credit Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable Issuer or deemed reissued under another agreement reasonably acceptable to the applicable Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided, that if such Equity Interests are issued pursuant to a plan for the benefit of future, current or former employees, directors, officers, members of management or consultants of Holdings (or any direct or indirect parent thereof), the Borrower or the Restricted Subsidiaries or by any such plan to such employees, directors, officers, members of management or consultants, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be permitted to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination of employment or service, as applicable, death or disability.

“Disqualified Institutions” means those Persons (the list of all such Persons, the “Disqualified Institutions List”) that are (i) identified in writing by the Borrower to the Effective Date Arrangers prior to September 11, 2014, (ii) competitors of the Borrower and its Subsidiaries (other than bona fide fixed income investors or debt funds) that are identified in writing by the Borrower from time to time or (iii) Affiliates of such Persons set forth in clauses (i) and (ii) above (in the case of Affiliates of such Persons set forth in clause (ii) above, other than bona fide fixed income investors or debt funds) that are either (a) identified in writing by the Borrower from time to time or (b) clearly identifiable on the basis of such Affiliate’s name; provided, that, to the extent Persons are identified as Disqualified Institutions in writing by the Borrower to the Administrative Agent after the Effective Date pursuant to clauses (ii) or (iii)(a), the inclusion of such Persons as Disqualified Institutions shall not retroactively apply to prior assignments or participations in respect of any Loan under this Agreement. Until the disclosure of the identity of a Disqualified Institution to the Lenders generally by the Administrative Agent, such Person shall not constitute a Disqualified Institution for purposes of a sale of a participation in a Loan (as opposed to an assignment of a Loan) by a Lender; provided, that no disclosure of the Disqualified Institutions List (or the identity of any Person that constitutes a Disqualified Institution) to the Lenders shall be made by the Administrative Agent without the prior written consent of the Borrower. Notwithstanding the foregoing, the Borrower, by written notice to the Administrative Agent, may from time to time in its sole discretion remove any entity from the Disqualified Institutions List (or otherwise modify such list to exclude any particular entity), and such entity removed or excluded from the Disqualified Institutions List shall no longer be a Disqualified Institution for any purpose under this Agreement or any other Loan Document.

“Disqualified Institutions List” has the meaning specified in the definition of “Disqualified Institutions”.

“Document” has the meaning set forth in Article 9 of the UCC.

“Documentary Letter of Credit” means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or a Guarantor in the ordinary course of its business.

“Dollars” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“~~Effective Date” has the meaning specified in Section 4.1.~~EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means October 20, 2014.

“Effective Date Acquisition” has the meaning specified in the preliminary statements to this Agreement.

“Effective Date Arrangers” means Barclays Bank PLC, Bank of America, N.A., J.P. Morgan Securities LLC and UBS Securities LLC, each in its capacity as a joint bookrunner and a joint lead arranger prior to the Amendment No. 1 Effective Date.

“Effective Date Co-Managers” means each of KeyBank National Association, SunTrust Robinson Humphrey, Inc., Amegy Bank National Association and Cadence Bank, N.A., each in its capacity as a co-manager under the Agreement on the Effective Date.

“Eligible Accounts” means, as of any date of determination thereof, the aggregate amount of all Accounts (which, for the avoidance of doubt, shall include the Mattress Firm Card

Receivables) due to the Borrower and each Subsidiary Guarantor, except in each case to the extent that (determined without duplication):

(a)                                 such Account does not arise from the sale of goods or the performance of services by the Borrower or Subsidiary Guarantor in the ordinary course of its business; provided that up to $2 million in Accounts owed to the Borrower or any Subsidiary Guarantor by franchisees, so long as any such Account satisfies clauses (b) through (z) of this definition of “Eligible Accounts”, shall be deemed Eligible Accounts notwithstanding this clause (a);

(b)                                 (i) the Borrower’s or Subsidiary Guarantor’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever (other than the preparation and delivery of an invoice) or (ii) as to which such Person is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

(c)                                  any defense, counterclaim, set-off or dispute exists as to such Account, but only to the extent of such defense, counterclaim, set-off or dispute;

(d)                                 such Account is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(e)                                  an invoice, reasonably acceptable to the Administrative Agent in form and substance or otherwise in the form otherwise required by any Account Debtor, has not been sent to the applicable Account Debtor in respect of such Account on or before the date as of which such Account is first included in the Borrowing Base Certificate or otherwise reported to the Administrative Agent as Collateral;

(f)                                   such Account (i) is not owned by the Borrower or Subsidiary Guarantor or (ii) is not subject to the first priority, valid and perfected security interest and Lien of Administrative Agent, for and on behalf of itself and the Lenders (subject to Liens permitted under Section 9.1 having priority by operation of applicable Law over the Liens of the Collateral Agent) or (iii) is subject to any other Lien (other than (x) Liens permitted hereunder pursuant to clauses (a), (c), (d), (h) and (dd) of Section 9.1 and (y) Liens permitted under Section 9.1(y) (subject to the terms of the applicable Intercreditor Agreement)) (the foregoing clauses (ii) and (iii) (other than in respect of the immediately foregoing clause (y)) not being intended to limit the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion on account of any such permitted Liens);

(g)                                  such Account is the obligation of an Account Debtor that is (i) a director, officer, other employee or Affiliate of the Borrower or Subsidiary Guarantor or (ii) a natural person; provided that this clause (g) shall not exclude any Account of an Account Debtor solely on the basis that it is a portfolio company of the Sponsor;

(h)                                 such Account is the obligation of an Account Debtor that is any Governmental Authority;

(i)                                     Accounts subject to a partial payment plan;

(j)                                    the Borrower or Subsidiary Guarantor is liable for goods sold or services rendered by the applicable Account Debtor to the Borrower but only to the extent of the potential offset;

(k)                                 (i) if such Account constitutes third-party financing receivables or Mattress Firm Card Receivables, such Account is unpaid for more than fifteen (15) days after the date of sale of Inventory giving rise to such third-party financing receivables or such Mattress Firm Card Receivables or (ii) if such Account does not constitute third-party financing receivables or Mattress Firm Card Receivables, the Account is not paid on or prior to (x) ninety (90) days following the original invoice date or (y) sixty (60) days following the date on which such Account was due;

(l)                                     [reserved];

(m)                             such Account is the obligation of an Account Debtor from whom 50% or more of the amount of all Accounts owing by that Account Debtor are ineligible under the criteria set forth in this definition;

(n)                                 any of the representations or warranties in the Loan Documents with respect to such Account are untrue in any material respect with respect to such Account (or, with respect to representations or warranties that are qualified by materiality, any of such representations and warranties are untrue);

(o)                                 such Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment;

(p)                                 such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination, exceeds the greater of (i) 25% of all Eligible Accounts and (ii) 15% of the Borrowing Base (but, in each case, only to the extent of such excess) (the “Account Concentration Limits”); provided, that for purposes of this clause (p), Accounts owing by Wells Fargo ~~Bank, N.A.~~ and its Affiliates or any third-party financing source that has an Investment Grade Rating shall not be subject to the Account Concentration Limits;

(q)                                 such Account is payable in any currency other than Dollars;

(r)                                    such Account has been redated, extended, compromised, settled or otherwise modified or discounted, except discounts or modifications that are granted by the Borrower or Subsidiary Guarantor in the Ordinary Course of Business and that are reflected in the calculation of the Borrowing Base;

(s)                                   such Account is of an Account Debtor that is located in a state requiring the filing of a notice of business activities report or similar report in order to permit the Borrower or Subsidiary Guarantor to seek judicial enforcement in such state of payment of such Account, unless the Borrower or Subsidiary Guarantor has qualified to do business in such state or has filed a notice of business activities report or equivalent report for the then-current year or if such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

(t)                                    such Account was acquired or originated by a Person acquired in a Permitted Acquisition (until such time as the Administrative Agent has completed a customary due diligence investigation as to such Accounts and such Person, which investigation may, at the sole discretion of the Administrative Agent, include a field examination, and the Administrative Agent is satisfied with the results thereof in its Permitted Discretion);

(u)                                 Account Debtor is subject to an event of the type described in Section 10.1(f);

(v)                                 such Account represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or other repurchase or return basis;

(w)                               the Account Debtor is organized or has its principal offices or assets outside the United States, unless such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent (which is issued by a bank reasonably acceptable to the Administrative Agent) and such letter of credit is subject to a first priority perfected Lien in favor of the Collateral Agent;

(x)                                 such Account constitutes a Securitization Asset or proceeds thereof;

(y)                                 the portion, if any, of any Account that includes a billing for interest, fees or late charges; or

(z)                                  such Account constitutes a Credit Card Receivable.

“Eligible Accounts Advance Rate” means ~~85~~90%.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.2(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 12.2(b)(ii)).

“Eligible Credit Card Receivables” means, as to the Borrower and each Subsidiary Guarantor, Credit Card Receivables of such Person which satisfy the criteria set forth below:

(a)                                 such Credit Card Receivables arise from the actual and bona fide sale and delivery of goods or rendition of services by such Person in the ordinary course of the business of such Person;

(b)                                 such Credit Card Receivables are not past due (beyond any stated applicable grace period, if any, therefor) pursuant to the terms set forth in the Credit Card Agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase which gave rise to such Credit Card Receivables;

(c)                                  such Credit Card Receivables are not unpaid more than five (5) Business Days after the date of the sale of Inventory giving rise to such Credit Card Receivables;

(d)                                 the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivable has not failed to remit any monthly payment in respect of any Credit Card Receivable owing to a Loan Party;

(e)                                  the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not asserted a counterclaim, defense or dispute against such Credit Card Receivables (other than customary set-offs to fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Person from time to time), but the portion of the Credit Card Receivables owing by such Credit Card Issuer or Credit Card Processor in excess of the amount owing by such Person to such Credit Card Issuer or Credit Card Processor pursuant to such fees and chargebacks shall be deemed Eligible Credit Card Receivables;

(f)                                   the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not set off against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to such Person for the purpose of establishing a reserve or collateral for obligations of such Person to such Credit Card Issuer or Credit Card Processor (other than customary set-offs and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor from time to time) but the portion of the Credit Card Receivables owing by such Credit Card Issuer or Credit Card Processor in excess of the set-off amounts shall be deemed Eligible Credit Card Receivables;

(g)                                  such Credit Card Receivables (x) are owned by the Borrower or a Subsidiary Guarantor and such Person has a good title to such Credit Card Receivables, (y) are subject to the first priority, valid and perfected security interest and Lien of Administrative Agent (subject only to Liens permitted under Section 9.1 having priority by operation of applicable Law over the Liens of the Collateral Agent), for and on behalf of itself and Lenders, as to such Credit Card Receivables of such Person and (z) are not subject to any other Lien (other than (1) Liens permitted hereunder pursuant to clauses (a), (c), (d), (h) and (dd) of Section 9.1 and (2) Liens permitted under Section 9.1(y) (subject to the terms of the applicable Intercreditor Agreement)) (the foregoing clauses (y) and (z) (other than in respect of the immediately foregoing clause (2)) not being intended to limit the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion on account of any such permitted Liens);

(h)                                 the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables is not subject to an event of the type described in Section 10.1(f);

(i)                                     no event of default has occurred under the Credit Card Agreement of such Person with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such Credit Card Receivables which event of default gives such Credit Card Issuer or Credit Card Processor the right to cease or suspend payments to such Person;

(j)                                    the customer using the credit card or debit card giving rise to such Credit Card Receivable shall not have returned the merchandise purchased giving rise to such Credit Card Receivable;

(k)                                 to the extent required by Section 8.12(b), the Credit Card Receivables are subject to Credit Card Notifications;

(l)                                     the Credit Card Processor is organized and has its principal offices or assets within the United States or is otherwise acceptable to the Administrative Agent in its Permitted Discretion;

(m)                             such Credit Card Receivables are not evidenced by chattel paper or an instrument of any kind, and have not been reduced to judgment;

(n)                                 the portion of such Credit Card Receivables that does not include a billing for interest, fees or late charges; and

(o)                                 in the case of a Credit Card Receivable due from a Credit Card Processor (other than an Agent, Paymentech, LLC, First Data, Alliance Data or any of their respective Affiliates), the Administrative Agent has not notified the Borrower that the Administrative Agent has determined in its Permitted Discretion that such Credit Card Receivable is unlikely to be collected.

Credit Card Receivables which would otherwise constitute Eligible Credit Card Receivables pursuant to this Section will not be deemed ineligible solely by virtue of the Credit Card Agreements with respect thereto having been entered into by any Guarantor, for the benefit of Borrower. Any Credit Card Receivables which are not Eligible Credit Card Receivables shall, to the extent not constituting Excluded Assets, nevertheless be part of the Collateral.

“Eligible In-Transit Inventory” means, as of any date of determination, without duplication of other Eligible Inventory, Inventory of the Borrower or a Subsidiary Guarantor which meets the following criteria:

(a)         such Inventory has been shipped from any foreign location to a United States location for receipt by the Borrower or a Subsidiary Guarantor within sixty (60) days of the date of determination and has not yet been received by the Borrower or a Subsidiary Guarantor,

(b)         the purchase order for such Inventory is in the name of the Borrower or a Subsidiary Guarantor and title has passed to the Borrower or a Subsidiary Guarantor,

(c)          either (i) such Inventory is subject to a negotiable document of title, in form reasonably satisfactory to the Administrative Agent, which shall, except as otherwise agreed by the Administrative Agent in its Permitted Discretion, have been endorsed to the Administrative Agent or an agent acting on its behalf or (ii) such Inventory is evidenced by a non-negotiable document of title in form reasonably acceptable to the Administrative Agent, or other shipping document reasonably acceptable to the Administrative Agent, which names the Borrower or a Subsidiary Guarantor as consignee,

(d)         during the continuation of any In-Transit Trigger Period, (i) each relevant freight carrier, freight forwarder, customs broker, shipping company or other Person in possession of such Inventory and/or the documents relating to such Inventory, in each case, as reasonably requested by Administrative Agent, shall have entered into a Customs Broker Agreement and (ii) as reasonably requested by the Administrative Agent, the documents relating to such Inventory shall be in the possession of the Administrative Agent or an agent (or sub-agent) acting on its behalf,

(e)          such Inventory is insured in accordance with the provisions of this Agreement and the other Loan Documents, including marine cargo insurance,

(f)           such Inventory is subject, to the reasonable satisfaction of the Administrative Agent, to a first priority perfected security interest in and lien upon such Inventory in favor of the Administrative Agent (except for any possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to the Borrower or Subsidiary Guarantor), and

(g)          such Inventory is not excluded from the definition of Eligible Inventory (except solely pursuant to clauses (f), (j), (o), (p), (x) and (y) thereof); provided that the Administrative Agent may, in its Permitted Discretion and upon notice to the Borrower, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event that the Administrative Agent determines in its Permitted Discretion and upon notice to the Borrower that such Inventory is subject to any Person’s right or claim which is (or is capable of being) senior to, or pari passu with, the Lien of the Collateral Agent (such as, without limitation, a right of reclamation or stoppage in transit), as applicable, or may otherwise adversely impact the ability of the Collateral Agent to realize upon such Inventory.

Eligible In-Transit Inventory shall not include Inventory accounted for as “in transit” by the Borrower by virtue of such Inventory’s being in transit between the Loan Parties’ locations or in storage trailers at Loan Parties’ locations; rather such Inventory shall be treated as “Eligible Inventory” if it satisfies the conditions therefor.

“Eligible Inventory” means, as to the Borrower and each Subsidiary Guarantor, Inventory consisting of finished goods merchantable and readily saleable to the public in the ordinary course of the business of such Person but shall not include:

(a)                                 work-in-process;

(b)                                 raw materials;

(c)                                  spare parts for equipment;

(d)                                 packaging and shipping materials;

(e)                                  supplies used or consumed in such Person’s business;

(f)                                   Inventory (other than In-Transit Inventory as described in clause (x) below) located at premises owned and operated by a Person other than, and not leased by, the Borrower or any Subsidiary Guarantor, if the Administrative Agent shall not have received a Collateral Access Agreement from the owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator (or the Administrative Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by the Administrative Agent), unless the Administrative Agent has, at its option, established such Availability Reserves in respect of amounts at any time due or to become due to the owner and operator thereof as the Administrative Agent shall determine in its Permitted Discretion;

(g)                                  [reserved];

(h)                                 bill and hold goods;

(i)                                     obsolete, unmerchantable, “seconds”, used, unfit for sale or slow moving Inventory;

(j)                                    Inventory (i) which is not subject to the first priority, valid and perfected security interest of the Collateral Agent (subject only to Liens permitted under Section 9.1 having priority by operation of applicable Law over the Liens of the Collateral Agent) or (ii) which is subject to any other Lien (other than (x) Liens permitted hereunder pursuant to clauses (a), (c), (d), (h), (q) and (dd) of Section 9.1 and (y) Liens permitted under Section 9.1(y) (subject to the terms of the applicable Intercreditor Agreement)) (the foregoing clauses (i) and (ii) (other than in respect of the immediately foregoing clause (y)) not being intended to limit the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion on account of any such permitted Liens);

(k)                                 damaged and/or defective Inventory;

(l)                                     returned Inventory which is not held for sale in the Ordinary Course of Business;

(m)                             Inventory purchased or sold on consignment;

(n)                                 Inventory acquired in a Permitted Acquisition, unless (i) such Inventory otherwise meets the requirements of Eligible Inventory and (ii) either (x) such Inventory does not exceed ~~10~~15% of all Eligible Inventory or (y) the Administrative Agent has completed or received (A) an appraisal of such Inventory from appraisers reasonably satisfactory to the Administrative Agent, and established Inventory Reserves (if applicable) therefor and (B) such other due diligence as the Administrative Agent may require in its Permitted Discretion, all of the results of the foregoing to be satisfactory to the Administrative Agent in its Permitted Discretion (provided, it is agreed that so long as the Administrative Agent has received reasonable prior notice of such Permitted Acquisition and the Loan Parties reasonably cooperate (and cause the Person being acquired to reasonably cooperate) with the Administrative Agent, the Administrative

Agent shall use reasonable best efforts to complete such due diligence and a related appraisal on or prior to the closing date of such Permitted Acquisition);

(o)                                 Inventory that is not solely owned by the applicable Loan Party or the applicable Loan Party does not have good and valid title thereto;

(p)                                 Inventory that is not located in the United States (excluding territories or possessions of the United States);

(q)                                 custom items;

(r)                                    spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in a Loan Party’s business;

(s)                                   samples, labels, bags, packaging, and other similar non-merchandise categories;

(t)                                    are not in material compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale;

(u)                                 Inventory that is not insured in compliance with this Agreement;

(v)                                 Inventory that has been sold but not yet delivered or as to which the Borrower has accepted a deposit;

(w)                               Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which the Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement (but ineligibility shall be limited to the amount of such dispute);

(x)                                 In-Transit Inventory; and

(y)                                 Except as otherwise agreed by the Administrative Agent in its Permitted Discretion, Inventory that represents goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Collateral Documents.

Any Inventory which is not Eligible Inventory shall, to the extent not constituting Excluded Assets, nevertheless be part of the Collateral.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Entitlement Holder” has the meaning given to such term in Article 8 of the UCC.

“Entitlement Order” has the meaning given to such term in Article 8 of the UCC.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Loan Party or any of its Subsidiaries (a) in the Ordinary Course of Business of such Person or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings with respect to any Environmental Liability (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any and all Laws relating to the protection of the environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of its Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is under common control with or treated as a single employer within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) a written notification to any Loan Party or any of their respective ERISA Affiliates concerning the imposition of Withdrawal Liability, a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan (within the meaning of Sections 4203 and 4205 of ERISA), or written notification that a Multiemployer Plan is insolvent or is in reorganization, within the meaning of Title IV of ERISA; (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA; (e) the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan or to appoint a trustee to administer a Pension Plan; (f) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of their respective ERISA Affiliates; (g) the application for a minimum funding waiver under Section 302(c) of ERISA or Section 412(c) of the Code with respect to a Pension Plan; (h) the imposition of a lien under Section 303(k) of ERISA or Section 430(k) of the Code with respect to any Pension Plan; or (i) the imposition of liability on any of the Loan Parties or any of their respective ERISA Affiliates pursuant to Sections 4069 or 4212(c) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Rate” means for any Interest Period as to any Eurocurrency Rate Loan, (a) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBOR”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBOR for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBOR are quoted under either of the preceding clauses (a) or (b), but there is no such quotation for the Interest Period elected, the LIBOR shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (a) or (b) is below zero, the Eurocurrency Rate will be deemed to be zero.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate determined by reference to the Eurocurrency Rate.

“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage in effect on such day applicable to the Administrative Agent under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). The Adjusted Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Euros” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Event of Default” has the meaning specified in Section 10.1.

“Excess Availability” means, at any time, (a) the Maximum Credit at such time minus (b) the aggregate Revolving Credit Outstandings at such time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (i) any fee owned real property (other than Material Real Properties) and any leasehold rights and interests in real property (including landlord waivers, estoppels and collateral access letters), (ii) motor vehicles, aircraft and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement, (iii) commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $5,000,000, (iv) governmental licenses or state or local franchises, charters and authorizations and any other property and assets to the extent that the Administrative Agent may not validly possess a security interest therein under applicable Laws (including, without limitation, rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition and other than proceeds and receivable thereof, (v) any particular asset or right under contract, if the pledge thereof or the security interest therein is prohibited or restricted by applicable Law (including, without limitation, rules and regulations of any Governmental Authority or agency) or any third party (so long as any agreement with such third party that provides for such prohibition or restriction was not entered into in contemplation of the acquisition of such assets or entering into of such contract or for the purpose of creating such prohibition or restriction), other than to the extent such prohibition or restriction is rendered ineffective under the UCC or other applicable Law, notwithstanding such prohibition, and other than proceeds and receivable thereof, (vi) any written agreement, license or lease or any property subject to a purchase money security interest, capital lease obligations or similar arrangement permitted hereunder, in each case, to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or would give rise to a termination right in favor of any other party thereto (other than Holdings or any of its Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Laws, in each case, only to the extent that such limitation on such pledge or security interest is otherwise permitted under Section 9.9, other than proceeds and receivable thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Laws, notwithstanding such prohibition, (vii) (A) Margin Stock, (B) Equity Interests in any Unrestricted Subsidiaries and (C) Equity Interests in any non-wholly owned Subsidiaries and any entities which do not constitute Subsidiaries, but only to the extent that (x) the Organization Documents or other agreements with equity holders of such non-wholly owned Restricted Subsidiaries or other entities do not permit or restrict the pledge of such Equity Interests, or (y) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to any of the Loan Parties or such non-wholly owned Restricted Subsidiary or other entity, (viii) any property or assets for which the creation or perfection of pledges of, or security interests in, pursuant to the Collateral Documents would result in material adverse tax consequences to Holdings, the Borrower or any of its Subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent, (ix) letter of credit rights, except to the extent constituting support obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (x) (A) payroll and other employee wage and benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C) escrow accounts and (D) fiduciary or trust accounts and, in the case of clauses (A) through (D), the funds or other property held in or maintained in any such account (as long as the accounts described in clauses (A) through (D) are used solely for such purposes), (xi) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law and (xii) assets in circumstances where the cost of obtaining a security interest in such assets, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) would be excessive in light of the practical benefit to the Lenders afforded thereby as reasonably determined by the Borrower and the Administrative Agent; provided, however, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clause (i) through (xii) (unless such proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (xii)).

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Borrower or a Guarantor, (b) any Foreign Subsidiary, (c) any CFC Holdco, (d) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (e) any Subsidiary that is prohibited or restricted by applicable Law or by Contractual Obligations existing on the Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from providing a Guaranty or if such Guaranty would require governmental (including regulatory) consent, approval, license or authorization, (f) any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary, (g) any Subsidiary that is a not-for-profit organization, (h) any Subsidiary, the obtaining of a Guarantee with respect to which would result in material adverse tax consequences as reasonably determined by the Borrower (including as a result of the operation of Section 956 of the Code), (i) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or permitted investment financed with secured Indebtedness permitted to be incurred hereunder as Acquired Indebtedness (but not incurred in contemplation of such Permitted Acquisition) and any Restricted Subsidiary thereof that Guarantees such Indebtedness, in each case to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor (provided that such restriction existed at the time of such acquisition or Investment and was not created in contemplation thereof), (j) each Unrestricted Subsidiary, (k) any Captive Insurance Subsidiary, and (l) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences (including any adverse tax consequences) of providing the Guaranty outweighs the benefits to be obtained by the Lenders therefrom.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).~~(2)~~

“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of November 5, 2012, as amended on February 27, 2014, by and among the Borrower, Holdings and the other guarantors party thereto, the several banks and financial institutions party thereto as lenders, UBS AG, Stamford Branch, as administrative agent and collateral agent, and certain other parties thereto.

“Existing Letter of Credit” means any letter of credit previously issued for the account of the Borrower or any Subsidiary Guarantor by ~~UBS AG, Stamford Branch~~Wells Fargo, for so long as ~~UBS AG, Stamford Branch~~Wells Fargo is a Lender or an Affiliate of a Lender, that is (a) outstanding on the Amendment No. 1 Effective Date and (b) listed on Schedule 1.1F.

“Existing Revolver Tranche” has the meaning specified in Section 2.17(a).

“Extended Revolving Credit Commitments” has the meaning specified in Section 2.17(a).

“Extending Revolving Credit Lender” has the meaning specified in Section 2.17(b).

“Extension” means any establishment of Extended Revolving Credit Commitments pursuant to Section 2.17 and the applicable Extension Amendment.

“Extension Amendment” has the meaning specified in Section 2.17(c).

“Extension Election” has the meaning specified in Section 2.17(b).

“Extension Request” has the meaning specified in Section 2.17(a).

~~(2) Keepwell language to be included in the Guaranty.~~

“Extension Series” has the meaning specified in Section 2.17(a).

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith.

“FATCA” means (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, (b) any intergovernmental agreements entered into between the United States and any other jurisdiction with the purpose of facilitating the implementation of (a) above, and (c) any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Field Examination” has the meaning specified in Section 7.4(d).

“Financial Asset” has the meaning given to such term in Article 8 of the UCC.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on the Tuesday closest to January 31 in the following calendar year.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any Test Period, the ratio of (a) (i) Adjusted EBITDA of such Person for such period minus (ii) Capital Expenditures minus (iii) Cash Taxes, in each case in this clause (a), for such Test Period, to (b) the Fixed Charges of such Person for such period.

“Fixed Charges” means, with respect to any Person for any Test Period, the sum, determined on a consolidated basis, of (a) the Consolidated Net Cash Interest Expense of such Person and its Subsidiaries for such period plus (b) scheduled payments of principal on Indebtedness for borrowed money of such Person and its Subsidiaries due and payable during such period plus (c) solely for purposes of determining compliance with the Payment Conditions and RP Conditions, Restricted Payments made in reliance on Section 9.6(m) or (n) during such Test Period or after the end of such Test Period and prior to the time such Restricted Payment is made (including, on a Pro Forma Basis, any Restricted Payments being made in reliance on the RP Conditions).

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) Biggert- Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” has the meaning specified in Section 3.1(b).

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Obligations to the extent that such Defaulting Lender’s Applicable Percentage of such outstanding Letter of Credit Obligations has not been reallocated pursuant to Section 2.16(a)(iv) or Cash Collateralized pursuant to Section 2.16(c), and (b) with respect to the Swing Loan Lender, such Defaulting Lender’s Applicable Percentage of Swing Loans to the extent that such Defaulting Lender’s Applicable Percentage of Swing Loans has not been reallocated pursuant to Section 2.16(a)(iv) or Cash Collateralized pursuant to Section 2.16(c).

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof (including through the adoption of IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Requisite Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through the adoption of IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 12.2(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the Ordinary Course of Business, or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement”. For avoidance of doubt, the Borrower may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute a supplement to the Guaranty in substantially the form attached thereto, and any such Restricted Subsidiary shall be a Guarantor hereunder and thereunder for all purposes.

“Guaranty” means (a) the guaranty made by Holdings and the other Guarantors in favor of the Administrative Agent on behalf of the Secured Parties pursuant to clause (b) of the definition of “Collateral and Guarantee Requirement,” substantially in the form of Exhibit I, and (b) each other guaranty and guaranty supplement delivered pursuant to Section 8.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes, all hazardous or toxic substances, and all wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes regulated pursuant to any Environmental Law.

“Hedge Bank” means, with respect to any Swap Contract, as of any date of determination, (a) any Person that is a Lender or an Affiliate of a Lender on such date or (b) any Person who (i) was a Lender or an Affiliate of a Lender at the time such Swap Contract was entered into and who is no longer a Lender or an Affiliate of a Lender, (ii) is, and at all times remains, in compliance with the provisions of Section 11.13(b)(i) and (iii) agrees in writing that the Agents and the other Secured Parties shall have no duty to such Person (other than the payment of any amounts to which such Person may be entitled under Section 10.3) and acknowledges that the Agents and the other Secured Parties may deal with the Loan Parties and the Collateral as they deem appropriate (including the release of any Loan Party or all or any portion of the Collateral) without notice or consent from such Person, whether or not such action impairs the ability of such Person to be repaid Obligations owing to it in respect of the Secured Hedge Agreements to which it is a party) and agrees to be bound by Section 11.13(b)(ii).

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“In-Transit Advance Rate” means 85%.

“In-Transit Inventory” means Inventory located outside of the United States or in transit within or outside of the United States to the Borrower or any Subsidiary Guarantor from vendors and suppliers that has not yet been received into a distribution center or store of such Person.

“In-Transit Trigger Period” means the period beginning on the date on which the Borrower has failed to maintain Excess Availability at least equal to the greater of (a) twenty-five percent (25%) of the Maximum Credit or (b) $25,000,000, in either case, for five (5) consecutive Business Days, and ending on the date Excess Availability shall have been equal to or greater than the greater of (x) 25% of the Maximum Credit and (y) $25,000,000, in each case, for thirty (30) consecutive calendar days.

“Incremental Amendment” has the meaning specified in Section 2.15.

“Incremental Availability” has the meaning specified in Section 2.15(a).

“Incremental Equivalent Debt” shall have the meaning given to it under the Term Facility Credit Agreement (as in effect as of the ~~date hereof~~Effective Date).

“Incremental Facility Effective Date” has the meaning specified in Section 2.15.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)                                  net obligations of such Person under any Swap Contract;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the Ordinary Course of Business, (ii) any earn-out obligation until such obligation is not paid within 30 days after becoming due and payable and becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the Ordinary Course of Business);

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                   all Attributable Indebtedness;

(g)                                  all obligations of such Person in respect of Disqualified Equity Interests if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and

(h)                                 to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of the Borrower and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and made in the Ordinary Course of Business. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value (as determined by such Person in good faith) of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 12.4(a).

“Indemnitees” has the meaning specified in Section 12.4(a).

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.

“Information” has the meaning specified in Section 12.19.

“Initial Inventory Appraisal” means that certain report prepared by Hilco Global for the Administrative Agent dated September 16, 2014.

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Intercompany Subordination Agreement” means an agreement executed by each Restricted Subsidiary of the Borrower, in substantially the form of Exhibit K, as amended, restated, supplemented or otherwise modified from time to time.

“Intercreditor Agreements” has the meaning specified in the Term Facility Credit Agreement.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent consented to by each applicable Lender, twelve months (or such period of less than one month as may be consented to by each applicable Lender), as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation; provided that:

(a)                                 any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)                                 any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                                  no Interest Period shall extend beyond the applicable Scheduled Termination Date of the Class of Loans of which the Eurocurrency Rate Loan is a part.

“Interpolated Rate” means, in relation to the LIBOR, the rate which results from interpolating on a linear basis between: (a) the applicable LIBOR for the longest period (for which that LIBOR is available) which is less than the Interest Period of that Loan; and (b) the applicable LIBOR for the shortest period (for which that LIBOR is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Inventory” has the meaning given to such term in Article 9 of the UCC.

“Inventory Advance Rate” means 90%.

“Inventory Reserves” means (a) such reserves as may be established from time to time by the Administrative Agent, in its Permitted Discretion, with respect to changes in the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory and (b) Shrink Reserves.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including without limitation by merger or otherwise) of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, members of management, manufacturers and consultants, in each case made in the Ordinary Course of Business) to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions, including without limitation by merger or otherwise) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of the definition of “Unrestricted Subsidiary” and the covenants described under Section 8.3:

(1)                                 “Investments” shall include the portion (proportionate to the Borrower’s Equity Interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)                                 the Borrower’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)                                 the portion (proportionate to the Borrower’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                 any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of the covenant described Section 9.2 and otherwise determining compliance with such covenant) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of the Borrower or any Restricted Subsidiary, based on the fair market value of the assets invested and without taking into account subsequent increases or decreases in value), reduced (but not in excess of the original amount of such Investment) by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Restricted Subsidiary in respect of such Investment. Any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof. Any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.

“IP Rights” has the meaning specified in Section 5.15.

“IRS” means the Internal Revenue Service of the United States.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiry of, amend, renew or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit. The terms “Issued”, “Issuing” and “Issuance” shall have a corresponding meaning.

“Issuer” means each of Barclays and Wells Fargo and each other Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an “Issuer”, (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers (and in the case of any resignation, subject to and in accordance with Section 12.2(h)) and (c) solely with respect to any Existing Letter of Credit, ~~UBS AG, Stamford Branch~~Wells Fargo. Notwithstanding anything herein to the contrary, ~~neither~~none of Barclays or Wells Fargo nor any of ~~its~~their branches or Affiliates shall be required to issue any commercial or documentary letters of credit hereunder.

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement and instrument entered into by an Issuer and the Borrower (or any of its Subsidiaries) or in favor of such Issuer and relating to such Letter of Credit.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of the Restricted Subsidiaries and (b) any Person in whom the Borrower or any of the Restricted Subsidiaries beneficially owns any Equity Interest that is not a Restricted Subsidiary (other than an Unrestricted Subsidiary).

“Judgment Currency” has the meaning specified in Section 12.10.

“Junior Financing” has the meaning specified in Section 9.12(a)(i).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“Landlord Lien State” means any state in which, at any time, a landlord’s claim for rent has priority notwithstanding any contractual provision to the contrary by operation of applicable Law over the lien of the Collateral Agent in any of the Collateral.

“Latest Maturity Date” means, at any date of determination, the latest Scheduled Termination Date applicable to any Loan or Revolving Credit Commitment hereunder at such time, including the latest termination date of any Extended Revolving Credit Commitment or New Revolving Credit Commitment, as applicable, as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lender” means the Swing Loan Lender, Revolving Credit Lender and each other financial institution or other entity that (a) is listed on the signature pages ~~hereof~~to Amendment No. 1 as a “Lender” (including 2016 Additional Lenders) or (b) from time to time becomes a party hereto by execution of an Assignment and Assumption or, in connection with a Revolving Commitment Increase, an Incremental Amendment or, in connection with an Extended Revolving Credit Commitment or a New Revolving Credit Commitment, an Extension Amendment.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit Issued (or deemed Issued) pursuant to Section 2.4 and any Existing Letter of Credit. A Letter of Credit may be a Documentary Letter of Credit or a Standby Letter of Credit.

“Letter of Credit Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the applicable Reimbursement Date or refinanced as a Revolving Loan.

“Letter of Credit Fee” has the meaning specified in Section 2.12(b).

“Letter of Credit Obligations” means, at any time, the aggregate of all liabilities at such time of any Loan Party to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

“Letter of Credit Reimbursement Agreement” has the meaning specified in clause (v) of the proviso to clause (a) of Section 2.4.

“Letter of Credit Request” has the meaning specified in Section 2.4(c).

“Letter of Credit Sublimit” means (a) with respect to Barclays, the lesser of (~~a~~i) $~~50,000,000~~45,000,000 and (~~b~~ii) the ~~aggregate~~ principal amount of ~~the~~Barclays’ Revolving Credit ~~Commitments~~Commitment and (b) with respect to Wells Fargo, the lesser of (i) $15,000,000 and (ii) the principal amount of Wells Fargo’s Revolving Credit Commitment. The Letter of Credit Sublimit for each Issuer is part of, and not in addition to, the Revolving Credit Commitments of such Issuer.

“Letter of Credit Undrawn Amounts” means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

“LIBOR” has the meaning specified in the definition of “Eurocurrency Rate”.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided, that in no event shall an operating lease in and of itself be deemed a Lien.

“Lien Acknowledgment Agreement” means each Collateral Access Agreement and Customs Broker Agreement.

“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by one or more of the Borrower and its Restricted Subsidiaries of any assets, business or Person permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing and which is designated as a Limited Condition Acquisition by the Borrower or such Restricted Subsidiary in writing to the Administrative Agent.

“Liquidation” means the exercise by the Collateral Agent or the Administrative Agent of those rights and remedies accorded to the Collateral Agent or the Administrative Agent under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Collateral Agent or the Administrative Agent, of any public, private or “going out of business” sale or other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means any loan made by any Lender pursuant to this Agreement, including Swing Loans and any Loans made in respect of any Revolving Commitment Increase.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Revolving Credit Notes, (c) any Incremental Amendment and any Extension Amendment, (d) the Guaranty, (e) the Agent Fee Letter, (f) each Letter of Credit Reimbursement Agreement, (g) the Collateral Documents ~~and~~, (h) the Issuer Documents, (i) the Amendment No. 1 and (j) the Amendment No. 1 Joinder Agreement(s).

“Loan Parties” means, collectively, (a) Holdings, (b) the Borrower and (c) each other Guarantor.

“Management Stockholders” means the members of management of Holdings or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof (other than Jim R. Black and R. Stephen Stagner).

“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means any event, circumstance or condition that has had a materially adverse effect on (a) the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under any Loan Document.

“Material Domestic Subsidiary” means, at any date of determination, each of the Borrower’s Domestic Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Effective Date, Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended Fiscal Quarter of the Borrower for which financial statements have been delivered pursuant to Section 7.1 or more than 5.0% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for the period of four consecutive Fiscal Quarters ending as of the last day of such Fiscal Quarter, then the Borrower shall, not later than forty-five (45) days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Sections 8.11, 8.12 and 8.13 applicable to such Subsidiary.

“Material Foreign Subsidiary” means, at any date of determination, each of the Borrower’s Foreign Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Material Real Property” means any fee-owned real property located in the United States that is owned by any Loan Party with a fair market value in excess of $5,000,000 (at the Effective Date or, with respect to fee-owned real property located in the United States acquired after the Effective Date, at the time of acquisition), or such larger amount as may be approved by the Administrative Agent in its Permitted Discretion.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Mattress Firm Card” means the private label credit card issued by Wells Fargo Financial National Bank pursuant to the Credit Card Agreement of the Borrower or any Subsidiary Guarantor with such bank (or any subsequent Credit Card Issuer with respect to such private label credit card) to customers or prospective customers of the Borrower or a Subsidiary Guarantor.

“Mattress Firm Card Receivables” means, collectively, but without duplication, (a) all present and future rights of the Borrower or any Guarantor to payment from the issuer of the Mattress Firm Card arising from sales of goods or rendition of services to customers who have purchased such goods or services using the Mattress Firm Card and (b) all present and future rights of the Borrower or any Guarantor to payment from the issuer of the Mattress Firm Card in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using the Mattress Firm Card, including, but not limited to, all amounts at any time due or to become due from the issuer of the Mattress Firm Card under the Credit Card Agreement of the Borrower or any Subsidiary Guarantor with such issuer or otherwise, in each case above calculated net of prevailing interchange charges.

“Maximum Credit” means, at any time, the lesser of (i) the Revolving Credit Commitments in effect at such time and (ii) the Borrowing Base at such time.

“Maximum Rate” has the meaning specified in Section 12.27.

“Monthly Borrowing Base Certificate” shall have the meaning specified in Section 7.4(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning specified in paragraph (e) of the definition of “Collateral and Guarantee Requirement”.

“Mortgaged Properties” has the meaning specified in paragraph (e) of the definition of “Collateral and Guarantee Requirement”.

“Mortgages” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Lenders in form and substance reasonably satisfactory to the Collateral Agent (taking account of relevant local Law matters), and any other mortgages executed and delivered pursuant to Sections 8.11or 8.13.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)                                 with respect to the Disposition of any asset by the Borrower or any of the Restricted Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition and that is required to be repaid in connection with such Disposition (other than Indebtedness under the Loan Documents or the Term Facility Documentation, any Permitted Refinancing of the Indebtedness under the Term Facility Documentation, any Refinancing Equivalent Debt or any Incremental Equivalent Debt), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition, (C) taxes or distributions made pursuant to Section 9.6(g)(A) or (g)(C) paid or reasonably estimated to be payable, directly or indirectly, in connection therewith (including taxes imposed on the distribution or repatriation of any such Net Cash Proceeds), (D) in the case of any Disposition by a non-wholly owned Restricted Subsidiary, the pro-rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E) as of the date of such reversal; and

(b)                                 (i) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary or any Permitted Equity Issuance by the Borrower or any direct or indirect parent of the Borrower, the excess, if any, of (A) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (B) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and (ii) with respect to any Permitted Equity Issuance by any direct or indirect parent of the Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Recovery Percentage” means the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a “going out of business sale” basis as set forth in the most recent appraisal of Inventory received by the Administrative Agent in accordance with Section 7.4, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Inventory subject to appraisal. The Net Recovery Percentage for any category of Inventory used in determining the Borrowing Base shall be based on the applicable percentage in the most recent appraisal conducted as set forth in Section 7.4.

“New Revolving Commitment Lenders” has the meaning specified in Section 2.17(c).

“New Store” means, with respect to any Person for any period, any newly constructed store that is in operation on the last day of such period, but that has not been in operation for more than eleven (11) full fiscal months, and that is owned by such Person or any of its Restricted Subsidiaries.

“Non-Bank Certificate” has the meaning specified in Section 3.1(b).

“Non-Consenting Lender” has the meaning specified in Section 3.7.

“Non-Loan Party” means any Subsidiary of the Borrower that is not a Loan Party.

“Notice of Borrowing” has the meaning specified in Section 2.2.

“Notice of Conversion or Continuation” has the meaning specified in Section 2.11(a).

“Notice of Intent to Cure” has the meaning specified in Section 7.2.

“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) obligations of any Loan Party arising under any Secured Hedge Agreement and (c) obligations of any Loan Party arising under any Cash Management Obligations, other than, in each case, Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document.

“OFAC” has the meaning specified in Section 5.18.

“OID” means original issue discount.

“Ordinary Course of Business” shall mean, with respect to any Person, any ordinary course business practices engaged in by such Person or other business practice reasonably related thereto or that is a reasonable extension, development or expansion thereof.

“Original Credit Agreement” has the meaning specified in Amendment No. 1 to which this Agreement is attached as Exhibit A.

“Original Purchase Agreement” means the Purchase and Sale Agreement dated as of September 3, 2014, among Mattress Firm, Inc., Mattress Firm Holding Corp. and The Sleep Train, Inc. and each of its shareholders and representatives party thereto.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning specified in Section 3.1.

“Outstanding Amount” means (a) with respect to the Revolving Loans and Swing Loans on any date, the amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans (including any refinancing of Letter of Credit Obligations as a Revolving Loan) and Swing Loans, as the case may be, occurring on such date; and (b) with respect to any Letter of Credit Obligations on any date, the amount thereof on such date after giving effect to any related extension of any Letter of Credit occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Letter of Credit Obligations (including any refinancing of outstanding Letter of Credit Obligations under related Letters of Credit or related extensions of any Letters of Credit as a Revolving Loan) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, an Issuer, or the Swing Loan Lender, as applicable, in accordance with banking industry rules on interbank compensation.

“Parent” means Mattress Firm Holding Corp.

“Participant” has the meaning specified in Section 12.2(d).

“Participant Register” has the meaning specified in Section 12.2(e).

“Participating Member State” means each state so described in any EMU Legislation.

“Payment Conditions” means, at any time of determination, (a) that no Event of Default exists or would arise as a result of the making of the subject Specified Payment or Disposition pursuant to Section 9.5(t) and (b) (1) the Borrower’s having (x) ~~Specified Excess Availability~~ Specified Excess Availability on a Pro Forma Basis giving effect to such Specified Payment or such Disposition on the date thereof and (y) a daily average of Specified Excess Availability for the trailing 30 day period, in each case in excess of the greater of (i) ~~20% of the Maximum Credit and (ii) $20,000,000~~ 17.5% of the Maximum Credit and (ii) $23,750,000 or (2) (A) the Borrower’s having (x) Specified Excess Availability on a Pro Forma Basis giving effect to such Specified Payment or such Disposition on the date thereof and (y) a daily average of ~~Specified Excess Availability~~ Specified Excess Availability for the trailing 30 day period, in each case in excess of the greater of (i) ~~15% of the Maximum Credit and (ii) $12,500,000~~ 12.5% of the Maximum Credit and (ii) $20,000,000 and (B) the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period for which financial statements have been or are required to have been delivered pursuant to Section 7.1(a) or (b) shall be greater than or equal to 1.0 to 1.0 after giving Pro Forma Effect to such Specified Payment or such Disposition as if such Specified Payment or such Disposition (if applicable to such calculation) had been made as of the first day of such period, and, in each case, the Borrower shall deliver or have delivered, in accordance with Section 7.2(f) hereof, to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the conditions contained in the foregoing clauses (a) and (b) have been satisfied.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the preceding five plan years.

“Permitted Acquisition” means the purchase or other acquisition by Borrower or any of its Restricted Subsidiaries of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, a Store or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Restricted Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that the aggregate amount of such Investment made in Persons that do not become Loan Parties (and assets that do not become Collateral (other than with respect to Excluded Assets of Persons that become Loan Parties)) shall not exceed an aggregate amount outstanding from time to time equal to the greater of $30,000,000 and 12.5% of Adjusted EBITDA (with the amount of each Investment and Adjusted EBITDA being measured at the time such Investment is made and after giving effect to such Investment).

“Permitted Discretion” means a determination made by the Administrative Agent or the Collateral Agent (as applicable) in good faith in the exercise of its reasonable (from the perspective of an asset-based lender) business judgment.

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of the Borrower or any direct or indirect parent of the Borrower (in which case the Net Cash Proceeds have been received by the Borrower as cash common equity), in each case to the extent permitted hereunder.

“Permitted Holder” means any of (a) the Sponsor, (b) Jim R. Black, (c) R. Stephen Stagner and (d) the Management Stockholders; provided that if Management Stockholders own beneficially or of record more than ten percent (10%) of the outstanding voting stock of Holdings (or any direct or indirect parent thereof) in the aggregate, they shall be treated as Permitted Holders of only ten percent (10%) of the outstanding voting stock of Holdings (or any direct or indirect parent thereof) at such time.

“Permitted Ratio Debt” means Indebtedness of the Borrower or any Restricted Subsidiary, provided that (a) such Indebtedness is unsecured, (b) such Indebtedness does not mature prior to the date that is ninety one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred, (c) such Indebtedness has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary “AHYDO catch-up payments”, customary offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) prior to the date that is ninety one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred, (d) immediately after giving effect thereto and to the use of the proceeds thereof, (i) no Event of Default shall be continuing or result therefrom and (ii) the Consolidated Cash Interest Coverage Ratio after giving Pro Forma Effect to the incurrence of such Indebtedness is not less than 2.00:1.00 and (e) Non-Loan Parties may not incur Indebtedness pursuant to this definition if, after giving Pro Forma Effect to such incurrence, the aggregate amount of Indebtedness of Non-Loan Parties incurred pursuant to this paragraph, together with all Indebtedness of Non-Loan Parties incurred under clauses (g), (n) and (y) of Section 9.3, exceeds at any time outstanding the greater of $25,000,000 and 10% of Adjusted EBITDA), in each case determined at the such time of incurrence; provided, further, that a certificate of the Borrower as to the satisfaction of the conditions described in clause (d) above delivered prior to, on or after the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy clause (d) above, shall be conclusive unless the Administrative Agent notifies the Borrower within five (5) Business Days that it disagrees with such determination (including a description of the basis upon which it disagrees).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon, plus other amounts owing or paid related to such Indebtedness plus other fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Sections 9.3(b) or 9.3(e), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 9.3 (e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is (i) unsecured, such modification, refinancing, refunding, renewal, replacement, exchange or extension is unsecured, or (ii) secured by Liens on the Collateral, such modification, refinancing, refunding, replacement, renewal or extension is either unsecured or secured to the same extent, including with respect to any subordination provisions, and subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent, (e) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, pricing, premiums and optional prepayment or redemption provisions) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within five Business Days that it disagrees with such determination (including a description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended and no additional obligors become liable for such Indebtedness and (f) in the case of any Permitted Refinancing in respect of the Term Facility, such Permitted Refinancing is secured only by assets pursuant to one or more security agreements permitted by and subject to the ABL Intercreditor Agreement. Any reference to a Permitted Refinancing in this Agreement or any other Loan Document shall be interpreted to mean (a) a Permitted Refinancing of the subject Indebtedness and (b) any further refinancings constituting a Permitted Refinancing of the Indebtedness resulting from a prior Permitted Refinancing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not such plan is subject to ERISA) established or contributed to by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Platform” has the meaning specified in Section 7.2.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Pro Forma Balance Sheet” has the meaning specified in Section 5.5.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.9.

“Pro Forma Financial Statements” has the meaning specified in Section 5.5.

“Proceeds” has the meaning given to such term in Article 9 of the UCC.

“Projections” shall have the meaning specified in Section 7.1(d).

“Protective Advances” means an overadvance made or deemed to exist by the Administrative Agent, in its discretion, which:

(a)                                 is made to maintain, protect or preserve the Collateral and/or the Loan Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Loan Parties; or

(b)                                 is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation; or

(c)                                  is made to pay any other amount chargeable to any Loan Party hereunder; and

(d)                                 together with all other Protective Advances then outstanding, shall not (i) exceed five percent (5%) of the Borrowing Base at any time or (ii) unless a Liquidation is taking place, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Requisite Lenders otherwise agree.

“Public Company Costs” means costs relating to compliance with the provisions of the Securities Act and the Exchange Act, in each case as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, listing fees and all executive, legal and professional fees related to the foregoing.

“Public Lender” has the meaning specified in Section 7.2.

~~“Purchase Agreement” means the Purchase and Sale Agreement dated as of September 3, 2014, among Mattress Firm, Inc., Mattress Firm Holding Corp. and The Sleep Train, Inc. and each of its shareholders and representatives party thereto.~~

“Qualified Cash” means unrestricted cash or Designated Cash Equivalents of the Borrower or any Subsidiary Guarantor that are subject to the valid, enforceable and first priority perfected security interest of the Collateral Agent in an Approved Deposit Account or Qualified Cash Securities Account, and which cash and Designated Cash Equivalents are not subject to any other Lien, claim or interest (other than (A) Liens permitted hereunder pursuant to clauses (c), (d) or (h) of Section 9.1, (B) Liens permitted under Section 9.1(y) (subject to the terms of the applicable Intercreditor Agreement), (C) any other Lien having priority by operation of applicable Law over the Liens of the Collateral Agent, or (D) customary Liens or rights of setoff of the institution maintaining such accounts permitted hereunder solely in its capacity as a depository; provided that, for purposes of the amount of Qualified Cash included in the calculation of Borrowing Base, such amount may be reduced at the Administrative Agent’s option, by any obligations owing to any lienholder in respect of the Liens referred to in the foregoing clauses (A), (C) and (D), and the Borrower shall provide such information with respect to such obligations as the Administrative Agent may from time to time reasonably request).

“Qualified Cash Securities Account” means any Approved Securities Account that permits the Administrative Agent to deliver a notice of exclusive control and become the sole Entitlement Holder and the only Person authorized to give Entitlement Orders with respect thereto during the continuation of any Qualified Cash Trigger Period and during any Cash Dominion Period.

“Qualified Cash Trigger Period” means a period beginning on the date that Excess Availability shall have been less than the greater of (i) $27,500,000 and (ii) 25% of the Maximum Credit, in either case, for five (5) consecutive Business Days, and ending on the date Excess Availability shall have been equal to or greater than the greater of (x) $27,500,000 and (y) 25% of the Maximum Credit, in each case, for thirty (30) consecutive calendar days.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Holding Company Debt” means unsecured Indebtedness of Holdings (A) that is not subject to any Guarantee by any Subsidiary of Holdings, (B) that will not mature prior to the date that is six (6) months after the Latest Maturity Date in effect on the date of issuance or incurrence thereof, (C) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (E) below), (D) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect on the date of such issuance or incurrence, and (E) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior discount notes of a holding company); provided that the Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement (and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided further that any such Indebtedness shall constitute Qualified Holding Company Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value and (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms. The grant of a security interest in any Securitization Assets of the Borrower or any of the Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Quarterly Financial Statements” means the unaudited consolidated balance sheets and related statements of income and cash flows of Parent and its Subsidiaries for the most recent Fiscal Quarters after the date of the Annual Financial Statements and ended at least forty-five (45) days before the ~~Closing~~Effective Date, accompanied by unaudited consolidating information that explains in reasonable detail the differences between the information relating to Parent, on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand.

“Ratable Portion”, “Pro Rata Share”, “ratable share” or (other than in the expression “equally and ratably”) “ratably” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Credit Commitments and, if applicable and without duplication, Loans of such Lender under the applicable Class or Classes at such time and the denominator of which is the amount of the Aggregate Commitments and, if applicable and without duplication, Loans under the applicable Class or Classes at such time.

“Refinancing” has the meaning specified in the preliminary statements hereto.

“Refinancing Equivalent Debt” shall have the meaning given to it under the Term Facility Credit Agreement (as in effect as of the ~~date hereof~~Effective Date).

“Register” has the meaning specified in Section 12.2(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A of the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Reimbursement Date” has the meaning specified in Section 2.4(h).

“Reimbursement Obligations” means, as and when matured, the obligation of any Loan Party to pay, on the date payment is made or scheduled to be made to the beneficiary under each such Letter of Credit (or at such other date as may be specified in the applicable Letter of Credit Reimbursement Agreement) and in the currency drawn (or in such other currency as may be specified in the applicable Letter of Credit Reimbursement Agreement), all amounts of each drafts and other requests for payments drawn under Letters of Credit, and all other matured reimbursement or repayment obligations of any Loan Party to any Issuer with respect to amounts drawn under Letters of Credit.

“Related Indemnified Person” of an Indemnitee means (a) any controlling person or controlled affiliate of such Indemnitee, (b) the respective directors, officers, or employees of such Indemnitee or any of its controlling persons or controlled affiliates and (c) the respective agents of such Indemnitee or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting at the instructions of such Indemnitee, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this definition shall pertain to a controlled affiliate or controlling person involved in the negotiation or syndication of the Revolving Credit Commitments or the Term Facility.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived under applicable regulation or guidance.

“Requisite Class Lenders” shall mean, with respect to any Class on any date of determination, Lenders having more than 50% of (i) the aggregate outstanding amount of the Revolving Credit Commitments of such Class or, after the Revolving Credit Termination Date, more than fifty percent (50%) of the aggregate Revolving Credit Outstandings of such Class; provided that the unused Revolving Credit Commitment of, and the portion of the Loans and outstanding Letters of Credit held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Class Lenders.

“Requisite Lenders” means, collectively, Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, more than fifty percent (50%) of the aggregate Revolving Credit Outstandings; provided that the unused Revolving Credit Commitment of, and the portion of the Loans and outstanding Letters of Credit held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders.

“Reserves” means any Inventory Reserves and Availability Reserves.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief operating officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolving Commitment Increase” has the meaning specified in Section 2.15.

“Revolving Commitment Increase Lender” has the meaning specified in Section 2.15.

“Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and acquire interests in other Revolving Credit Outstandings expressed as an amount representing the maximum principal amount of the Loans to be made by such Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to this Agreement and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) a Revolving Commitment Increase, (iii) a New Revolving Credit Commitment or (iv) an Extension. The initial amount of each Lender’s Revolving Credit Commitment is set forth on Schedule I under the caption “Revolving Credit Commitment,” as amended to reflect each Assignment and Assumption, Incremental Agreement or Extension Amendment, in each case executed by such Lender. The ~~initial~~ aggregate amount of the Revolving Credit Commitments ~~is $125,000,000.~~(x) prior to the Amendment No. 1 Effective Date was $125,000,000 and (y) on and after the Amendment No. 1 Effective Date is $200,000,000.

“Revolving Credit Exposure” means, as to each Lender, the sum of the Outstanding Amount of such Lender’s Revolving Loans, its Pro Rata Share of the Letter of Credit Obligations and its Pro Rata Share of the Swing Loan Obligations at such time.

“Revolving Credit Lender” means each Lender that (a) has a Revolving Credit Commitment, (b) holds a Revolving Loan or (c) participates in any Letter of Credit.

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender in a principal amount equal to the amount of such Lender’s Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans of a given Class owing to such Lender.

“Revolving Credit Outstandings” means, at any particular time, the sum of (a) the principal amount of the Loans outstanding at such time, (b) the Letter of Credit Obligations outstanding at such time and (c) the principal amount of the Swing Loans outstanding at such time.

“Revolving Credit Termination Date” means the earliest of (a) the Scheduled Termination Date, (b) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.5 and (c) the date on which the Obligations become due and payable pursuant to Section 10.2.

“Revolving Loan” has the meaning specified in Section 2.1(a).

“RP Conditions” means, at any time of determination, (a) that no Event of Default exists or would arise as a result of the making of the subject Specified Payment and (b) (1) the Borrower’s having (x) Specified Excess Availability on a Pro Forma Basis giving effect to such Specified Payment on the date thereof and (y) a daily average of Specified Excess Availability for the trailing 30 day period, in each case in excess of the greater of (i) ~~22.5~~20% of the Maximum Credit and (ii) $~~20,000,000~~27,500,000 or (2) (A) the Borrower’s having (x) Specified Excess Availability on a Pro Forma Basis giving effect to such Specified Payment on the date thereof and (y) a daily average of Specified Excess Availability for the trailing 30 day period, in each case in excess of the greater of (i) ~~17.5~~15% of the Maximum Credit and (ii) $~~15,000,000~~22,500,000 and (B) the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period for which financial statements have been or are required to have been delivered pursuant to Section 7.1(a) or (b) shall be greater than or equal to 1.0 to 1.0 after giving Pro Forma Effect to such Specified Payment as if such Specified Payment (if applicable to such calculation) had been made as of the first day of such period, and, in each case, the Borrower shall deliver or have delivered, in accordance with Section 7.2(f) hereof, to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the conditions contained in the foregoing clauses (a) and (b) have been satisfied.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale-Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise Disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or otherwise Disposed.

“Same Day Funds” means disbursements and payments in immediately available funds.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and (b) any other Person operating or organized in a Sanctioned Country or controlled (as determined by applicable law) by any Person that is a Sanctioned Person.

“Scheduled Termination Date” means the date that is five (5) years after the Amendment No. 1 Effective Date, as may be extended pursuant to Section 12.1(b) or Section 2.17 hereof; provided that if such day is not a Business Day, the Scheduled Termination Date shall be the Business Day immediately preceding such day.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower or any Subsidiary and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Section 9.3(f) that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank; and designated in writing by the Hedge Bank and the Borrower to the Administrative Agent as a “Secured Hedge Agreement”.

“Secured Obligations” means, in the case of the Borrower, the Obligations and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

“Secured Parties” means, collectively, the Lenders, the Issuers, the Administrative Agent, the Collateral Agent, each Hedge Bank, each Cash Management Bank, the Supplemental Administrative Agent and each co-agent or sub-agent (if any) appointed by the Administrative Agent from time to time pursuant to Section 11.5.

“Securities Account” means all securities accounts of any Loan Party, including “securities accounts” within the meaning given to such term in Article 8 of the UCC.

“Securities Account Control Agreement” means an effective securities account control agreement with an Approved Securities Intermediary, in each case in the form set forth in Exhibit VII to the Security Agreement or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment subject to a Qualified Securitization Financing and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing, which in each case shall be expressly excluded from the Borrowing Base.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of any Securitization Subsidiary, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a Standard Securitization Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a wholly owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Borrower or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings or Limited Originator Recourse), (ii) is recourse to or obligates Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (iii) subjects any property or asset of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (b) with which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to Holdings, the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower and (c) to which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower or such other Person shall be evidenced to the Administrative Agent by delivery to the

Administrative Agent of a certified copy of the resolution of the Board of Directors of the Borrower or such other Person giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Security” means any Equity Interest, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit H, as amended, restated, supplemented or otherwise modified from time to time, together with each other Security Agreement Supplement executed and delivered pursuant to Section 8.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Net Debt as of the last day of such Test Period to (b) Adjusted EBITDA of the Borrower for such Test Period.

“Serta Dealer Incentive Agreements” means (a) the Serta Dealer Incentive Agreement dated December 29, 2009 between National Bedding Company d/b/a Serta Mattress, ST San Diego, LLC, Sleep Country USA, LLC and The Sleep Train, Inc. and (b) all UCC financing statements and other filings in respect thereof.

“Shrink Reserve” means an amount reasonably estimated by the Administrative Agent to be equal to that amount which is required in order that the shrink reflected in current books and records of the Borrower and its Subsidiaries would be reasonably equivalent to the shrink calculated as part of the Borrower’s most recent physical Inventory (it being understood and agreed that no Shrink Reserve established by the Administrative Agent shall be duplicative of any shrink as so reflected in the current books and records of the Borrower and its Subsidiaries or estimated by the Borrower for purposes of computing the Borrowing Base).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Restricted Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Restricted Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Restricted Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SPC” has the meaning specified in Section 12.2(g).

“Specified Event of Default” means any Event of Default of the type described in Section 10.1(a), 10.1(b)(i)(A), 10.1(b)(ii), 10.1(b)(iii), 10.1(c) (solely in respect of any misrepresentation of the Borrowing Base or breach of Section 8.12), 10.1(d) (with respect to any Borrowing Base Certificate) or 10.1(f).

“Specified Excess Availability” means, at any time, the sum of (x) Excess Availability and (y) the amount (if any, and not to be less than zero, but not greater than 2.5% of the Aggregate Commitments at such time) by which the Borrowing Base exceeds the Aggregate Commitments at such time.

“Specified Payment” means any Investment, incurrence of Indebtedness, Restricted Payment or payment made pursuant to Section 9.12 that in each case is subject to the satisfaction of the Payment Conditions or the RP Conditions, as applicable.

“Specified Secured Hedge Obligations” means Obligations under any Secured Hedge Agreement which provides by its terms that such Obligations shall only be payable pursuant to Section 10.3 pursuant to clause “Ninth” thereof. Any applicable Hedge Bank may, with the consent of the Borrower, designate or cancel such designation of Obligations under any applicable Secured Hedge Agreement as “Specified Secured Hedge Obligations” by delivering notice in writing to the Administrative Agent of such designation or cancellation of designation.

“Specified Transaction” means (u) the Transaction, (v) any Investment that results in a Person becoming a Restricted Subsidiary, (w) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (x) any Permitted Acquisition and any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or a Store, (y) any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, and any Disposition of a business unit, line of business or division or a Store of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise or (z) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit), Restricted Payment or Incremental Loan, in each case, that by the terms of this Agreement requires a financial ratio or test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Sponsor” means J.W. Childs Associates and any of its Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates but not including, however, any portfolio company of any of the foregoing.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower that are customary in a Securitization Financing.

“Standby Letter of Credit” means any Letter of Credit that is not a Documentary Letter of Credit.

“Store” means any retail store (which includes any real property, fixtures, equipment, Inventory and other property related thereto) operated, or to be operated, by the Borrower or any Restricted Subsidiary.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations and any other Person that meets the requirements of Section 501(c)(3) of the Code) (i) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person, or (ii) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, by such Person, to the extent such entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means any Guarantor other than Holdings.

“Successor Borrower” has the meaning specified in Section 9.4(d).

“Supermajority Lenders” means, as of any date of determination, Lenders having 66.67% or more of the sum of the (a) Revolving Credit Outstandings (with the aggregate principal amount of each Lender’s risk participation and funded participation in Letter of Credit Obligations and Swing Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Loans and outstanding Letters of Credit held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.

“Supplemental Administrative Agent” and “Supplemental Administrative Agents” have the meanings specified in Section 11.12(a).

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement,

or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Loan” has the meaning specified in Section 2.3(a).

“Swing Loan Lender” means Barclays in its capacity as the Swing Loan Lender hereunder.

“Swing Loan Obligations” means, as at any date of determination, the aggregate Outstanding Amount of all Swing Loans.

“Swing Loan Request” has the meaning specified in Section 2.3(b).

“Swing Loan Sublimit” means the lesser of (a) $~~20,000,000~~30,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Swing Loan Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Taxes” has the meaning specified in Section 3.1(a).

“Term Facility” means the credit facilities under the Term Facility Credit Agreement.

“Term Facility Administrative Agent” means Barclays in its capacity as administrative agent and collateral agent under the Term Facility Credit Agreement, or any successor administrative agent and collateral agent under the Term Facility Credit Agreement.

“Term Facility Credit Agreement” means that certain credit agreement, originally dated as of the ~~date hereof~~Effective Date, among the Borrower, Holdings, the guarantors party thereto, the lenders party thereto and Barclays, as administrative agent and collateral agent, as amended by that certain Amendment No. 1 to Term Loan Credit Agreement, dated as of February 5, 2016, and as the same may be otherwise amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time in one or more agreements (in each case with the same or new lenders, institutional investors or agents), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case as and to the extent permitted by this Agreement and the ABL Intercreditor Agreement.

“Term Facility Documentation” means the Term Facility Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith.

“Term Facility Incremental Usage Amount” means, at any time, the sum of (x) the aggregate principal amount of “Incremental Loans” (as defined in the Term Facility Credit Agreement) outstanding pursuant to Section 2.12(d)(iii)(B) of the Term Facility Credit Agreement (as in effect as of the ~~date hereof~~Effective Date) and (y) the aggregate principal amount of Incremental Equivalent Debt outstanding pursuant to Section 2.12(g)(i)(B) of the Term Facility Credit Agreement (as in effect as of the ~~date hereof~~Effective Date).

“Term Facility Lenders” means the lenders from time to time party to the Term Facility Credit Agreement.

“Test Period” in effect at any time means the most recent period of four consecutive Fiscal Quarters of the Borrower ended on or prior to such time (taken as one accounting period); provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 7.1(a) or (b), the Test Period in effect shall be the period of four consecutive Fiscal Quarters of the Borrower ended July 29, 2014. A Test Period may be designated by reference to the last day thereof (i.e., the “July 29, 2014 Test Period” refers to the period of four consecutive Fiscal Quarters of the Borrower ended July 29, 2014), and a Test Period shall be deemed to end on the last day thereof.

“Threshold Amount” means $25,000,000.

“Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Sections 7.1(a) or 7.1(b) or, for the period prior to the time any such statements are so delivered pursuant to Sections 7.1(a) or 7.1(b), the Pro Forma Financial Statements.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Net Debt as of the last day of such Test Period to (b) Adjusted EBITDA of the Borrower for such Test Period.

“Transaction” means, collectively, (a) the Effective Date Acquisition, (b) the funding of the Loans on the Effective Date, if any, (c) the execution and delivery of the Term Facility Credit Agreement and the funding of the loans under the Term Facility on the Effective Date, (d) the consummation of any other transactions in connection with the foregoing, (e) the repayment of the Existing Credit Agreement and (f) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transaction Expenses” means any fees or expenses incurred or paid by any direct or indirect parent of the Borrower, the Borrower or any of its (or their) Subsidiaries in connection with the Transactions (including expenses in connection with close-out fees in connection with the termination of hedging transactions, if any, and payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options and/or restricted stock), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means (i) each Securitization Subsidiary and (ii) any Subsidiary of the Borrower designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 8.3 subsequent to the ~~date hereof~~Effective Date, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Borrower in accordance with Section 8.3 or ceases to be a Subsidiary of the Borrower.

“Unused Commitment Fee” has the meaning specified in Section 2.12(a).

“Updated Inventory Appraisal” has the meaning specified in Section 7.4.

“U.S. Lender” has the meaning specified in Section 3.1.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Wells Fargo” means Wells Fargo Bank, National Association, acting in its individual capacity, and its successors and permitted assigns.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) nominal shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Write-down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.2                     Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 (i)                                     The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)                                  References in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears,

(iii)                               The term “including” is by way of example and not limitation,

(iv)                              The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, and

(v)                                 Unless otherwise expressly indicated herein, the words “above” and “below”, when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

(c)                                  The terms “Lender,” “Issuer” and “Administrative Agent” include, without limitation, their respective successors.

(d)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(e)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(f)                                   For purposes of determining compliance with any Section of Article IX at any time, except as otherwise expressly set forth herein, in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation, or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time, shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time.

SECTION 1.3                     Accounting Terms.

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

Notwithstanding any changes in GAAP after the Effective Date, any lease of the Loan Parties and their Subsidiaries that would be characterized as an operating lease under GAAP in effect on the Effective Date (whether such lease is entered into before or after the Effective Date) shall not constitute Indebtedness, Attributable Indebtedness or a Capitalized Lease Obligation under this Agreement or any other Loan Document as a result of such changes in GAAP.

SECTION 1.4                     Rounding.

Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number)

SECTION 1.5                     [Reserved].

SECTION 1.6                     References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all appendices, exhibits and schedules thereto and all subsequent amendments, restatements, extensions, supplements and other modifications thereto (but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan

Document); and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.7                     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.8                     Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.9                     Pro Forma Calculations.

(a)                                 Notwithstanding anything to the contrary herein, financial ratios and tests, including the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Fixed Charge Coverage Ratio, the Consolidated Cash Interest Coverage Ratio and compliance with covenants determined by reference to Adjusted EBITDA, shall be calculated in the manner prescribed by this Section 1.9; provided that, notwithstanding anything to the contrary in clauses (b), (c), (d), (e) or (f) of this Section 1.9, (A) when calculating the Consolidated Fixed Charge Coverage Ratio for purposes of determining actual compliance (and not compliance on a Pro Forma Basis) with Section 6.1, the events described in this Section 1.9 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect and (B) when calculating any such ratio or test for purposes of the incurrence of any Indebtedness, cash and Cash Equivalents resulting from the incurrence of any such Indebtedness shall be excluded from the pro forma calculation of any applicable ratio or test. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements have been delivered pursuant to Section 7.1(a) or (b), as applicable, for the relevant Test Period.

(b)                                 For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Adjusted EBITDA or Total Assets, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.9) that have been made (i) during the applicable Test Period or (ii) if applicable as described in clause (a) above, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Adjusted EBITDA, Total Assets and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.9, then such financial ratio or test (or Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.9.

(c)                                  In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and not replaced), (i) during the applicable Test Period or (ii) subject to paragraph (a), subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Consolidated Cash Interest Coverage Ratio (or similar ratio), in which case such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness will be given effect as if the same had occurred on the first day of the applicable Test Period).

(d)                                 Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies resulting from or relating to any Specified Transaction (including the Transactions) which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s Public Company Costs) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of any financial ratios or tests (and in respect of any subsequent pro forma calculations in which such Specified Transaction is given pro forma effect) and during any applicable subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, (B) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken no later than eighteen (18) months after the date of such Specified Transaction, and (C) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Adjusted EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period; provided that any increase to Adjusted EBITDA as a result of cost savings, operating expense reductions and synergies pursuant to this Section 1.9(d) shall be subject to the limitation set forth in the final proviso of clause (vi) of the definition of Consolidated EBITDA.

(e)                                  In connection with any action being taken solely in connection with a Limited Condition Acquisition, for purposes of:

(i)                                     determining compliance with any provision of this Agreement (other than the Financial Covenant) which requires the calculation of any financial ratio or test, including the Total Net Leverage Ratio, Senior Secured Net Leverage Ratio, Fixed Charge Coverage Ratio and Consolidated Cash Interest Coverage Ratio; or

(ii)                                  testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Adjusted EBITDA or Total Assets);

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Adjusted EBITDA or Total Assets of the Borrower or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations.

If the Borrower has made an LCT Election for any Limited Condition Acquisition, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any permitted Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis (i) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.

(f)                                   If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Fixed Charge Coverage Ratio or Consolidated Cash Interest Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness); provided, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or Restricted Subsidiary may designate.

SECTION 1.10              Currency Equivalents Generally.

(a)                                 For purposes of determining compliance with Sections 9.1, 9.2 and 9.3 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

(b)                                 For purposes of determining the Total Net Leverage Ratio, Senior Secured Net Leverage Ratio, the Fixed Charge Coverage Ratio and the Consolidated Cash Interest Coverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars at the currency exchange rates used in preparing the Borrower’s financial statements corresponding to the Test Period with respect to the applicable date of determination and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

ARTICLE II

THE FACILITY

SECTION 2.1                     The Revolving Credit Commitments.

(a)                                 On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans in Dollars (each, a “Revolving Loan”) to the Borrower from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Lender not to exceed such Lender’s Revolving Credit Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan in excess of such Lender’s Ratable Portion of the Maximum Credit. Within the limits of the

Revolving Credit Commitment of each Lender, amounts of Loans repaid may be reborrowed under this Section 2.1.

(b)                                 Subject to the limitations set forth below (and notwithstanding anything to the contrary in Section 4.2), the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation), to make Revolving Loans to the Borrower, on behalf of all Lenders at any time that any condition precedent set forth in Section 4.2 has not been satisfied or waived, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable for the purposes specified in the definition of “Protective Advances”. Any Protective Advance may be made in a principal amount that would cause the aggregate Revolving Credit Exposure to exceed the Borrowing Base; provided that the aggregate amount of outstanding Protective Advances plus the aggregate of all other Revolving Credit Exposure shall not exceed the Aggregate Commitments. Protective Advances may be made even if the conditions precedent set forth in Section 4.2 have not been satisfied or waived. Each Protective Advance shall be secured by the Liens in favor of the Collateral Agent in and to the Collateral and shall constitute Obligations hereunder. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Requisite Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. At any time that the conditions precedent set forth in Section 4.2 have been satisfied or waived, the Administrative Agent may request the Lenders to make a Revolving Loan to repay a Protective Advance. At any other time, the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.1(c).

(c)                                  Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

(d)                                 Each Borrowing shall be comprised entirely of Base Rate Loans or Eurocurrency Rate Loans as the Borrower may request in accordance herewith.

SECTION 2.2                     Borrowing Procedures.

(a)                                 Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 12:00 noon (New York, New York time) (i) on the requested date of such Borrowing, in the case of a Borrowing of Base Rate Loans or (ii) three (3) Business Days prior to the requested date of such Borrowing, in the case of a Borrowing of Eurocurrency Rate Loans; provided that the notice referred to in this subclause (ii) may be delivered no later than one (1) Business Day prior to the Effective Date in the case of any Borrowing of

Eurocurrency Rate Loans on the Effective Date. Each such notice shall be in substantially the form of Exhibit C (a “Notice of Borrowing”), specifying (A) the date of such proposed Borrowing, which shall be a Business Day, (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurocurrency Rate Loans, (D) the initial Interest Period or Interest Periods for any Eurocurrency Rate Loans, (E) the Class of such proposed Borrowing and (F) with respect to any Borrowing the proceeds of which will be used to fund a Restricted Payment subject to the satisfaction of the RP Conditions, an additional solvency representation and warranty of the Borrower and its Subsidiaries (taken as a whole) after giving effect to such Borrowing and the use of proceeds thereof. The Loans shall be made as Base Rate Loans, unless, subject to Section 2.14, the Notice of Borrowing specifies that all or a portion thereof shall be Eurocurrency Rate Loans. Each Borrowing shall be in an aggregate amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof.

(b)                                 The Administrative Agent shall give to each Appropriate Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing and, if Eurocurrency Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.14(a). Each Lender shall, before 2:00 p.m. on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 12.8, in Same Day Funds in the applicable currency, such Lender’s Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 12.1) (i) on the Effective Date, of the applicable conditions set forth in Section 4.1 and (ii) at any time (including the Effective Date), of the applicable conditions set forth in Section 4.2, and, subject to clause (c) below, after the Administrative Agent’s receipt of such funds, the Administrative Agent shall make such funds available to the Borrower as promptly as reasonably practicable.

(c)                                  Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

(d)                                 The failure of any Defaulting Lender to make on the date specified any Loan or any payment required by it, including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but, except to the extent otherwise provided herein, no such other Lender shall be responsible for the failure of any Defaulting Lender to make a Loan or payment required under this Agreement.

(e)                                  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans pursuant to an Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.2(e) shall increase by three (3) Interest Periods for each applicable Class so established.

SECTION 2.3                     Swing Loans.

(a)                                 On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender shall make, in Dollars, loans (each, a “Swing Loan”) otherwise available to the Borrower under the Revolving Credit Commitments from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding (together with the aggregate outstanding principal amount of any other Loan made by the Swing Loan Lender hereunder in its capacity as the Swing Loan Lender) not to exceed the Swing Loan Sublimit; provided, however, that at no time shall the Swing Loan Lender make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Maximum Credit; provided further that in the event that the Swing Loan Lender and the Administrative Agent are not the same Person, then the Swing Loan Lender shall only make a Swing Loan after having given prior notice thereof to the Administrative Agent; provided further that the Swing Loan Lender shall not be required to make any Swing Loan to the extent that such Swing Loan Lender reasonably believes that any Lender is a Defaulting Lender, unless after giving effect to the requested Swing Loans, there would exist no Fronting Exposure (in the good faith determination of the Swing Loan Lender). Each Swing Loan shall be a Base Rate Loan and must be repaid in full in Dollars within seven (7) days after its making or, if sooner, upon any Borrowing hereunder and shall in any event mature no later than the Revolving Credit Termination Date (without giving effect to any extensions of the type referred to in the proviso to Section 12.1(b) hereof). Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a).

(b)                                 In order to request a Swing Loan, the Borrower shall telecopy (or forward by electronic mail or similar means) to the Administrative Agent a duly completed request in substantially the form of Exhibit D, setting forth the requested amount and date of such Swing Loan (a “Swing Loan Request”), to be received by the Administrative Agent not later than 1:00 p.m. on the day of the proposed borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender shall make a Swing Loan available to the Administrative Agent and, in turn, the Administrative Agent shall make such amounts available to the Borrower as promptly as reasonably practicable on the date set forth in the relevant Swing Loan Request.

The Swing Loan Lender shall not make any Swing Loan (other than a Protective Advance) in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Lender that one or more of the conditions precedent contained in Section 4.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 4.2 have been satisfied in connection with the making of any Swing Loan.

(c)                                  The Swing Loan Lender may demand at any time that each Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in clause (d) below, such Lender’s Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

(d)                                 The Administrative Agent shall forward each demand referred to in clause (c) above to each Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 p.m. on any Business Day or any such notice or demand received on a day that is not a Business Day shall not be required to be forwarded to the Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Lender’s Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Sections 4.2 and 2.1 shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), each Lender shall, before 11:00 a.m. on the Business Day next succeeding the date of such Lender’s receipt of such notice or demand, make available to the Administrative Agent, in Same Day Funds in Dollars, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Lender, such Lender shall, except as provided in clause (e) below, be deemed to have made a Revolving Loan to the Borrower in the amount of such payment. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender.

(e)                                  Upon the occurrence of a Default under Section 10.1(f), each Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Lender pursuant to clause (d) above, which participation shall be in a principal amount equal to such Lender’s Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to clause (d) above, in Same Day Funds, an amount equal to such Lender’s Ratable Portion of such Swing Loan. If all or part of such amount is not in fact made available by such Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover any such unpaid amount on demand from such Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

(f)                                   From and after the date on which any Lender (i) is deemed to have made a Revolving Loan pursuant to clause (d) above with respect to any Swing Loan or (ii) purchases an undivided participation interest in a Swing Loan pursuant to clause (e) above, the Swing Loan Lender shall promptly distribute to such Lender such Lender’s Ratable Portion of all payments of principal and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Lender pursuant to clause (d) or (e) above.

SECTION 2.4                     Letters of Credit.

(a)                                 Subject to the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of the Borrower, for the account of the Borrower or a Restricted Subsidiary (provided that any Letter of Credit issued for the benefit of any Restricted Subsidiary that is not the Borrower shall be issued naming the Borrower as the account party on any such Letter of Credit but such Letter of Credit may contain a statement that it is being issued for the benefit of such Restricted Subsidiary), one or more Letters of Credit from time to time on any Business Day during the period commencing on the Effective Date and ending on the earlier of the Revolving Credit Termination Date and five (5) Business Days prior to the Scheduled Termination Date (without giving effect to any extension of the type referred to in the proviso to Section 12.1(b) hereof) (or, if such day is not a Business Day, the next preceding Business Day), or such later date as agreed to by the Administrative Agent in its sole discretion; provided, however, that no Issuer shall be under any obligation to Issue (and, upon the occurrence of any of the events described in clauses (ii), (iii), (iv) and (v)(A) below, shall not Issue) any Letter of Credit upon the occurrence of any of the following:

(i)                                     any order, judgment or decree of any Governmental Authority or arbitrator having binding powers shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the Effective Date or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the Effective Date and that such Issuer in good faith deems material to it (for which such Issuer is not otherwise compensated);

(ii)                                  such Issuer shall have received any written notice of the type described in clause (d) below;

(iii)                               after giving effect to the Issuance of such Letter of Credit, (A) the aggregate Revolving Credit Outstandings would exceed the Maximum Credit at such time, (B) the Revolving Credit Outstandings of any Lender would exceed such Lender’s Revolving Credit Commitment ~~or~~, (C) the Outstanding Amount of the Letter of Credit Obligations would exceed the Aggregate Letter of Credit Sublimit or (D) with respect to the Issuer of such Letter of Credit, the Outstanding Amount of the Letter of Credit Obligations with respect to such Issuer would exceed the Letter of Credit Sublimit for such Issuer;

(iv)                              such Letter of Credit is requested to be denominated in any currency other than Dollars, except as may be approved by the Administrative Agent and such Issuer, each in their sole discretion;

(v)                                 (A) any fees due in connection with a requested Issuance have not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer or (C) the Issuer for such Letter of Credit shall not have received, in form and substance reasonably acceptable to it and, if applicable, duly executed by the Borrower, applications, agreements and other documentation (collectively, a “Letter of Credit Reimbursement Agreement”) such Issuer generally employs in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit; or

(vi)                              any Lender is at that time a Defaulting Lender, unless (i) after giving effect to the requested Issuance, there would exist no Fronting Exposure (in the good faith determination of the applicable Issuer) or (ii) the applicable Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the applicable Issuer (in its good faith determination) with the Borrower or such Lender to eliminate such Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or any other Letter of Credit Obligations as to which such Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit. Any Letter of Credit which has been or deemed Issued hereunder may be amended at any time to reduce the amount outstanding thereunder.

(b)                                 In no event shall the expiration date of any Letter of Credit be more than one (1) year after the date of issuance thereof unless the Administrative Agent and the applicable Issuer have approved such later expiry date; provided, however, that any Letter of Credit with a term less than or equal to one (1) year may provide for the renewal thereof for additional periods less than or equal to one (1) year, as long as, on or before the expiration of each such term and each such period, the Borrower and the Issuer of such Letter of Credit shall have the option to prevent such renewal; provided further, that, for any Letter of Credit having an expiration date after the Scheduled Termination Date, the Borrower agrees to deliver to the applicable Issuer on or prior to the date that occurs five (5) Business Days prior to the Scheduled Termination Date a letter of credit or letters of credit in form and substance reasonably acceptable to the Administrative Agent and the applicable Issuer issued by a bank acceptable to the Administrative Agent and the applicable Issuer, in each case in their sole discretion, and/or cash collateral in an amount equal to 101% of the maximum drawable amount of any such Letter of Credit.

(c)                                  In connection with the Issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two (2) Business Days’ prior written notice, in substantially the form of Exhibit E (or in such other written or electronic form as is acceptable to such Issuer), of the requested Issuance of such Letter of Credit (a “Letter of Credit Request”). Such notice shall specify the Issuer of such Letter of Credit, the face amount and currency of the Letter of Credit requested, the date on which such Letter of Credit is to expire

(which date shall be a Business Day) and, in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. on the last Business Day on which such notice can be given under the first sentence of this clause (c); provided that the relevant Issuer and the Administrative Agent may agree in a particular instance in their sole discretion to a later time and date.

(d)                                 Subject to the satisfaction of the conditions set forth in this Section 2.4, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer’s usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 4.2 or clause (a) above (other than those conditions set forth in clauses (a)(i), (a)(v)(B) and (C) above and, to the extent such clause relates to fees owing to the Issuer of such Letter of Credit and its Affiliates, clause (a)(v)(A) above) are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived. No Issuer shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 4.2 have been satisfied in connection with the Issuance of any Letter of Credit.

(e)                                  The Borrower agrees that, if requested by the Issuer of any Letter of Credit prior to the issuance of a Letter of Credit, it shall execute a Letter of Credit Reimbursement Agreement in respect to any Letter of Credit Issued hereunder. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

(f)                                   Each Issuer shall comply with the following:

(i)                                     give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance of any Letter of Credit Issued by it (including the applicable currency), all drawings under any Letter of Credit Issued by it and of the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Lender);

(ii)                                  upon the request of any Lender, furnish to such Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Lender; and

(iii)                               on the first Business Day of each calendar week, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Borrower separate schedules for Documentary Letters of Credit and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations and applicable currencies, in each case outstanding at the end of each month, and any information requested by the Borrower or the Administrative Agent relating thereto.

(g)                                  Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Ratable Portion, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

(h)                                 The Borrower agrees to pay to the Issuer of any Letter of Credit, in each case in the same currency and in an equivalent amount, and, to the extent so financed, all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than (x) on the same Business Day that the Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit in accordance with its terms if such notice is received by the Borrower by 11:00 a.m. and (y) on the next succeeding Business Day after which the Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit in accordance with its terms if such notice is received by the Borrower after 11:00 a.m. (such date described in clause (x) or (y) above, the “Reimbursement Date”), irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit in accordance with its terms and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (h) (directly or by application of the deemed Loans described below in this clause (h) or by virtue of the penultimate sentence of this clause (h)) or any such payment by the Borrower is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Loans that are Base Rate Loans and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due Loans that are Base Rate Loans, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Lender’s Ratable Portion of such payment in Same Day Funds. If the Administrative Agent so notifies such Lender prior to 11:00 a.m. on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in Same Day Funds. Upon such payment by a Lender, such Lender shall, except during the continuance of a Default or Event of Default under Section 10.1(f) and notwithstanding whether or not the conditions precedent set forth in Section 4.2 shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Lender pursuant to this clause (h), such Issuer shall pay over to the Administrative Agent any amount received in excess of such Reimbursement Obligation and, upon receipt of such amount, the Administrative Agent shall promptly pay over to each Lender, in Same Day Funds in the applicable currency, an amount equal to such Lender’s Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation. (A) In the absence of written notice to the contrary from the

Borrower, and subject to the other provisions of this Agreement (but without regard to the conditions to borrowing set forth in Section 4.2), Reimbursement Obligations shall be financed when due with Swing Loans or Base Rate Loans, in each case to the Borrower in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan or Swing Loan, as the case may be, and (B) in the event that the Borrower has notified the Administrative Agent that it will not so finance any such payments, the Borrower will make payment directly to the applicable Issuer when due. The Administrative Agent shall promptly remit the proceeds from any Loans made pursuant to clause (A) above in reimbursement of a draw under a Letter of Credit to the applicable Issuer.

(i)                                     Each Defaulting Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter, until such amount is repaid to the Administrative Agent for the account of such Issuer, at a rate per annum equal to the rate applicable to Base Rate Loans.

(j)                                    The Borrower’s obligations to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

(i)                                     any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii)                                  any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii)                               the existence of any claim, set-off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv)                              any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)                                 payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply, but that does substantially comply, with the terms of such Letter of Credit; and

(vi)                              any other act or omission to act or delay of any kind of any Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of such Issuer to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuers may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the applicable Issuer.

(k)                                 Applicability of ISP and UCP. Unless otherwise expressly agreed by the relevant Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each Documentary Letter of Credit

(l)                                     All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.

SECTION 2.5                     Reduction and Termination of the Revolving Credit Commitments.

The Borrower may, upon at least three (3) Business Days’ prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of any Class of Revolving Credit Commitments of the Lenders without premium or penalty other than any amount required to be paid by the Borrower pursuant to Section 3.5; provided, however, that each partial reduction shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof; provided, further, that no reduction or termination of Commitments having a later maturity shall be permitted on a greater than pro rata basis with commitments having an earlier maturity. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Revolving Credit Commitments if such termination would have resulted from a refinancing of all of the applicable Class, which refinancing shall not be consummated or otherwise shall be delayed.

SECTION 2.6                     Repayment of Loans.

The Borrower promises to repay to the Administrative Agent for the ratable account of the Lenders the aggregate unpaid principal amount of the Loans (including any Letter of Credit Borrowings) and the Swing Loans on the Revolving Credit Termination Date or earlier, if otherwise required by the terms hereof.

SECTION 2.7                     Evidence of Indebtedness.

(a)                                 The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the Ordinary Course of Business. Subject to Section 12.2(c), accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b)                                 (i) Subject to Section 12.2(c), entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.7(a) and by each Lender in its account or accounts pursuant to Section 2.7a) shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

(ii)                                  Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Revolving Credit Notes evidencing such Loans) and the drawn Letters of Credit are registered obligations and the right, title, and interest of the Lenders and the Issuers and their assignees in and to such Loans or drawn Letters of Credit, as the case may be, shall be transferable only upon notation of such transfer in the Register. A Revolving Credit Note shall only evidence the Lender’s or a registered assignee’s right, title and interest in and to the related Loan, and in no event is any such Revolving Credit Note to be considered a bearer instrument or obligation. This Section 2.7(b) and Section 12.2 shall be construed so that the Loans and drawn Letters of Credit are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

(c)                                  Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Revolving Credit Note or Revolving Credit Notes to such Lender evidencing the Loans of such Lender, substantially in the form of Exhibit B. Each Lender may attach schedules to its Revolving Credit Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto; provided that the failure to do so shall in no way affect the obligations of the Borrower or any other Loan Party under any Loan Document.

SECTION 2.8                     Optional Prepayments.

The Borrower may prepay, in the applicable currency, the outstanding principal amount of the Loans and Swing Loans in whole or in part at any time; provided, however, that if any prepayment of any Eurocurrency Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amount owing pursuant to Section 3.5.

SECTION 2.9                     Mandatory Prepayments.

(a)                                 If at any time, the aggregate principal amount of Revolving Credit Outstandings exceeds the aggregate Maximum Credit at such time (including as a result of any currency fluctuation), the Borrower shall forthwith, upon notification by the Administrative Agent, prepay, in the applicable currency, the Swing Loans first and then the other Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and the other Loans, the Borrower shall Cash Collateralize the Letter of Credit Obligations in the manner set forth in Section 10.5 in an amount equal to 101% of such excess.

(b)                                 If (x) at any time during a Cash Dominion Period or (y) in respect of any Disposition that would result in the occurrence of a Cash Dominion Period, any Loan Party or any of its Subsidiaries receives any Net Cash Proceeds arising from any Disposition in respect of any Current Asset Collateral outside of the Ordinary Course of Business, subject to the ABL Intercreditor Agreement, the Borrower shall promptly (but in any event within five (5) Business Days of such receipt) prepay the Loans in an amount equal to 100% of such Net Cash Proceeds (and, to the extent such Net Cash Proceeds exceed the aggregate principal amount of Loans outstanding, Cash Collateralize Letters of Credit in an amount equal to up to 101% of the aggregate maximum drawable amount of such Letters of Credit).

(c)                                  Subject to Section 3.5 hereof, all such payments in respect of the Loans pursuant to this Section 2.9 shall be without premium or penalty. All interest accrued on the principal amount of the Loans paid pursuant to this Section 2.9 shall be paid, or may be charged by the Administrative Agent to any loan account(s) of the Borrower, at the Administrative Agent’s option, on the date of such payment. Interest shall accrue and be due, until the next Business Day, if the amount so paid by the Borrower to the bank account designated by the Administrative Agent for such purpose is received in such bank account after 3:00 p.m.

(d)                                 At all times after the occurrence and during the continuance of Cash Dominion Period and notification thereof by the Administrative Agent to the Borrower (subject to the provisions of Section 10.3 and to the terms of the Security Agreement), on each Business

Day, at or before 1:00 p.m., the Agent shall apply all Same Day Funds credited to the Concentration Account and all amounts received pursuant to Section 2.9(b), first to pay any fees or expense reimbursements then due to the Administrative Agent, the Issuers and the Lenders (other than in connection with Cash Management Obligations, Obligations in respect of Secured Hedge Agreements or any Revolving Commitment Increases), pro rata, second to pay interest due and payable in respect of any Loans (including Swing Loans) and any Protective Advances that may be outstanding, pro rata, third to prepay the principal of any Protective Advances that may be outstanding, pro rata, and fourth to prepay the principal of the Loans (including Swing Loans) and to Cash Collateralize outstanding Letter of Credit Obligations, pro rata.

SECTION 2.10              Interest.

(a)                                 Rate of Interest. All Loans and the outstanding amount of all other Obligations owing under the Loan Documents shall bear interest, in the case of any Class of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:

(i)                                     if a Base Rate Loan or such other Obligation (except as otherwise provided in this Section 2.10(a)), at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Rate for Base Rate Loans; and

(ii)                                  if a Eurocurrency Rate Loan, at a rate per annum equal to the sum of (A) the Adjusted Eurocurrency Rate determined for the applicable Interest Period and (B) the Applicable Rate applicable to Eurocurrency Rate Loans in effect from time to time during such Interest Period.

(b)                                 Interest Payments. (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be payable in arrears (A) on the first Business Day of each February, May, August and November, commencing on the first such day following the making of such Base Rate Loan and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar month, (iii) interest accrued on each Eurocurrency Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three (3) months, on each date during such Interest Period occurring every three (3) months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurocurrency Rate Loan and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

(c)                                  Default Interest. The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

SECTION 2.11              Conversion/Continuation Option.

(a)                                 The Borrower may elect (i) at any time on any Business Day, to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurocurrency Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurocurrency Rate Loans or any portion thereof into Base Rate Loans, or to continue such Eurocurrency Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurocurrency Rate Loans for each Interest Period must be in the amount of at least $500,000 or an integral multiple of $100,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender’s Ratable Portion. Each such election shall be in substantially the form of Exhibit F (a “Notice of Conversion or Continuation”) and shall be made by giving the Administrative Agent at least two (2) Business Days’ prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurocurrency Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of such conversion.

(b)                                 The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, the Administrative Agent or the Requisite Lenders may require by notice to the Borrower that no conversion in whole or in part of Base Rate Loans to Eurocurrency Rate Loans and no continuation in whole or in part of Eurocurrency Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (A) an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurocurrency Rate Loan would violate any provision of Section 2.14. If, within the time period required under the terms of this Section 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurocurrency Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

SECTION 2.12              Fees.

(a)                                 Unused Commitment Fee. The Borrower agrees to pay in Same Day Funds in Dollars to the Administrative Agent for the account of each Lender a commitment fee (the “Unused Commitment Fee”) on the average daily amount by which the Revolving Credit Commitment of such Lender exceeds such Lender’s Ratable Portion of the sum of (i) the aggregate outstanding principal amount of Loans for the applicable Class and (ii) the outstanding amount of the aggregate Letter of Credit Undrawn Amounts from the Effective Date through the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Effective Date and (y) on the Revolving Credit Termination Date. For the avoidance of doubt, any Swing Loans outstanding shall reduce the Revolving Credit Commitment of the Swing Loan Lender in its capacity as a Lender.

(b)                                 Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

(i)                                     to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.125% per annum of the average daily maximum undrawn face amount of such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) for the immediately preceding calendar quarter (or portion thereof), payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

(ii)                                  to the Administrative Agent for the ratable benefit of the Lenders, with respect to each Letter of Credit, a fee accruing in Dollars at a rate per annum equal to the Applicable Rate for Eurocurrency Rate Loans (each such fee, a “Letter of Credit Fee”), in each case multiplied by the average daily maximum undrawn face amount of such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) for the immediately preceding calendar quarter (or portion thereof), payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however, that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuer pursuant to Section 2.4 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the applicable Issuer for its own account; and

(iii)                               to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, customary documentary and processing charges in accordance with such Issuer’s standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

(c)                                  Additional Fees. The Borrower has agreed to pay to the Administrative Agent and the Effective Date Arrangers additional fees, the amount and dates of payment of which are embodied in the Agent Fee Letter.

SECTION 2.13              Payments and Computations.

(a)                                 All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrower shall make each payment and prepayment hereunder (including fees and expenses) not later than 2:00 p.m. on the day when due, (i) in the case of Loans, in the currency in which such Loan is denominated, (ii) in the case of Reimbursement Obligations, in the currency of the applicable Letter of Credit, (iii) in the case of any accrued interest payable on a Loan or Reimbursement Obligation, in the currency of such Loan or Reimbursement Obligation, as applicable, and (iv) in the case of all other payments under each Loan Document, in Dollars except as otherwise expressly provided herein or therein, in each case to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds without condition or deduction for any defense, recoupment, set-off or counterclaim. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall, in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)                                 All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)                                  [reserved]

(d)                                 Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurocurrency Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Loans shall be applied as follows: first, to repay any such Loans outstanding as Base Rate Loans and then, to repay any such Loans outstanding as Eurocurrency Rate Loans, with those Eurocurrency Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.

(e)                                  Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may (but shall not be so required to), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment to the Administrative Agent in Same Day Funds in the applicable currency, then each Lender shall repay to the Administrative Agent forthwith on demand the portion of such assumed payment that was made available to such Lender in Same Day Funds in the applicable currency, together with interest thereon in respect of each day from and including the date such amount was made available to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds in the applicable currency at the applicable Overnight Rate from time to time in effect.

(f)                                   Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of Section 10.2(b) below (or required to be applied in accordance with Section 2.9), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable and third, as the Borrower so designates. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender’s Ratable Portion; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

(g)                                  At the option of the Administrative Agent, principal on the Swing Loans, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Loans and Protective Advances may be paid from the proceeds of Swing Loans or the Revolving Loans unless the Borrower makes such payments on the next succeeding Business Day after the Borrower receives written notice from the Administrative Agent requesting such payments. The Borrower hereby authorizes the Swing Loan Lender to make such Swing Loans pursuant to Section 2.3(a) and the Lenders to make such Loans pursuant to Section 2.2(a) from time to time in the amounts of any and all principal payable with respect to the Swing Loans, Reimbursement Obligations, interest, fees, expenses and other sums payable in respect of the Loans and Protective Advances, and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Swing Loans and the Revolving Loans and to distribute the proceeds of such Swing Loans and the Revolving Loans to pay such amounts. The Borrower agrees that all such Swing Loans and the Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 4.2, which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

(h)                                 No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid or prepaid in the original currency of such Loan and reborrowed in the other currency.

SECTION 2.14              Special Provisions Governing Eurocurrency Rate Loans.

(a)                                 Determination of Interest Rate.

The Adjusted Eurocurrency Rate for each Interest Period for Eurocurrency Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of “Eurocurrency Rate”. The Administrative Agent’s determination shall be presumed to be correct and binding on the Loan Parties, absent manifest error.

(b)                                 Interest Rate Unascertainable, Inadequate or Unfair.

In the event that (i) the Administrative Agent reasonably determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurocurrency Rate then being determined is to be fixed or (ii) the Requisite Lenders reasonably determine and notify the Administrative Agent that the Eurocurrency Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurocurrency Rate Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan, and the obligations of the Lenders to make Eurocurrency Rate Loans or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

SECTION 2.15              Revolving Commitment Increase.

(a)                                 The Borrower may at any time or from time to time after the Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more increases in the amount of any Class of Revolving Credit Commitments (each such increase, a “Revolving Commitment Increase”); provided that upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist. Each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $25,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Revolving Commitment Increases shall not exceed $~~75,000,000~~50,000,000 (the “Incremental Availability”). Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Revolving Commitment Increases. Revolving Commitment Increases may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to provide a portion of any Revolving Commitment Increase), or by any other bank or other financial institution or institutional lender or investor (any such other bank or other financial institution or institutional lender or investor being called an “Additional Lender”), provided that the Administrative Agent, each Issuer and the Swing Loan Lender shall have consented (in each case, such consent not to be unreasonably withheld) to such Lender’s or Additional Lender’s providing such Revolving Commitment Increases if such consent by the Administrative Agent, the applicable Issuer and the Swing Loan Lender, as the case may be, would be required under Section 12.2(b) for an assignment of Loans or Revolving Credit Commitments to such Lender or Additional Lender. Revolving Credit Commitments in respect of Revolving Commitment Increases shall become Revolving Credit Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrower, each Lender agreeing to provide such Revolving Credit Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Effective Date”) of each of the conditions set forth in Section 4.2 (it being understood that all references to “the date of such Loan or Issuance” or similar language in such Section 4.2 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. Any Revolving Commitment Increase shall be documented as an increase to the applicable Class of Loans and shall be on terms identical to those applicable to such Class, except with respect to any commitment, arrangement, upfront or similar fees that may be agreed to among the Borrower and the lenders agreeing to participate in such Revolving Commitment Increase. The Borrower shall use Revolving Commitment Increases for any purpose not prohibited by this Agreement. Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.15, (x) each Lender of the applicable Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase of the applicable Class (each a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swing Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit, (ii) participations hereunder in Swing Loans held by each Lender of the applicable Class and (iii) participations in Protective Advances held by each Lender of the applicable Class (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Lenders of such Class represented by such Lender’s Revolving Credit Commitment and (y) if, on the date of such increase, there are any Revolving Loans of such Class outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans of such Class made hereunder (reflecting such increase in Revolving Credit Commitments of such Class), which prepayment shall be accompanied by accrued interest on the Revolving Loans of such Class being prepaid and any costs incurred by any Lender in accordance with Section 3.5. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(b)                                 This Section 2.15 shall supersede any provisions in Section 12.1 or Section 12.7 to the contrary.

SECTION 2.16              Defaulting Lenders.

(a)                                 Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1.

(ii)                                  Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 12.6), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any Issuer or the Swing Loan Lender hereunder; third, if so determined by the Administrative Agent or requested by any Issuer or the Swing Loan Lender, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any Issuer or the Swing Loan Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuer or the Swing Loan Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Letter of Credit Borrowings were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender for such period) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.12(b).

(iv)                              Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Loans pursuant to Sections 2.3 and 2.4, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Lender.

(a)                                 Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Loan Lender and the Issuers agree in writing in their reasonable discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower for the period that such Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(b)                                 Cash Collateral. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the applicable Issuer or the Swing Loan Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

SECTION 2.17              Extensions of Loans.

(a)                                 Extension of Revolving Credit Commitments. The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Scheduled Termination Date with respect to all or a portion of any principal amount of such Revolving

Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.17; provided that there shall be no more than three (3) Classes of Loans and Commitments outstanding at any time. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Extension Request”) setting forth the proposed terms (which shall be determined in consultation with the Administrative Agent) of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (i) the Scheduled Termination Date of the Extended Revolving Credit Commitments shall be later than the Scheduled Termination Date of the Revolving Credit Commitments of such Existing Revolver Tranche, (ii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iii) all borrowings under the Revolving Credit Commitments and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (II) repayments required upon the Revolving Credit Termination Date of the non-extending Revolving Credit Commitments); provided, further, that (A) the conditions precedent to a Borrowing set forth in Section 4.2 shall be satisfied as of the date of such Extension Amendment and at the time when any Loans are made in respect of any Extended Revolving Credit Commitment, (B) in no event shall the final maturity date of any Extended Revolving Credit Commitments of a given Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Credit Commitments hereunder, (C) any such Extended Revolving Credit Commitments (and the Liens securing the same) shall be permitted by the terms of the ABL Intercreditor Agreement (to the extent any ABL Intercreditor Agreement is then in effect) and (D) all documentation in respect of the such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Extension Request shall be designated a series (each, a “Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Existing Revolver Tranche. Each Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.17 shall be in an aggregate principal amount equal to not less than $25,000,000.

(b)                                 Extension Request. The Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Revolver Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purposes of this Section 2.17. No Lender shall have any obligation to agree to provide any Extended Revolving Credit Commitment pursuant to any Extension Request. Any Revolving

Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Revolving Credit Commitments under the Existing Revolver Tranche which it has elected to request be amended into Extended Revolving Credit Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Revolving Credit Commitments under the Existing Revolver Tranche in respect of which applicable Revolving Credit Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Revolving Credit Commitments requested to be extended pursuant to the Extension Request, Revolving Credit Commitments subject to Extension Elections shall be amended to reflect allocations of the Extended Revolving Credit Commitments, which Extended Revolving Credit Commitments shall be allocated as agreed by Administrative Agent and the Borrower.

(c)                                  New Revolving Commitment Lenders. Following any Extension Request made by the Borrower in accordance with Sections 2.17(a) and 2.17(b), if the Lenders shall have declined to agree during the period specified in Section 2.17(b) above to provide Extended Revolving Credit Commitments in an aggregate principal amount equal to the amount requested by the Borrower in such Extension Request, the Borrower may request that banks, financial institutions or other institutional lenders or investors other than the Lenders or Extended Revolving Credit Lenders (the “New Revolving Commitment Lenders”), which New Revolving Commitment Lenders may elect to provide an Extended Revolving Credit Commitment hereunder; provided that such Extended Revolving Credit Commitments of such New Revolving Commitment Lenders (i) shall be in an aggregate principal amount for all such New Revolving Commitment Lenders not to exceed the aggregate principal amount of Extended Revolving Credit Commitments so declined to be provided by the existing Lenders and (ii) shall be on identical terms to the terms applicable to the terms specified in the applicable Extension Request (and any Extended Revolving Credit Commitments provided by existing Lenders in respect thereof); provided further that, as a condition to the effectiveness of any Extended Revolving Credit Commitment of any New Revolving Commitment Lender, the Administrative Agent, each Issuer and the Swing Loan Lender shall have consented (such consent not to be unreasonably withheld) to each New Revolving Commitment Lender if such consent would be required under Section 12.2(b)(iii) for an assignment of Revolving Credit Commitments to such Person. Notwithstanding anything herein to the contrary, any Extended Revolving Credit Commitment provided by New Revolving Commitment Lenders shall be pro rata to each New Revolving Commitment Lender. Upon effectiveness of the Extension Amendment to which each such New Revolving Commitment Lender is a party, (a) the Revolving Credit Commitments of all existing Revolving Credit Lenders of each Class specified in the Extension Amendment in accordance with this Section 2.17 will be permanently reduced pro rata by an aggregate amount equal to the aggregate principal amount of the Extended Revolving Credit Commitments of such New Revolving Commitment Lenders and (b) the Revolving Credit Commitment of each such New Revolving Commitment Lender will become effective. The Extended Revolving Credit Commitments of New Revolving Commitment Lenders will be incorporated as Revolving Credit Commitments hereunder in the same manner in which Extended Revolving Credit Commitments of existing Lenders are incorporated hereunder pursuant to this Section 2.17, and for the avoidance of doubt, all Borrowings and repayments of Revolving Loans from and after the effectiveness of such Extension Amendment shall be made pro rata across all Classes of Revolving Credit Commitments including such New Revolving Commitment Lenders (based on the outstanding principal amounts of the respective Classes of Revolving Credit Commitments) except for (x) payments of interest and fees at different rates for each Class of Revolving Credit Commitments (and related Outstanding Amounts) and (y) repayments required on the Revolving Credit Termination Date for any particular Class of Revolving Credit Commitments. Upon the effectiveness of each New Revolving Credit Commitment pursuant to this Section 2.17(c), (a) each Revolving Credit Lender of all applicable existing Classes of Revolving Credit Commitments immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each New Revolving Commitment Lender, and each such New Revolving Commitment Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Loans such that, after giving effect to each such deemed assignment and assumption of participations, subject to Section 2.16, the percentage of the outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Loans held by each Revolving Credit Lender of each Class of Revolving Credit Commitments (including each such New Revolving Commitment Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Classes of Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (b) if, on the date of such effectiveness, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such New Revolving Credit Commitment be prepaid from the proceeds of Loans outstanding after giving effect to such New Revolving Credit Commitments, which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.5. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(d)                                 Extension Amendment. Extended Revolving Credit Commitments and New Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Revolving Credit Lender and each New Revolving Commitment Lender, if any, providing an Extended Revolving Credit Commitment or a New Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.17(a), (b) and (c) above (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Sections 4.2(a) and (b) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Effective Date other than changes to such legal opinion resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Collateral Agent in order to ensure that the Extended Revolving Credit Commitments or the New Revolving Credit Commitments, as the case may be, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Revolving Credit Commitments or the New Revolving Credit Commitments, as the case may be, incurred pursuant thereto, (ii) make such other changes to this Agreement and the other Loan Documents (without the consent of the Requisite Lenders) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section, and the Requisite Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e)                                  No conversion of Loans pursuant to any Extension in accordance with this Section 2.17 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

SECTION 3.1                     Taxes.

(a)                                 Except as required by law, any and all payments by the Borrower (the term “Borrower” under this Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by net income (however denominated, and including branch profits and similar taxes), and franchise or similar taxes, imposed by the United States, the jurisdiction under the laws of which it is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (ii) taxes imposed by reason of any connection between such Agent or Lender and any taxing jurisdiction other than a connection arising solely by executing or entering into any Loan Document, receiving payments thereunder or having been a party to, performed its obligations under, or enforced, any Loan Documents, (iii) subject to Section 3.1(e), any U.S. federal tax that is (or would be) required to be withheld with respect to amounts payable hereunder in respect of an Eligible Assignee (pursuant to an assignment under Section 12.2) on the date it becomes an Eligible Assignee to the extent such tax is in excess of the tax that would have been applicable had such assigning Lender not assigned its interest arising under any Loan Document (unless such assignment is at the express written request of the Borrower), (iv) any U.S. federal withholding taxes imposed as a result of the failure of any Agent or Lender to comply with the provisions of Sections 3.1(b) and 3.1(c) (in the case of any Foreign Lender, as defined below) or the provisions of Section 3.1(d) (in the case of any U.S. Lender, as defined below), (v) any U.S. federal withholding taxes imposed pursuant to FATCA, (vi) amounts excluded pursuant to Section 3.1(e)(i) hereto, (vii) any Taxes excluded from the definition of “Other Taxes” and (viii) penalties and interest on the foregoing amounts (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges and liabilities being hereinafter referred to as “Taxes”). If the Borrower or a Guarantor is required to deduct or withhold any Taxes or Other Taxes (as defined below) from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 3.1(a)), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or Guarantor shall make such deductions or withholdings, (iii) the Borrower or Guarantor shall timely pay the full amount deducted or withheld to the relevant taxing authority, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as practicable thereafter), the Borrower or Guarantor shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to the Borrower or Guarantor (or other evidence of payment reasonably satisfactory to the Administrative Agent). If the Borrower or Guarantor fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence that has been made available to the Borrower or Guarantor, the Borrower or Guarantor shall indemnify such Agent and such Lender for any incremental Taxes that may become payable by such Agent or such Lender arising out of such failure.

(b)                                 To the extent it is legally able to do so, each Agent or Lender (including an Eligible Assignee to which a Lender assigns its interest in accordance with Section 12.2) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent on or prior to the date on which the Agent or Lender (or Eligible Assignee) becomes a party hereto, two (2) accurate, complete and original signed copies of whichever of the following is applicable: (i) IRS Form W-8BEN or IRS Form W-8BEN-E certifying that it is entitled to benefits under an income tax treaty to which the United States is a party; (ii) IRS Form W-8ECI certifying that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States; (iii) if the Foreign Lender is not (A) a bank described in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder described in Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code, a certificate to that effect in substantially the form attached hereto as Exhibit N (a “Non-Bank Certificate”) and an IRS Form W-8BEN or IRS Form W-8BEN-E, certifying that the Foreign Lender is not a United States person; (iv) to the extent a Lender is not the beneficial owner for U.S. federal income tax purposes, IRS Form W-8IMY (or any successor forms) of the Lender, accompanied by, as and to the extent applicable, an IRS Form W-8BEN or IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-9, IRS Form W-8IMY (or other successor forms), Non-Bank Certificate and any other required supporting information from each beneficial owner (it being understood that a Lender need not provide certificates or supporting documentation from beneficial owners if (x) the Lender is a “qualified intermediary” or “withholding foreign partnership” for U.S. federal income tax purposes and (y) such Lender is as a result able to establish, and does establish, that payments to such Lender are, to the extent applicable, entitled to an exemption from or, if an exemption is not available, a reduction in the rate of, U.S. federal withholding taxes without providing such certificates or supporting documentation); or (v) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(c)                                  In addition, each such Lender shall, to the extent it is legally entitled to do so, (i) promptly submit to the Borrower and the Administrative Agent two (2) accurate, complete and original signed copies of such other or additional forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant taxing authorities) as may then be applicable or available to secure an exemption from or reduction in the rate of U.S. federal withholding tax (A) on or before the date that such Lender’s most recently delivered form, certificate or other evidence expires or becomes obsolete or inaccurate in any material respect, (B) after the occurrence of a change in the Foreign Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent, and (C) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (ii) promptly notify the Borrower and the Administrative Agent of any change in the Foreign Lender’s circumstances which would modify or render invalid any claimed exemption or reduction.

(d)                                 Each Agent or Lender that is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) (each a “U.S. Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent two (2) original copies of accurate, complete and signed IRS Form W-9 or successor form certifying that such Agent or Lender is not subject to United States backup withholding tax (i) on or prior to the Effective Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or inaccurate in any material respect, (iii) after the occurrence of a change in the Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(e)                                  (i) Notwithstanding anything else herein to the contrary (but subject to the succeeding sentence), if a Lender, Eligible Assignee or Agent is subject to any U.S. federal tax that is (or would be) required to be withheld with respect to amounts payable hereunder at a rate in excess of zero percent at the time such Lender, Eligible Assignee or Agent becomes a party to this Agreement or otherwise acquires an interest in the Loan, or pursuant to a law or other legal requirement in effect at such time (including a law with a delayed effective date), such tax (including additions to tax, penalties and interest imposed with respect to such tax) shall be considered excluded from Taxes (unless and until such time as such Lender, Eligible Assignee or Agent subsequently provides forms and certifications that establish to the reasonable satisfaction of Borrower and the Administrative Agent that such Lender, Eligible Assignee or Agent is subject to a lower rate of tax, at which time tax at such lower rate (including additions to tax, penalties and interest imposed with respect to such tax) shall be considered so excluded for periods during which such forms and certifications remain valid and are sufficient, under the law in effect at the time such forms and certifications are provided (including any law with a delayed effective date), to establish that such Lender, Eligible Assignee or Agent is subject to such lower rate of tax) except, in the case of an Eligible Assignee, to the extent the Lender’s assignor was entitled to additional amounts or indemnity payments immediately prior to the assignment (unless such assignment is made at the express written request of the Borrower). Further, the

Borrower shall not be required pursuant to this Section 3.1 to pay any additional amount to, or to indemnify, any Lender, Eligible Assignee or Agent, as the case may be, to the extent that such Lender, Eligible Assignee or Agent becomes subject to Taxes subsequent to the Effective Date (or, if later, the date such Lender, Eligible Assignee or Agent becomes a party to this Agreement or otherwise acquires an interest in the Loan) solely as a result of a change in the place of organization or place of doing business of such Lender, Eligible Assignee or Agent (or any applicable beneficial owner), a change in the Lending Office of such Lender or Eligible Assignee (or any applicable beneficial owner) (other than at the written request of the Borrower to change such Lending Office), a change that results in such Lender or Eligible Assignee (or any applicable beneficial owner) being described in clauses (A), (B) or (C) of Section 3.1(b)(iii) or otherwise as a result of any change in the circumstances of such Lender, Eligible Assignee or Agent, other than a Change in Law, occurring after the date that such Lender, Eligible Assignee or Agent becomes a party to this Agreement or otherwise acquires an interest in the Loan.

(ii)          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause 3.01(e)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)                                   Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made hereunder shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(b), (d) and (e) above) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (it being understood that providing any information currently required by any U.S. federal income tax withholding form shall not be considered prejudicial to the position of a Lender).

(g)                                  On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall provide to the Borrower, two duly-signed, properly completed copies of the documentation prescribed in clause (i) or (ii) below, as applicable

(together with all required attachments thereto): (i) IRS Form W-9 or any successor thereto, or (ii) (A) IRS Form W-8ECI or any successor thereto, and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Borrower to be treated as a U.S. Person for U.S. federal withholding purposes. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower.

(h)                                 The Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other similar excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such amounts that result from an Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such change is requested in writing by the Borrower (all such non-excluded taxes described in this Section 3.1(h) being hereinafter referred to as “Other Taxes”).

(i)                                     If any Taxes or Other Taxes are directly asserted against any Agent or Lender with respect to any payment received by such Agent or Lender in respect of any Loan Document, such Agent or Lender may pay such Taxes or Other Taxes and the Borrower will promptly indemnify and hold harmless such Agent or Lender for the full amount of such Taxes and Other Taxes (and any Taxes and Other Taxes imposed on amounts payable under this Section 3.1), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted. Payments under this Section 3.1(i) shall be made within ten (10) days after the date Borrower receives written demand for payment from such Agent or Lender.

(j)                                    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (x) any Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Taxes or Other Taxes pursuant to this Agreement and without limiting the obligation of the Borrower to do so), (y) any Taxes or Other Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(e) relating to the maintenance of a Participant Register and (z) any taxes excluded from Taxes or Other Taxes that are attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off an apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (j).

(k)                                 A Participant shall not be entitled to receive any greater payment under Section 3.1 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(l)                                     If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender or the relevant Agent, as applicable, shall cooperate with the Borrower in a reasonable challenge of such taxes if so requested by the Borrower, provided that (a) such Lender or Agent determines in its reasonable discretion that it would not be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of such Agent or Lender and (c) the Borrower indemnifies such Lender or Agent for any liabilities or other costs incurred by such party in connection with such challenge.

(m)                             If any Agent or any Lender determines, in its reasonable discretion, that it has received or is entitled to receive a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or Holdings, as the case may be or with respect to which the Borrower or Holdings, as the case may be has paid additional amounts pursuant to this Section 3.1, it shall use commercially reasonable efforts to obtain such refund (to the extent not yet received) (provided that doing so would not otherwise materially disadvantage the Agent or Lender) and it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or Holdings, as the case may be under this Section 3.1 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower or Holdings, as the case may be, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or Holdings, as the case may be (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph 3.1(m), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph 3.1(m) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax or Other Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. The Administrative Agent or such Lender, as the case may be, shall provide the Borrower with a copy of any notice of assessment or other evidence reasonably available of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that such Lender or the Administrative Agent deems confidential in its reasonable discretion). This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it reasonably deems confidential) to the Borrower, Holdings or any other Person.

(n)                                 Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.1(a) or (i) with respect to such Lender, it will, if requested by the

Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) to mitigate the effect of any such event, including by designating another Lending Office for any Loan affected by such event and by completing and delivering or filing any tax-related forms which such Lender is legally able to deliver and which would reduce or eliminate any amount of Taxes or Other Taxes required to be deducted or withheld or paid by the Borrower; provided that such efforts are made at the Borrower’s expense and on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.1(m) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.1(a) or (i).

(o)                                 Notwithstanding any other provision of this Agreement, the Borrower and the Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents, subject to the provisions of this Section 3.1.

(p)                                 With respect to any Lender’s claim for compensation under this Section 3.1, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(q)                                 Each party’s obligations under this Section 3.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 3.2                     Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate or Adjusted Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Eurocurrency Rate component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 3.3                     Inability to Determine Rates. If the Requisite Lenders reasonably determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurocurrency market for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan or (c) the Eurocurrency Rate, for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Adjusted Eurocurrency Rate component of the Base Rate, the utilization of the Adjusted Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Requisite Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

SECTION 3.4                     Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a)                                 Increased Costs Generally. If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuer;

(ii)                                  subject any Lender or the Administrative Agent or any Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Administrative Agent or the Issuer in respect thereof (except for Taxes or Other Taxes and any taxes and other amounts described in clauses (i) through (viii) of the first sentence of Section 3.1(a) that are imposed with respect to payments for or on account of any Agent or any Lender under any Loan Document, and except for Other Taxes); or

(iii)                               impose on any Lender or any Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein, in each case that is not otherwise accounted for in the definition of Adjusted Eurocurrency Rate or this clause (a);

and the result of any of the foregoing shall be to increase the cost to such Lender (or, in the case of clause (ii) above, the Administrative Agent) of making or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender (or, in the case of clause (ii) above, the Administrative Agent) or such Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuer hereunder (or, in the case of clause (ii) above, the Administrative Agent) (whether of principal, interest or any other amount) then, from time to time within fifteen (15) days after receipt of the certificate referred to in Section 3.4(c) below setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender or Issuer (or, in the case of clause (ii) above, the Administrative Agent), as the case may be, such additional amount or amounts as will compensate such Lender or Issuer (or, in the case of clause (ii) above, the Administrative Agent), as the case may be, for such additional costs incurred or reduction suffered.

(a)                                 Capital Requirements. If any Lender or any Issuer reasonably determines that any Change in Law affecting such Lender or such Issuer or any Lending Office of such Lender or such Lender’s or such Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuer’s capital or on the capital of such Lender’s or such Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuer, to a level below that which such Lender or such Issuer or such Lender’s or such Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuer’s policies and the policies of such Lender’s or such Issuer’s holding company with respect to capital adequacy and liquidity requirements), then from time to time upon demand of such Lender or such Issuer setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender or such Issuer, as the case may be, within fifteen (15) days after receipt of the certificate referred to in Section 3.4(c) below, such additional amount or amounts as will compensate such Lender or such Issuer or such Lender’s or such Issuer’s holding company for any such reduction suffered.

(b)                                 Certificates for Reimbursement. A certificate of a Lender or an Issuer setting forth the amount or amounts necessary to compensate such Lender or such Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.4 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuer, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(c)                                  Delay in Requests. Failure or delay on the part of any Lender or any Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.4 shall not constitute a waiver of such Lender’s or such Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuer pursuant to the foregoing provisions of this Section 3.4 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender or such Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.5                     Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)                                  any assignment of a Eurocurrency Rate Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.7;

including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (and, for the avoidance of doubt, excluding the impact of clause (b) of the definition of “Adjusted Eurocurrency Rate”).

SECTION 3.6                     Matters Applicable to All Requests for Compensation.

(a)                                 Designation of a Different Lending Office. If any Lender requests compensation under Section 3.4, or the Borrower is required to pay any additional amount to any Lender, any Issuer, or any Governmental Authority for the account of any Lender or any Issuer pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then such Lender or such Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender or such Issuer, as the case may be, to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such Issuer, as the case may be in any material economic, legal or regulatory respect.

(b)                                 Suspension of Lender Obligations. If any Lender requests compensation by the Borrower under Section 3.4, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurocurrency Rate Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.6(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)                                  Conversion of Eurocurrency Rate Loans. If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Sections 3.2, 3.3 or 3.4 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans of a given Class held by the Lenders of such Class holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.

SECTION 3.7                     Replacement of Lenders under Certain Circumstances.

If (i) any Lender requests compensation under Section 3.4 or ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.2 or Section 3.4, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1 or 3.4, (iii) any Lender is a Non-Consenting Lender or (iv) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.2), all of its interests, rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver and amendment) and the related Loan Documents to one or more Eligible Assignees that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                 the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 12.2(b)(iv);

(b)                                 such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower;

(c)                                  such Lender being replaced pursuant to this Section 3.7 shall (i) execute and deliver an Assignment and Assumption with respect to all, or a portion as applicable, of such Lender’s Commitment and outstanding Loans, and (ii) deliver any Revolving Credit Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Revolving Credit Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Revolving Credit Notes shall be deemed to be canceled upon such failure;

(d)                                 the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Revolving Credit Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender (and, if such assigning Lender is a Non-Consenting Lender, such Eligible Assignee shall agree to the applicable consent, waiver or amendment to which such Non-Consenting Lender has not agreed);

(e)                                  in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter;

(f)                                   such assignment does not conflict with applicable Laws; and

(g)                                  the Lender that acts as the Administrative Agent cannot be replaced in its capacity as Administrative Agent other than in accordance with Section 11.6.

In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders or all the Lenders or all affected Lenders with respect to a certain Class or Classes of the Loans and/or Revolving Commitments and (iii) the Requisite Lenders or the Requisite Class Lenders, as applicable, have agreed (but solely to the extent required by Section 12.1) to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.8                     Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation or removal of the Administrative Agent, the Collateral Agent, the Swing Loan Lender or any Issuer.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.1                     Conditions Precedent to Effective Date.

The ~~effectiveness of this~~ Agreement ~~shall be subject to~~became effective on the Effective Date upon the satisfaction or due waiver in accordance with Section 12.1 of each of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent ~~(the date on which such conditions are satisfied or waived being herein in accordance with Section 12.1 shall be the “Effective Date”)~~:

(a)                                 The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)                                     a Notice of Borrowing in accordance with the requirements hereof;

(ii)                                  executed counterparts of this Agreement and the Guaranty;

(iii)                               a Revolving Credit Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days in advance of the Effective Date;

(iv)                              each Collateral Document set forth on Schedule 1.1A required to be executed on the Effective Date as indicated on such schedule, duly executed by each Loan Party thereto, together with:

(A)                               copies of certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank;

(B)                               evidence that all other actions, recordings and filings required by the Collateral Documents that the Administrative Agent and the

Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(v)                                 [reserved];

(vi)                              such certificates of good standing from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Effective Date;

(vii)                           an opinion from Ropes & Gray LLP, New York counsel to the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent;

(viii)                        a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower (after giving effect to the Transaction) substantially in the form attached hereto as Exhibit L;

(ix)                              evidence that all insurance (including title insurance) required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Collateral Agent has been named as loss payee or mortgagee and/or additional insured, as applicable, under each insurance policy with respect to such insurance as to which the Collateral Agent shall have reasonably requested to be so named;

(x)                                 certified copies of the Original Purchase Agreement and schedules thereto, duly executed by the parties thereto, together with all material agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably request, each including certification by a Responsible Officer of the Borrower that such documents are in full force and effect as of the Effective Date and that the condition specified in clause (c) below has been satisfied;

(xi)                              copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties; and

(xii)                           a Borrowing Base Certificate, certified as complete and correct in all respects, which calculates the Borrowing Base as of the last Business Day of the most recent month ended at least fifteen (15) Business Days prior to the Effective Date.

(b)                                 All fees and expenses required to be paid hereunder and invoiced at least two (2) Business Days before the Effective Date shall have been paid in full in cash.

(c)                                  Prior to or substantially simultaneously with the effectiveness of this Agreement on the Effective Date, the Effective Date Acquisition shall be consummated in all material respects in accordance with the terms of the Original Purchase Agreement.

(d)                                 The ABL Intercreditor Agreement and the Term Facility Documentation shall each have been duly executed and delivered by each party thereto, and shall be in full force and effect.

(e)                                  The Effective Date Arrangers shall have received (i) the Annual Financial Statements, (ii) the Quarterly Financial Statements.

(f)                                   The Effective Date Arrangers shall have received at least three (3) Business Days prior to the Effective Date all documentation and other information reasonably requested in writing by them at least ten (10) Business Days prior to the Effective Date in order to allow the Effective Date Arrangers and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(g)                                  The Refinancing shall have been consummated or shall be consummated substantially concurrently with the Effective Date.

(h)                                 The Administrative Agent shall have received a certificate, signed by a Responsible Officer of the Borrower, stating that the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the ~~Closing~~Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(i)                                     After giving effect to the Transactions, Excess Availability on the Effective Date shall be not less than $40,000,000.

(j)                                    On the Effective Date, the Borrower shall have borrowed an aggregate amount equal to $720,000,000 under the Term Facility.

(k)                                 The Administrative Agent shall have received an amendment agreement in respect of the Serta Dealer Incentive Agreements providing that the security interest thereunder shall have been terminated and the UCC-1 financing statement (filed with the California Secretary of State, file number: 10-7234332924)) by National Bedding Company d/b/a Serta Mattress against The Sleep Train, Inc. shall have been terminated.

Without limiting the generality of the provisions of the last paragraph of Section 9.3, for purposes of determining compliance with the conditions specified in this Section 4.1, each

Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 4.2                     Conditions Precedent to Each Loan and Letter of Credit.

The obligation of each Lender after the Effective Date to honor a Notice of Borrowing (but not a Notice of Conversion or Continuation) and of each Issuer on any date to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

(a)                                 Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing (or, in the case of Swing Loans, a duly executed Swing Loan Request), and, with respect to any Letter of Credit, the Administrative Agent and the applicable Issuer shall have received a duly executed Letter of Credit Request.

(b)                                 Representations and Warranties; No Defaults. The following statements shall be true on the date of such Credit Extension, both immediately before and immediately after giving effect thereto and, in the case of any Loan, giving effect to the application of the proceeds thereof:

(i)                                     The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and

(ii)                                  no Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)                                  Borrowing Base. After giving effect to the Loans or Letters of Credit requested to be made or Issued on any such date and the use of proceeds thereof, the Revolving Credit Outstandings shall not exceed the Maximum Credit at such time.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing (but not a Notice of Conversion or Continuation) or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower that the conditions specified in clause (b) above have been satisfied on and as of the date of the making of such Loan or the Issuance of such Letter of Credit.

SECTION 4.3                     Determinations of Effective Date Borrowing Conditions.

For purposes of determining compliance with the conditions specified in Section 4.1, each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Borrowing on the Effective Date, borrowing of Swing Loans or Issuance or deemed Issuance hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing or Swing Loans.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower and each of the Subsidiary Guarantors party hereto represent and warrant to the Agents and the Lenders that:

SECTION 5.1                     Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Restricted Subsidiaries that is a Material Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all applicable Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.2                     Authorization; No Contravention. (a) The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action. (b) Neither the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party nor the consummation of the Transaction will (i) contravene the terms of any of such Person’s Organization Documents, (ii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person or any of the Restricted Subsidiaries (other than as permitted by Section 9.1) under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.3                     Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.4                     Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

SECTION 5.5                     Financial Statements; No Material Adverse Effect.

(a)                                 (i)          The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes.

(ii)                                  The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of the twelve-month period ending on the last day of the most recently completed four-Fiscal Quarter period ended at least forty-five (45) days (or ninety (90) days in case such four-Fiscal Quarter period is the end of the Borrower’s Fiscal Year) prior to the Effective Date, prepared after giving effect to the Transaction as if the Transaction had occurred as of such date (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of income of the Borrower and its Subsidiaries for the 12-month period ended at least forty-five (45) days (or ninety (90) days in case such four-Fiscal Quarter period is the end of the Borrower’s Fiscal Year) prior to the Effective Date, prepared after giving effect to the Transaction as if the Transaction had occurred at the beginning of such period (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared based on the Annual Financial Statements and the Quarterly Financial Statements (except for the exclusion of the effects of the finalization of deferred tax accounting and acquisition accounting adjustments) and have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its Subsidiaries as at July 29, 2014 and their estimated results of operations for the period covered thereby.

(b)                                 Since January 29, 2014, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(c)                                  All Projections delivered pursuant to Section 7.1(d) have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.

SECTION 5.6                     Litigation. Except as set forth in Schedule 5.6, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

SECTION 5.7                     Labor Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of the Borrower or its Restricted Subsidiaries pending or, to the knowledge of the Borrower, overtly threatened in writing and (b) hours worked by and payment made based on hours worked to employees of each of the Borrower or its Restricted Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Laws dealing with wage and hour matters.

SECTION 5.8                     Ownership of Property; Liens. The Borrower and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth in Schedule 5.8 and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and except for Liens permitted by Section 9.1 and except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.9                     Environmental Matters.

Except as specifically disclosed in Schedule 5.9 or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)                                 (i) each Loan Party and its respective properties and operations are in compliance with all Environmental Laws in all jurisdictions in which each Loan Party is currently doing business, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties and (ii) none of the Loan Parties has become subject to any pending Environmental Claim or any other Environmental Liability, or to the knowledge of the Borrower, any Environmental Claim or any other Environmental Liability threatened in writing; and

(a)                                 none of the Loan Parties or any of their respective Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or, to the knowledge of the Borrower, formerly operated real estate or facility relating to its business.

SECTION 5.10              Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings, the Borrower and its Restricted Subsidiaries have timely filed all Federal and state and other tax returns and reports required to be filed by them, and have timely paid all Federal and state and other taxes, assessments, fees and other governmental charges (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

SECTION 5.11              ERISA Compliance.

(a)                                 Except as set forth in Schedule 5.11(a) or as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA and the Code.

(b)                                 (i) No ERISA Event has occurred prior to the date on which this representation is made or deemed made; and (ii) no Pension Plan has failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, except, with respect to each of the foregoing clauses of this Section 5.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.12              Subsidiaries. As of the Effective Date (after giving effect to the Transaction), no Loan Party has any Material Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests owned by the Loan Parties in such Material Subsidiaries have been validly issued and are fully paid and (if applicable) nonassessable, and all Equity Interests owned by a Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents or under the Term Facility Documentation and secured Permitted Refinancing Indebtedness in respect of the Indebtedness under the Term Facility Documentation (which Liens shall be subject to the ABL Intercreditor Agreement) and (ii) any Lien that is permitted under Section 9.1. As of the Effective Date, Schedule 5.12 (a) sets forth the name and jurisdiction of each Loan Party, (b) sets forth the ownership interest of Holdings, the Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Effective Date pursuant to the Collateral and Guarantee Requirement.

SECTION 5.13              Margin Regulations; Investment Company Act.

(a)                                 The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

(b)                                 Neither the Borrower nor any Guarantor is registered as an “investment company” under the Investment Company Act of 1940.

SECTION 5.14              Disclosure. None of the information and data heretofore or contemporaneously furnished in writing by or on behalf of any Loan Party (other than financial estimates, forecasts and other forward-looking information, pro forma financial information and information of a general economic or industry-specific nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make such information and data (taken as a whole), in the light of the circumstances under which it was delivered, not materially misleading. With respect to any financial estimates, forecasts and other forward-looking information or any pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 5.15              Intellectual Property; Licenses, Etc. The Borrower and the Restricted Subsidiaries have good and marketable title to, or a valid license or right to use, all patents, patent rights, trademarks, servicemarks, trade names, copyrights, technology, software, know-how database rights, rights of privacy and publicity, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to have any such rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of the respective businesses of the Borrower or any of its Restricted Subsidiaries as currently conducted does not infringe upon, misuse, misappropriate or violate any rights held by any Person except for such infringements, misuse, misappropriations or violations individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights is pending or, to the knowledge of the Borrower, threatened in writing against any Loan Party or Restricted Subsidiary, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.16              Solvency. On the Effective Date after giving effect to the Transaction, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

SECTION 5.17              Subordination of Junior Financing. The Obligations are “Designated Senior Debt”, “Senior Debt”, “Senior Indebtedness”, “Guarantor Senior Debt” or

“Senior Secured Financing” (or any comparable term) under, and as defined in, any indenture or document governing any applicable Junior Financing Documentation in respect of Indebtedness that is subordinated in right of payment to the Obligations.

SECTION 5.18              USA PATRIOT Act; OFAC; FCPA.

(a)                                 To the extent applicable, each of Holdings and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.

(b)                                 No part of the proceeds of the Loans or Letters of Credit will be used, directly or, to the knowledge of Holdings and its Subsidiaries, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(c)                                  (i) None of Holdings or its Subsidiaries will directly or, to the knowledge of Holdings or such Subsidiary, indirectly, use the proceeds of the Loans or Letters of Credit in violation of applicable Sanctions or otherwise knowingly make available such proceeds to any Person for the purpose of financing the activities of any Sanctioned Person, except to the extent licensed, exempted or otherwise approved by a competent governmental body responsible for enforcing such Sanctions, (ii) none of Parent, Holdings, any Subsidiary or to the knowledge of Parent, Holdings or such Subsidiary, their respective directors, officers or employees or, to the knowledge of the Borrower, any controlled Affiliate of Holdings, the Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from any Class, is a Sanctioned Person and (iii) none of Holdings, its Subsidiaries or, to the knowledge of Holdings or such Subsidiary, their respective directors, officers and employees, are in violation of applicable Sanctions in any material respects.

SECTION 5.19              Collateral Documents. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to Collateral Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 9.1 and subject to the ABL Intercreditor Agreement) on all right, title and interest of the respective Loan Parties in the Collateral described therein.

Notwithstanding anything herein (including this Section 5.19) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Effective Date and until required pursuant to Section 8.11 or 4.1(a)(iv), the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Effective Date pursuant to Section 4.1(a)(iv).

ARTICLE VI

FINANCIAL COVENANT

So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Cash Management Obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the Letter of Credit Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit in form and substance reasonably satisfactory to the Administrative Agent), the Borrower agrees with the Lenders, the Issuers and the Administrative Agent to the following:

SECTION 6.1                     Minimum Fixed Charge Coverage Ratio.

At any time that a Covenant Trigger Event shall be in effect, the Fixed Charge Coverage Ratio of the Borrower and its Restricted Subsidiaries (on a consolidated basis) for the Test Period ending on the last day of the most recent Fiscal Quarter for which financial statements of the Borrower and its Restricted Subsidiaries were required to have been delivered pursuant to Section 7.1(a) or (b), as applicable, and each subsequent Test Period during the continuance of such Covenant Trigger Event, shall be not less than 1.0 to 1.0 (the “Financial Covenant”) and the Borrower shall immediately deliver to the Administrative Agent a certificate of the chief financial officer setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio.

ARTICLE VII

REPORTING COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Cash Management Obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the Letter of Credit Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit in form and substance reasonably satisfactory to the Administrative Agent), the Borrower shall, and shall (except in the case of the covenants set forth in Sections 7.1, 7.2 and 7.3) cause each of the Restricted Subsidiaries to:

SECTION 7.1                     Financial Statements, Etc.

Deliver to the Administrative Agent for prompt further distribution to each Lender each of the following and shall take the following actions:

(a)                                 as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required as a result of (x) the impending maturity of any Loans ~~or~~, (y) any prospective or actual Event of Default under the Financial Covenant or (z) any prospective or actual “Event of Default” under, and as defined in, the Term Facility Credit Agreement with respect to any financial covenant thereunder), together with management’s discussion and analysis (“MD&A”) describing results of operations for such period (which MD&A shall be deemed delivered hereunder upon the filing with the SEC of a Form 10-K by the Borrower or any direct or indirect parent of the Borrower);

(b)                                 as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related (i) consolidated statements of income for such Fiscal Quarter and for the portion of the Fiscal Year then ended and (ii) consolidated statements of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes, together with MD&A describing results of operations for such period (which MD&A shall be deemed delivered hereunder upon the filing with the SEC of a Form 10-Q by the Borrower or any direct or indirect parent of the Borrower);

(c)                                  within ninety (90) days after the end of each Fiscal Year of the Borrower, a reasonably detailed consolidated budget for the following Fiscal Year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following Fiscal Year, the related consolidated statements of projected income and projected cash flow and setting forth the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material; and

(d)                                 simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 7.1(a) and 7.1(b) above, the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 7.1 may be satisfied with respect to financial information of the Borrower and its Restricted Subsidiaries (including the provision of any MD&A) by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower that holds all of the Equity Interests of the Borrower or (B) the Borrower’s or such entity’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, the financial statements are accompanied by unaudited consolidating information that explains in reasonable detail the differences between the information relating to the Borrower (or such parent), on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent the financial statements are in lieu of financial statements required to be provided under Section 7.1(a), such materials are, to the extent applicable, accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required as a result of (x) the impending maturity of any Loans ~~or~~ (y) any prospective or actual Event of Default under the Financial Covenant or (z) any prospective or actual “Event of Default” under, and as defined in, the Term Facility Credit Agreement with respect to any financial covenant thereunder).

Any financial statements required to be delivered pursuant to Sections 7.1(a) and (b) shall not be required to contain all acquisition accounting adjustments relating to the Effective Date Acquisition or any Permitted Acquisition (including the HMK Mattress Acquisition) to the extent it is not practicable to include any such adjustments in such financial statements.

SECTION 7.2                     Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)                                 no later than five (5) days after the delivery of the financial statements referred to in Section 7.1(a) and Section 7.1(b), a duly completed Compliance Certificate signed by the chief financial officer of the Borrower; provided that if such Compliance Certificate demonstrates an Event of Default of any financial covenant pursuant to Section 6.1, any of the Permitted Holders may deliver, prior to, after, or together with such Compliance Certificate, a notice of their intent to cure (a “Notice of Intent to Cure”) pursuant to Section 10.4 to the extent permitted thereunder;

(b)                                 promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which Holdings or the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 7.2;

(c)                                  promptly after the furnishing thereof, copies of any material notices (other than notices furnished in the ordinary course) furnished to any holder of any class or series of debt securities of any Loan Party having an aggregate outstanding principal amount greater than the Threshold Amount or pursuant to the terms of the Term Facility Credit Agreement, in each case, so long as the aggregate outstanding principal amount thereunder is greater than the Threshold Amount and not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this Section 7.2;

(d)                                 together with the delivery of each Compliance Certificate delivered pursuant to Section 7.2(a), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement (or confirming that there has been no change in such information since the Effective Date or the date of the last such report), (ii) a description of each event, condition or circumstance during the last Fiscal Quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.9 and (iii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Effective Date and the date of the last such list;

(e)                                  prior to or concurrent with the making of any Specified Payment or any Disposition pursuant to Section 9.5(t) (or, alternatively, together with the delivery of the Compliance Certificate delivered pursuant to Section 7.2(a) for the applicable Fiscal Quarter in which such Specified Payment or Disposition pursuant to Section 9.5(t) is made), a detailed calculation of the Fixed Charge Coverage Ratio and projected Excess Availability as required pursuant to clauses (b) and (c) of the definition of “Payment Conditions” or “RP Conditions”, as applicable, together with a certification that no Event of Default exists or would arise as a result of the making of such subject Specified Payment or such Disposition pursuant to Section 9.5(t); and

(f)                                   promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time on its own behalf or on behalf of any Lender reasonably request.

Documents required to be delivered pursuant to Section 7.1(a) or (b) or Section 7.2(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 12.8; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents (which may be electronic copies delivered via electronic mail) to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.19); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark the Borrower Materials “PUBLIC”.

SECTION 7.3                     Notices.

Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent:

(a)                                 of the occurrence of any Default; and

(b)                                 of (i) any dispute, litigation, investigation or proceeding between any Loan Party and any arbitrator or Governmental Authority, (ii) the filing or commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights, the occurrence of any noncompliance by any Loan Party or any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iii) the occurrence of any ERISA Event that, in any such case referred to in clauses (i), (ii) or (iii), has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 7.3 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 7.3(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 7.4                     Borrowing Base Certificate.

(a)                                 Borrower shall provide the Administrative Agent with the following documents in a form and detail reasonably satisfactory to Administrative Agent: as soon as possible after the end of each fiscal month (but in any event within fifteen (15) Business Days after the end thereof) a Borrowing Base Certificate setting forth the calculation of the Borrowing Base and of Excess Availability as of the last Business Day of the immediately preceding fiscal month, duly completed and executed by a Responsible Officer of the Borrower, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed (such certification, a “Monthly Borrowing Base Certificate”); provided that the Borrower may elect, at its option, to deliver more frequent Borrowing Base Certificates, in which case such Borrowing Base Certificates shall be computed in accordance with the requirements in respect of Borrowing Base Certificates required to be delivered during the continuance of a Cash Dominion Period and the Borrower shall continue to deliver Borrowing Base Certificates on such more frequent basis until the date that is 60 days after the date of such election.

(b)                                 At any time during the occurrence and continuation of a Cash Dominion Period, the Borrower shall furnish a Borrowing Base Certificate calculated as of the close of business on the last day of the immediately preceding fiscal week, not later than the third (3rd) Business Day after the end of each such fiscal week.

(c)                                  The Borrower shall also cooperate with (and cause its Subsidiaries to cooperate with) the Administrative Agent, in connection with updates to the Initial Inventory Appraisal that shall be in form and detail and from third-party appraisers reasonably acceptable to the Administrative Agent (the “Updated Inventory Appraisal”) for the purpose of determining the amount of the Borrowing Base attributable to Inventory and the Administrative Agent may carry out, at the Borrower’s expense, one (1) Updated Inventory Appraisal in any period of 12 consecutive months; provided, however, that notwithstanding the foregoing limitations (x)(i) at any time on or after the date on which Excess Availability has been less than 15% of the

Maximum Credit, in each case, for five (5) consecutive Business Days, the Administrative Agent may carry out, at the Borrower’s expense, two (2) Updated Inventory Appraisals in any period of 12 consecutive months, and (ii) at any time during the continuation of a Specified Event of Default, the Administrative Agent may carry out, at the Borrower’s expense, Updated Inventory Appraisals as frequently as determined by the Administrative Agent in its reasonable discretion and (y) in addition to the foregoing clause (x), the Administrative Agent may carry out, at the Lenders’ expense, one (1) additional Updated Inventory Appraisal in any period of 12 consecutive months. The Borrower shall furnish to the Administrative Agent any information that the Administrative Agent may reasonably request regarding the determination and calculation of the Borrowing Base including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Account Debtors in respect of Accounts referred to therein.

(d)                                 The Administrative Agent may carry out investigations and reviews of each Loan Party’s property at the reasonable expense of the Borrower (including field audits conducted by the Administrative Agent) (“Field Examination”) and the Administrative Agent may carry out, at the Borrower’s expense, one (1) Field Examination in any period of 12 consecutive months; provided, however, that notwithstanding the foregoing limitations, (x)(i) at any time on or after the date on which Excess Availability has been less than 15% of the Maximum Credit, in each case, for five (5) consecutive Business Days, the Administrative Agent may carry out, at the Borrower’s expense, two (2) Field Examinations in any period of 12 consecutive months, and (ii) at any time during the continuation of a Specified Event of Default, the Administrative Agent may carry out, at the Borrower’s expense, Field Examinations as frequently as determined by the Administrative Agent in its reasonable discretion and (y) in addition to the foregoing clause (x), the Administrative Agent may carry out, at the Lenders’ expense, one (1) additional Field Examination in any period of 12 consecutive months. The Borrower shall furnish to the Administrative Agent any information that the Administrative Agent may reasonably request regarding the determination and calculation of the Borrowing Base including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Account Debtors in respect of Accounts referred to therein.

ARTICLE VIII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Revolving Credit Commitment hereunder or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Cash Management Obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the Letter of Credit Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit in form and substance reasonably satisfactory to the Administrative Agent), the Borrower shall, and shall cause each of the Restricted Subsidiaries to:

SECTION 8.1                     Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and (b) take all reasonable action to obtain, preserve, renew and keep in full force and effect its rights, licenses, permits and franchises material to the ordinary conduct of its business, except in the case of clause (a) or (b) to the extent (other than with respect to the preservation of the existence of Holdings and the Borrower) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article IX.

SECTION 8.2                     Compliance with Laws, Etc.

Comply in all material respects with its Organization Documents and the requirements of all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

SECTION 8.3                     Designation of Subsidiaries.

The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing and (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of the Term Facility, any Junior Financing, any Incremental Equivalent Debt, any Refinancing Equivalent Debt, any Permitted Ratio Debt or any Permitted Refinancing thereof. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation as set forth in the definition of Investment. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the definition of Investment.

Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

SECTION 8.4                     Payment of Taxes, Etc.

Timely pay, discharge or otherwise satisfy, as the same shall become due and payable in the normal conduct of its business, all of its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such Tax is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 8.5                     Maintenance of Insurance.

Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons, and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Each such policy of insurance shall, as appropriate, (i) name the Collateral Agent, on behalf of the Lenders, as an additional insured thereunder as its interests may appear and/or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Lenders as the loss payee thereunder.

SECTION 8.6                     Inspection Rights.

In addition to the requirements pursuant to Section 7.4, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 8.6 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists and is continuing, the Administrative Agent (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 8.6, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes ~~non-financial trade secrets or non-financial proprietary information (other than with respect to any~~ non-financial trade secrets or non-financial proprietary information (other than with respect to any non-financial trade secrets or non-financial proprietary information related to Eligible Accounts, Eligible Credit Card Receivables, Eligible In-Transit Inventory, Eligible Inventory or Qualified Cash), (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 8.7                     Books and Records.

Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower or such Restricted Subsidiary, as the case may be.

SECTION 8.8                     Maintenance of Properties.

Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

SECTION 8.9                     Use of Proceeds.

Use the proceeds of the Loans only in compliance with (and not in contravention of) applicable Laws and each Loan Document.

SECTION 8.10              Compliance with Environmental Laws.

Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and, (c) in each case to the extent required by applicable Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws.

SECTION 8.11              Covenant to Guarantee Obligations and Give Security.

At the Borrower’s expense, subject to the limitations and exceptions of this Agreement, including, without limitation, the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a)                                 (x) upon the formation or acquisition of any new direct or indirect wholly owned Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 8.3, of any existing direct or indirect wholly owned Material Domestic Subsidiary as a Restricted Subsidiary (in each case, other than an Excluded Subsidiary) or any Subsidiary becoming a wholly owned Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary):

(i)                                     within sixty (60) days (or such greater number of days specified below) after such formation, acquisition or designation or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion:

(A)                               cause each such Material Domestic Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Collateral Agent a description of the Material Real Properties owned by such Material Domestic Subsidiary in detail reasonably satisfactory to the Collateral Agent;

(B)                               within sixty (60) days (or within ninety (90) days in the case of documents listed in Section 8.13(b)) after such formation, acquisition or designation, cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Collateral Agent, other than with respect to any Excluded Assets, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 8.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Effective Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C)                               cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the intercompany Indebtedness held by such Material Domestic Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent;

(D)                               within sixty (60) days (or within ninety (90) days in the case of documents listed in Section 8.13(b)) after such formation, acquisition or designation, (1) take and cause the applicable Material Domestic Subsidiary and each direct or indirect parent of the applicable Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of UCC financing statements and delivery of stock and membership interest certificates to the extent certificated) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law) and (2) comply with the requirements of Section 8.12 with respect to all Deposit Accounts; and

(ii)                                  within sixty (60) days (or within ninety (90) days in the case of documents listed in Section 8.13(b)) after the reasonable request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 8.11(a) as the Administrative Agent may reasonably request; and

(iii)                               as promptly as practicable after the reasonable request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property, any existing title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of the Borrower; provided that the Collateral Agent may in its reasonable discretion accept any such existing report or survey to the extent prepared as of a date reasonably satisfactory to the Collateral Agent; provided, however, that there shall be no obligation to deliver to the Collateral Agent any existing environmental assessment report whose disclosure to the Collateral Agent would require the consent of a Person other than the Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained; and

(b)                                 (i)                                     the Borrower shall obtain the security interests and Guarantees set forth on Schedule 1.1A on or prior to the dates corresponding to such security interests and Guarantees set forth on Schedule 1.1A (or such later date as the Administrative Agent may agree in its reasonable discretion); and (ii) after the Effective Date, promptly after the acquisition of any Material Real Property by any Loan Party other than Holdings, and such Material Real Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Collateral Agent and will take, or cause the relevant Loan Party to take, the actions referred to in Section 8.13(b).

SECTION 8.12              Cash Receipts.

(a)                                 Use commercially reasonable efforts to enter into, as soon as possible after the Effective Date, an effective account control agreement (a “Deposit Account Control Agreement”) with each Approved Account Bank, in each case in substantially the form attached as Exhibit VI to the Security Agreement or otherwise in form and substance reasonably satisfactory to the Administrative Agent, with respect to each Deposit Account in which funds of any of the Loan Parties are deposited (including those existing as of the Effective Date and listed on Schedule 8.12 attached hereto, and excluding, for the avoidance of doubt, the Asset Sale Proceeds Pledged Account, petty cash, payroll, trust and tax withholding accounts); provided that each Loan Party may maintain credit balances in other accounts, in each case that are not Approved Deposit Accounts, so long as the aggregate balance in all such other accounts does not exceed $5,000,000 (such amount, the “Excluded Amount”); provided further that, if on or prior to ninety (90) days after the Effective Date (or such longer period following such date as the Administrative Agent may agree in its reasonable discretion), the Borrower shall not have entered into a Deposit Account Control Agreement with respect to any Deposit Account required to be subject to a Deposit Account Control Agreement under this Section 8.12(a), such Deposit Account shall be closed and all funds therein transferred to a Deposit Account at the Administrative Agent, an Affiliate of the Administrative Agent, or another financial institution reasonably acceptable to the Administrative Agent that will execute a Deposit Account Control Agreement. Notwithstanding anything in this section to the contrary, the provisions of this Section 8.12(a) shall not apply to any Deposit Account acquired by a Loan Party in connection with a Permitted Acquisition prior to the date that is ninety (90) days (or such later date as the Administrative Agent may agree) following the consummation of such Permitted Acquisition.

(b)                                 Each Loan Party shall (i) instruct each Account Debtor or other Person obligated to make a payment to any of them under any Account to make payment, or to continue to make payment, to an Approved Deposit Account, (ii) deposit in an Approved Deposit Account promptly upon receipt all Cash Receipts (as defined below) received by any Loan Party from any other Person, (iii) deliver to the Administrative Agent, within thirty (30) Business Days following the Effective Date (or such longer period following such date as the Administrative Agent may agree), Credit Card Notifications and (iv) instruct each depository institution for a Deposit Account to cause all amounts on deposit and available at the close of each Business Day in such Deposit Account (other than balances constituting the Excluded Amount) to be swept to one of the Loan Parties’ concentration accounts no less frequently than on a daily basis, such instructions to be irrevocable unless otherwise agreed to by the Administrative Agent.

(c)                                  Each Credit Card Notification and Deposit Account Control Agreement (and, in the case of clause (iii) below, Securities Account Control Agreement) shall require (in each case, without further consent of the Loan Parties), and the Loan Parties shall cause, after the occurrence and during the continuance of a Cash Dominion Period and subject to the ABL Intercreditor Agreement, the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by, in the name of and under the sole dominion and control of the Administrative Agent and identified by the Administrative Agent to the Borrower from time to time (the “Concentration Account”), of all cash receipts and collections, including the following (collectively, the “Cash Receipts”):

(i)                                     all available cash receipts from the sale of Inventory and other Current Asset Collateral or casualty insurance proceeds arising from any of the foregoing;

(ii)                                  all proceeds of collections of Accounts (including, without limitation, Credit Card Receivables);

(iii)                               the then contents of each Approved Deposit Account and each Approved Securities Account (in each case, net of any minimum balance as may be required to be kept in the subject Deposit Account or Securities Account, as the case may be, by the institution at which such Deposit Account or Securities Account, as applicable, is maintained); and

(iv)                              the cash proceeds of all credit card charges.

(d)                                 The Concentration Account shall at all times be under the sole dominion and control of the Administrative Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this Section, during the continuation of any Cash Dominion Period, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

(e)                                  So long as no Cash Dominion Period (or, in the case of a Qualified Cash Securities Account, Qualified Cash Trigger Period) is continuing, the Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in the Approved Securities Accounts and Approved Deposit Accounts.

(f)                                   Any amounts received in the Concentration Account at any time when no Cash Dominion Period (or, in the case of a Qualified Cash Securities Account, Qualified Cash Trigger Period) is continuing or all of the Obligations have been paid in full shall be remitted to the operating account of the Loan Parties maintained with the Administrative Agent or to an operating account otherwise designated by the Borrower.

(g)                                  The Administrative Agent shall promptly (but in any event within one (1) Business Day) furnish written notice to each Approved Account Bank and each Approved Securities Intermediary, as applicable, of any termination of a Cash Dominion Period or (if a Cash Dominion Period does not otherwise exist) a Qualified Cash Trigger Period.

SECTION 8.13              Further Assurances and Post-Closing Covenants.

Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document and in each case at the expense of the Loan Parties:

(a)                                 Promptly upon reasonable request by the Administrative Agent or the Collateral Agent or as may be required by applicable law (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and

(ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(b)                                 Not later than ninety (90) days after the acquisition by any Loan Party of Material Real Property as determined by the Borrower (acting reasonably and in good faith) (or such longer period as the Administrative Agent may agree in its discretion) that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement, which property would not be automatically subject to another Lien pursuant to pre-existing Collateral Documents, cause such property to be subject to a Lien and Mortgage in favor of the Administrative Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of this Agreement, including, without limitation, the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement. If the Administrative Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party subject to a mortgage constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA (or other applicable law).

ARTICLE IX

NEGATIVE COVENANTS

So long as any Lender shall have any Revolving Credit Commitment hereunder or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Cash Management Obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the Letter of Credit Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit in form and substance reasonably satisfactory to the Administrative Agent), the Borrower shall not (and, with respect to Section 9.12 only, Holdings shall not), nor shall the Borrower permit any Restricted Subsidiary to:

SECTION 9.1                                                                                     Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                                 Liens created pursuant to any Loan Document;

(b)                                 Liens existing on the ~~date hereof~~Effective Date and set forth on Schedule 9.1(b) and any modifications, replacements, renewals, refinancings or extensions thereof;

(c)                                  Liens for taxes, assessments or governmental charges that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP;

(d)                                 statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, or other customary Liens (other than in respect of Indebtedness) in favor of landlords, so long as, in each case, such Liens secure amounts not overdue for a period of more than thirty (30) days or, if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or the equivalent accounting principles in the relevant local jurisdiction;

(e)                                  (i) pledges or deposits in the Ordinary Course of Business in connection with workers’ compensation, health, disability or employee benefits, unemployment insurance and other social security laws or similar legislation or regulation or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (ii) pledges and deposits in the Ordinary Course of Business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiaries;

(f)                                   deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the Ordinary Course of Business or consistent with past practice or industry practice;

(g)                                  easements, rights-of-way, covenants, conditions, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole, or the use of the property for its intended purpose, and any other exceptions to title on the final Mortgage Policies issued to the Collateral Agent in connection with the Mortgaged Properties;

(h)                                 Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 10.1(g);

(i)                                     Liens securing obligations in respect of Indebtedness permitted under Section 9.3(e); provided that (A) such Liens attach concurrently with or within two hundred and seventy (270) days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (C) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j)                                    leases, licenses, cross-licenses, subleases or sublicenses granted to others in the Ordinary Course of Business which (i) do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, (ii) do not secure any Indebtedness or (iii) are permitted by Section 9.5;

(k)                                 Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or such other goods in the Ordinary Course of Business;

(l)                                     Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(m)                             Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 9.2 to be applied against the purchase price for such Investment or other acquisition or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 9.5, in each case, solely to the extent such Investment or other acquisition or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n)                                 Liens on property of any Non-Loan Party, which Liens secure Indebtedness of any Non-Loan Party permitted under Section 9.3 or other obligations of any Non-Loan Party not constituting Indebtedness;

(o)                                 Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 9.3(d);

(p)                                 Liens (other than on Current Asset Collateral unless the Liens thereon are subordinated to the Lien of the Collateral Agent in a manner consistent with the terms of the ABL Intercreditor Agreement) existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 8.3), in each case after the ~~date~~

~~hereof~~Effective Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property of such acquired Restricted Subsidiary), and (ii) the Indebtedness secured thereby is permitted under Section 9.3(e) or (g);

(q)                                 any interest or title (and all encumbrances and other matters affecting such interest or title) of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases, subleases, licenses, cross-licenses or sublicenses entered into by the Borrower or any of the Restricted Subsidiaries in the Ordinary Course of Business;

(r)                                    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the Ordinary Course of Business;

(s)                                   Liens deemed to exist in connection with Investments in repurchase agreements under Section 9.2 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the Ordinary Course of Business and not for speculative purposes;

(t)                                    Liens that are contractual rights of setoff or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings, the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business of Holdings, the Borrower or any of the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Restricted Subsidiaries in the Ordinary Course of Business;

(u)                                 Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v)                                 ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(w)                               purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(x)                                 Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(y)                                 Liens securing obligations in respect of Indebtedness permitted under Section 9.3(r)(i) and obligations in respect of any Secured Hedge Agreement and any Secured Cash Management Agreement (in each case, as defined in the Term Facility Credit Agreement) permitted under Section 9.3(r)(ii) (or, in each case, any Permitted Refinancing in respect thereof) that are subject to (x) in the case of each of the Term Facility, any Incremental Equivalent Debt or Refinancing Equivalent Debt that is secured on a pari passu basis with the Term Facility, and obligations in respect of any Secured Hedge Agreement and any Secured Cash Management Agreement (in each case, as defined in the Term Facility Credit Agreement), the ABL Intercreditor Agreement or (y) in the case of Incremental Equivalent Debt or Refinancing Equivalent Debt that is secured on a junior basis to the Term Facility, the Second Lien Intercreditor Agreement (as defined in the Term Facility Credit Agreement);

(z)                                  Liens on the Securitization Assets of a Securitization Subsidiary arising in connection with a Qualified Securitization Financing (other than on any Eligible Account, Eligible Credit Card Receivables, Eligible In-Transit Inventory, Eligible Inventory or Qualified Cash), securing Indebtedness permitted under Section 9.3(u);

(aa)                          (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(bb)                          the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (p) of this Section 9.1; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 9.3(e), and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 9.3 (to the extent constituting Indebtedness);

(cc)                            [reserved];

(dd)                          Liens or rights of setoff against credit balances of the Borrower or any of its Subsidiaries with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to the Borrower or any of its Subsidiaries in the Ordinary Course of Business, but not Liens on or rights of setoff against any other property or assets of any Borrower or any of its Subsidiaries pursuant to the Credit Card Agreements, as in effect on the ~~date hereof~~Effective Date, to secure the obligations of the Borrower or any of its Subsidiaries to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;

(ee)                            Liens on specific items of inventory or other goods and the proceeds thereof of any Person securing such Person’s obligations in respect of letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(ff)                              deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(gg)                            Liens in respect of Sale-Leasebacks;

(hh)                          Liens (other than on Current Asset Collateral unless the Liens thereon are subordinated to the Lien of the Collateral Agent in a manner consistent with the terms of the ABL Intercreditor Agreement) so long as the Senior Secured Net Leverage Ratio calculated on a Pro Forma Basis is no greater than 4.00 to 1.00; and

(ii)                                  other Liens (other than on Current Asset Collateral unless the Liens thereon are subordinated to the Lien of the Collateral Agent in a manner consistent with the terms of the ABL Intercreditor Agreement) securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $50,000,000 and 20% of Adjusted EBITDA, in each case determined as of the date of incurrence.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 9.1.

SECTION 9.2                                                                                     Investments.

Make or hold any Investments, except:

(a)                                 Investments by the Borrower or any of the Restricted Subsidiaries in assets that are Cash Equivalents;

(b)                                 loans or advances to officers, directors and employees of Holdings (or any direct or indirect parent thereof), the Borrower or any of the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof; provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to Holdings in cash) and (iii) for any other purpose, in an aggregate principal amount outstanding at any time not to exceed the greater of (x) $5,000,000 and (y) 2% of Adjusted EBITDA;

(c)                                  Investments (i) by the Borrower or any Restricted Subsidiary that is a Loan Party in the Borrower or any Restricted Subsidiary that is a Loan Party, (ii) by any Non-Loan Party in any other Non-Loan Party that is a Restricted Subsidiary, (iii) by any Non-Loan Party in the Borrower or any Restricted Subsidiary that is a Loan Party and (iv) by any Loan Party in any Non-Loan Party that is a Restricted Subsidiary; provided that (A) any such Investments made pursuant to this clause (iv) in the form of intercompany loans shall be evidenced by notes that have been pledged (individually or pursuant to a global note) to the Collateral Agent for the benefit of the Lenders (it being understood and agreed that any Investments permitted under this clause (iv) that are not so evidenced as of the Effective Date are not required to be so evidenced and pledged until the date that is sixty (60) days after the Effective Date (or such later date as may be acceptable to the Administrative Agent)) and (B) the aggregate amount of Investments made pursuant to this clause (iv) shall not exceed at any time outstanding the greater of (x) $20,000,000 and (y) 10% of Adjusted EBITDA.

(d)                                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the Ordinary Course of Business;

(e)                                  Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 9.1, 9.3 (other than Sections 9.3(c)(ii) or (d)), 9.4 (other than Sections 9.4(c)(ii) or (f)), 9.5 (other than Sections 9.5(d)(ii) or (e)) and 9.6 (other than Sections 9.6(d) or (g)(iv)), respectively;

(f)                                   Investments existing on the ~~date hereof~~Effective Date or made pursuant to legally binding written contracts in existence on the ~~date hereof~~Effective Date, in each case, set forth on Schedule 9.2(f) and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this Section 9.2(f) is not increased from the amount of such Investment on the Effective Date except pursuant to the terms of such Investment as of the Effective Date or as otherwise permitted by another clause of this Section 9.2;

(g)                                  Investments in Swap Contracts permitted under Section 9.3;

(h)                                 promissory notes and other non-cash consideration that is permitted to be received in connection with Dispositions permitted by Section 9.5;

(i)                                     Permitted Acquisitions;

(j)                                    Investments made to effect the Transaction;

(k)                                 Investments in the Ordinary Course of Business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(l)                                     Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the Ordinary Course of Business or upon the foreclosure with respect to any secured Investment;

(m)                             loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such direct or indirect parent) in accordance with Section 9.6(f) or (g);

(n)                                 other Investments that do not exceed in the aggregate at any time outstanding the greater of $30,000,000 and 12.5% of Adjusted EBITDA, determined as of the date of such Investment;

(o)                                 advances of payroll payments to employees in the Ordinary Course of Business;

(p)                                 Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Holdings (or any direct or indirect parent thereof);

(q)                                 Investments held by a Restricted Subsidiary acquired after the Effective Date or of a Person merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 9.4 after the Effective Date (other than existing Investments in subsidiaries of such Subsidiary or Person, which must comply with the requirements of Sections 9.2(i) or (n)) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r)                                    Guarantees by the Borrower or any of the Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the Ordinary Course of Business;

(s)                                   (i) Investments in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing; provided, however, that any such Investment in a Securitization Subsidiary is in the form of a contribution of additional Securitization Assets or as equity, and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing;

(t)                                    Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary made pursuant to Sections 9.2(c)(iv), (i) or (n); and

(u)                                 without duplication of, or aggregation with, any Investment made under any other clause of this Section 9.2, the Borrower and its Restricted Subsidiaries may make Investments as long as the Payment Conditions are satisfied after giving effect thereto.

SECTION 9.3                                                                                                  Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Equity Interest, other than:

(a)                                 Indebtedness under the Loan Documents;

(b)                                 (i) Indebtedness existing on the ~~date hereof~~Effective Date set forth on Schedule 9.3(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the ~~date hereof~~Effective Date; provided that all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be subject to the Intercompany Subordination Agreement;

(c)                                  (i) Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any of the Restricted Subsidiaries otherwise permitted hereunder (except that a Restricted Subsidiary that is not a Loan Party may not, by virtue of this Section 9.3(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 9.3); provided that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guaranty on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (ii) any Guaranty by a Loan Party of Indebtedness of a Restricted Subsidiary that would have been permitted as an Investment by such Loan Party in such Restricted Subsidiary under Section 9.2(c);

(d)                                 Indebtedness of the Borrower or any of the Restricted Subsidiaries owing to the Borrower or any other Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Restricted Subsidiary of a Loan Party) to the extent constituting an Investment permitted by Section 9.2; provided that (i) all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the Intercompany Subordination Agreement and (ii) in the event of any such Indebtedness in respect of the sale, transfer or assignment of Current Asset Collateral, such Indebtedness shall be duly noted on the books and records of the Loan Parties as being owing in respect of Current Asset Collateral;

(e)                                  (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) of the Borrower and the Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement and (ii) Attributable Indebtedness arising out of Sale-Leasebacks, and, in each case, any Permitted Refinancing thereof; provided that the aggregate principal amount of Indebtedness at any one time outstanding incurred pursuant to this clause (e) shall not exceed the greater of $25,000,000 and 10% of Adjusted EBITDA, in each case determined at the time of incurrence;

(f)                                   Indebtedness in respect of Swap Contracts designed to hedge against Holdings’, the Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the Ordinary Course of Business and not for speculative purposes and Guarantees thereof;

(g)                                  Indebtedness of the Borrower or any Restricted Subsidiary assumed (including Acquired Indebtedness) in connection with any Permitted Acquisition and any Permitted Refinancing of any such Indebtedness; provided that after giving Pro Forma Effect to such Permitted Acquisition and the assumption of such Indebtedness assumed pursuant to this clause (g), either:

(i)                                     the Consolidated Cash Interest Coverage Ratio is at least 2.00:1.00, or

(ii)                                  the Consolidated Cash Interest Coverage Ratio is equal to or greater than immediately prior to such Permitted Acquisition, or

(iii)                               the Total Net Leverage Ratio is no greater than 4.00:1.00, or

(iv)                              the Total Net Leverage Ratio is equal to or less than the Total Net Leverage Ratio as calculated immediately prior to such Permitted Acquisition;

provided that in no event shall the aggregate amount of Indebtedness incurred by Non-Loan Parties under this clause (g), together with all Indebtedness of Non-Loan Parties incurred under clauses (n), (t) and (y) of this Section 9.3, exceed at any time outstanding the greater of $25,000,000 and 10% of Adjusted EBITDA;

(h)                                 [reserved];

(i)                                     Indebtedness representing deferred compensation to employees of the Borrower (and any direct or indirect parent thereof) and its Subsidiaries incurred in the Ordinary Course of Business;

(j)                                    Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests or other equity based awards of Holdings (or any direct or indirect parent thereof) permitted by Section 9.6;

(k)                                 Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(l)                                     Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements with employees incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m)                             Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the Ordinary Course of Business and any Guarantees thereof;

(n)                                 Indebtedness of the Borrower and the Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $60,000,000 and 25% of Adjusted EBITDA, in each case determined at the time of incurrence (provided that in no event shall the aggregate amount of Indebtedness incurred by Non-Loan Parties under this clause (n), together with all Indebtedness of Non-Loan Parties incurred under clauses (g), (t) and (y) of this Section 9.3, exceed at any time outstanding the greater of $25,000,000 and 10% of Adjusted EBITDA);

(o)                                 Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the Ordinary Course of Business;

(p)                                 Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the Ordinary Course of Business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(q)                                 obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the Ordinary Course of Business or consistent with past practice;

(r)                                    (i) (x) Indebtedness under the Term Facility, Incremental Equivalent Debt and Refinancing Equivalent Debt, in an aggregate principal amount not to exceed an amount at any time outstanding equal to (1) $770,000,000 plus (2) the Term Facility Incremental Usage Amount at such time and (y) Indebtedness incurred under the Term Facility Credit Agreement or Incremental Equivalent Debt to the extent (1) if such Indebtedness is secured, the Secured Net Leverage Ratio on a Pro Forma Basis after giving effect to such incurrence and the use of proceeds thereof does not exceed 4.00:1.00 and (2) if such Indebtedness is unsecured, the Total Net Leverage Ratio on a Pro Forma Basis after giving effect to such incurrence and the use of proceeds thereof does not exceed 4.00:1.00 and (z) Refinancing Equivalent Debt in respect of Indebtedness incurred pursuant to clause (x) or (y) hereof and (ii) the amount of obligations in respect of any Secured Hedge Agreement and any Secured Cash Management Agreement (in each case, as defined in the Term Facility Credit Agreement) at any time outstanding and not incurred in violation of Section 9.3(f) and, in respect of clauses (i) and (ii), any Permitted Refinancing thereof;

(s)                                   [reserved];

(t)                                    Permitted Ratio Debt and any Permitted Refinancing thereof;

(u)                                 Indebtedness in an aggregate amount not to exceed $50,000,000 at any time outstanding incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any of the Restricted Subsidiaries;

(v)                                 Indebtedness in respect of letters of credit issued for the account of any of the Subsidiaries of Holdings to finance the purchase of Inventory so long as (x) such Indebtedness is unsecured and (y) the aggregate principal amount of such Indebtedness does not exceed the greater of $25,000,000 and 10% of Adjusted EBITDA at any time;

(w)                               [reserved];

(x)                                 Indebtedness of the Borrower or any Restricted Subsidiary (and any Permitted Refinancing thereof) in an aggregate principal amount not to exceed the amount of the net cash proceeds received by the Borrower since the Effective Date from the issuance or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (in each case, other than any Cure Amount (including under the Term Facility Credit Agreement) or proceeds of Disqualified Equity Interests or sales of Equity Interests to the Borrower or any of its

Subsidiaries) to the extent such net cash proceeds have not been applied pursuant to such clauses to make Restricted Payments pursuant to Section 9.6 or to prepay, redeem, purchase, defease or satisfy Indebtedness pursuant to Section 9.12, so long as (i) such Indebtedness is incurred within one year following the receipt by the Borrower of such net cash proceeds and (ii) such Indebtedness is designated as “Contribution Indebtedness” on the date incurred;

(y)                                 Indebtedness of Non-Loan Parties in an aggregate principal amount not to exceed at any time outstanding the greater of $20,000,000 and 7.5% of Adjusted EBITDA (provided that in no event shall the aggregate amount of Indebtedness incurred by Non-Loan Parties under this clause (y), together with all Indebtedness of Non-Loan Parties incurred under clauses (g), (n) and (t) of this Section 9.3, exceed at any time outstanding the greater of $25,000,000 and 10% of Adjusted EBITDA), in each case determined at the date of incurrence or issuance;

(z)                                  without duplication of, or aggregation with, any Indebtedness incurred under any other clause of this Section 9.3, the Borrower and its Restricted Subsidiaries may incur non-amortizing unsecured Indebtedness having a maturity date that is later than 91-days after the Scheduled Termination Date as long as the Payment Conditions are satisfied after giving effect thereto; and

(aa)                          all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (z) above.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including OID) incurred in connection with such refinancing.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 9.3. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

Notwithstanding anything to the contrary contained in this Agreement, Indebtedness incurred pursuant to the Term Facility (and any Permitted Refinancing thereof) may only be incurred pursuant to Section 9.3(r).

SECTION 9.4                                                                                                  Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)                                 Holdings or any Restricted Subsidiary may merge or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person, (y) such merger or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia and (z) in the case of a merger or consolidation of Holdings with and into the Borrower, Holdings shall not be an obligor in respect of any Qualified Holding Company Debt or other Indebtedness that is not permitted to be Indebtedness of the Borrower under this Agreement, shall have no direct Subsidiaries at the time of such merger or consolidation other than the Borrower and, after giving effect to such merger or consolidation, the direct parent of the Borrower shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent;

(b)                                 (i) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary of the Borrower that is not a Loan Party, (ii) any Restricted Subsidiary may merge or consolidate with or into any other Restricted Subsidiary of the Borrower that is a Loan Party, (iii) any merger the sole purpose of which is to reincorporate or reorganize a Loan Party in another jurisdiction in the United States shall be permitted and (iv) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders; provided, in the case of any change in legal form, the Borrower will remain the Borrower and a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder;

(c)                                  any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) such Investment must be a permitted Investment in a Restricted Subsidiary which is not a Loan Party in accordance with Section 9.2 (other than clause (e) thereof);

(d)                                 so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee of the Obligations shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Collateral Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

(e)                                  [reserved];

(f)                                   so long as no Event of Default exists or would result therefrom (in the case of a merger, amalgamation or consolidation involving a Loan Party), any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 9.2 (other than Section 9.2(e)); provided that the continuing or surviving Person shall be the Borrower or a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the applicable requirements of Sections 8.11, 8.12 and 8.13;

(g)                                  the Effective Date Acquisition may be consummated; and

(h)                                 so long as no Event of Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 9.5 (other than Section 9.5(e)).

SECTION 9.5                                                                                                   Dispositions. Make any Disposition, except:

(a)                                 (w) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business, (x) Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries and (y) Dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;

(b)                              Dispositions of inventory and goods held for sale in the Ordinary Course of Business and immaterial assets in the Ordinary Course of Business;

(c)                                  Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided that to the extent the property being transferred constitutes Term Priority Collateral, such replacement property shall constitute Term Priority Collateral;

(d)                                 Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 9.2 (other than Section 9.2(e));

(e)                                  Dispositions permitted by Sections 9.2 (other than Section 9.2(e)), 9.4 (other than Section 9.4(h)) and 9.6 (other Section 9.6(d)) and Liens permitted by Section 9.1 (other than Section 9.1(m)(ii));

(f)                                   Dispositions of property (other than Current Asset Collateral) pursuant to Sale-Leasebacks;

(g)                                  Dispositions of Cash Equivalents;

(h)                                 (i) leases, subleases, licenses, cross-licenses or sublicenses (including the provision of software under an open source license), in each case in the Ordinary Course of Business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole and (ii) Dispositions of intellectual property that are not material to the business of the Borrower or any Restricted Subsidiary;

(i)                                     Dispositions of property (other than Current Asset Collateral) subject to Casualty Events (as such term is defined in the Term Facility Credit Agreement);

(j)                                    Dispositions of property not otherwise permitted under this Section 9.5; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist would result from such Disposition, (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $20,000,000, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than Liens permitted by Section 9.1); provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that (I) are assumed by the transferee with respect to the applicable Disposition, or (II) are otherwise cancelled or terminated in connection with the transaction and such transferee (other than intercompany debt owed to the Borrower or its Restricted Subsidiaries) and, in each case, for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes or other obligations or assets received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash received) within one hundred and eighty (180) days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value as determined by the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of the greater of $50,000,000 and 20% of Adjusted EBITDA at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash and (iii) Excess Availability is not less than zero after giving effect to such Disposition;

(k)                                 Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements, provided that no disposition of Eligible Accounts shall be permitted pursuant to this clause (k) unless the Borrower shall have (i) delivered to the Administrative Agent written notice of such disposition in reasonable detail and (ii) if requested by the Administrative Agent, delivered to the Administrative Agent an updated Borrowing Base Certificate;

(l)                                     Dispositions or discounts without recourse of accounts receivable in connection with the collection or compromise thereof;

(m)                             any issuance or sale of Equity Interests in, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary;

(n)                                 to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of its Restricted Subsidiaries that is not in contravention of Section 9.7; provided that to the extent the property being transferred constitutes Current Asset Collateral, such replacement property shall constitute Current Asset Collateral; provided further that (x) such Disposition shall not be permitted, if at the time of or as a result of such Disposition, a Cash Dominion Period shall exist or would exist after the passage of the five (5) consecutive Business Days immediately succeeding such Disposition and (y) if the aggregate fair market value of the property subject to any such Disposition exceeds the greater of $10,000,000 and 7.5% of Adjusted EBITDA, the Borrower shall promptly deliver to the Administrative Agent an updated Borrowing Base Certificate giving Pro Forma Effect to such Disposition and shall permit the Administrative Agent to conduct a field exam and inventory appraisal (each at the Borrower’s sole cost and expense);

(o)                                 the unwinding of any Swap Contract;

(p)                                 sales or other dispositions by the Borrower or any Restricted Subsidiary of assets in connection with the closing or sale of a Store (including a factory Store) in the Ordinary Course of Business of the Borrower and its Subsidiaries, which consist of leasehold interests in the premises of such Store, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such Store; provided that as to each and all such sales and closings, (A) no Event of Default shall result therefrom and (B) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction;

(q)                                 bulk sales or other Dispositions of the inventory of a Loan Party not in the Ordinary Course of Business in connection with Store closings, at arm’s length; provided that such store closures and related Inventory dispositions shall not exceed in any transaction or series of related transactions, ten percent (10%) of the number of the Loan Parties’ stores as of the date of such bulk sale or other Disposition, unless the Borrower shall have delivered to the Administrative Agent an updated Borrowing Base Certificate; provided further that when such store closures first exceed fifteen percent (15%) in the aggregate during any twelve-month period of the number of the Loan Parties’ stores in existence at the beginning of such period (net of new store openings), the Borrower (x) shall have delivered immediately prior to such event written notice of such Disposition in reasonable detail and (y) if requested by the Administrative Agent, shall permit an updated Inventory appraisal in form and detail and from an appraiser reasonably satisfactory to the Administrative Agent; provided further that all Net Cash Proceeds received in connection therewith are applied to the Obligations if then required in accordance with Section 2.9 hereof;

(r)                                    any Disposition of Securitization Assets to a Securitization Subsidiary;

(s)                                   the lapse or abandonment in the Ordinary Course of Business of any registrations or applications for registration of any immaterial IP Rights;

(t)                                    Dispositions of non-core assets acquired in connection with Permitted Acquisitions taking place following the Effective Date; provided, that the Payment Conditions are satisfied after giving effect thereto;

(u)                                 any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the management of the Borrower;

(v)                                 Dispositions by any Loan Party to any wholly owned Restricted Subsidiary of the type described in clauses (b), (c) and (d) of the definition of “Excluded Subsidiary” to the extent consisting of contributions or other Dispositions of Equity Interests in other Subsidiaries of the type described in clauses (b), (c) and (d) of the definition of “Excluded Subsidiary” to such wholly owned Restricted Subsidiary; and

(w)                               Dispositions in the aggregate pursuant to this clause (w) not to exceed the greater of $10,000,000 and 5% of Adjusted EBITDA as determined at the time of such Disposition; provided that in the case of a Disposition of Current Asset Collateral pursuant to this clause (w), Excess Availability is not less than zero after giving effect to such Disposition.

provided that any Disposition of any property pursuant to this Section 9.5 (except pursuant to Sections 9.5 (a), (d), (e), (h), (i), (k), (l), (o), (s) and (v) and except for Dispositions from the Borrower or a Restricted Subsidiary that is a Loan Party to the Borrower or a Restricted

Subsidiary that is a Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith. To the extent any Collateral is Disposed of as expressly permitted by this Section 9.5 to any Person other than Holdings, the Borrower or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing. If any Current Asset Collateral the fair market value of which is in excess of the greater of $10,000,000 and 7.5% of Adjusted EBITDA is Disposed of outside the Ordinary Course of Business or, if, at the time of or as a result of such Disposition, a Cash Dominion Period shall exist, the Borrower shall promptly deliver to the Administrative Agent an updated Borrowing Base Certificate giving Pro Forma Effect to such Disposition; provided that nothing herein shall be deemed to permit any Disposition that is not otherwise permitted under Section 9.5 or waive any other requirement in respect of the Current Asset Collateral or the Borrowing Base.

SECTION 9.6                                                                                                  Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a)                                 each Restricted Subsidiary may make Restricted Payments to the Borrower and to its other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any of its other Restricted Subsidiaries and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b)                                 the Borrower and each of its Restricted Subsidiaries may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 9.3) of such Person;

(c)                                  Restricted Payments made (i) to consummate the Transaction, (ii) in respect of working capital adjustments or purchase price adjustments pursuant to the Original Purchase Agreement and (iii) in order to satisfy indemnity and other similar obligations under the Original Purchase Agreement;

(d)                                 to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 9.2 (other than Section 9.2(e)), 9.4 (other than a merger or consolidation of Holdings and the Borrower) or 9.8 (other than Sections 9.8(a) or (i));

(e)                                  repurchases of Equity Interests in Holdings, the Borrower or any of the Restricted Subsidiaries deemed to occur upon exercise of stock options or warrants or the settlement or vesting of other equity-based awards if such Equity Interests represent a portion of the exercise price of, or tax withholdings with respect to, such options or warrants or other equity-based awards;

(f)                                   the Borrower and each Restricted Subsidiary may (i) pay (or make Restricted Payments to allow Holdings or any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests or settlement of equity-based awards of such Restricted Subsidiary (or of the Borrower or any other such direct or indirect parent thereof) (or of any such direct or indirect parent thereof) held by any future, present or former employee, manager, director, consultant or distributor (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of such Restricted Subsidiary (or the Borrower or any other direct or indirect parent thereof) or any of its Subsidiaries or (ii) make Restricted Payments in the form of distributions to allow Holdings or any direct or indirect parent of Holdings to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of such Restricted Subsidiary (or the Borrower or any other direct or indirect parent thereof) in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests or equity-based awards held by such Persons, in each case, upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee, manager or director equity plan, employee, manager or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, consultant or distributor of the Borrower (or any direct or indirect parent of the Borrower) or any of its Subsidiaries in an aggregate amount after the Effective Date together with the aggregate amount of loans and advances to Holdings (or any direct or indirect parent thereof) made pursuant to Section 9.2(m) in lieu of Restricted Payments permitted by this clause (f) not to exceed $15,000,000 in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years; provided that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries after the Effective Date; and provided further that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from members of management of the Borrower, any of the Borrower’s direct or indirect parent companies or any of the Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(g)                                  the Borrower may make Restricted Payments to Holdings or to any direct or indirect parent of Holdings:

(A)                               the proceeds of which will be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) the tax liability to each foreign, federal, state or local jurisdiction in respect of which a consolidated, combined, unitary or affiliated return is filed by Holdings (or such direct or indirect parent) that includes the Borrower and/or any of its Subsidiaries, to the extent such tax liability does not exceed the lesser of (A) the taxes that would have been payable by the Borrower and/or its Subsidiaries as a stand-alone group and (B) the actual tax liability of Holdings’ consolidated, combined, unitary or affiliated group (or, if Holdings is not the parent of the actual group, the taxes that would have been paid by Holdings, the Borrower and/or the Borrower’s Subsidiaries as a stand-alone group), reduced by any such taxes paid or to be paid directly by the Borrower or its Subsidiaries;

(B)                               the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) its operating costs and expenses incurred in the Ordinary Course of Business and other corporate overhead costs and expenses

(including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the Ordinary Course of Business, attributable to the ownership or operations of the Borrower and its Subsidiaries;

(C)                               the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof which does not own other Subsidiaries besides Holdings, its Subsidiaries and the direct or indirect parents of Holdings to pay) (A) franchise taxes and other fees, taxes and expenses required to maintain its (or any of such direct or indirect parents’) corporate existence or (B) costs and expenses incurred by it or any of its direct or indirect parents in connection with such entity being a public company, including costs and expenses relating to ongoing compliance with federal and state securities laws and regulations, SEC rules and regulations and the Sarbanes-Oxley Act of 2002;

(D)                               to finance any Investment permitted to be made pursuant to Section 9.2; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings and the Borrower shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Restricted Subsidiary or (2) the merger (to the extent permitted in Section 9.4) of the Person formed or acquired into the Borrower or a Restricted Subsidiary in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 8.11 and 9.2;

(E)                                the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement; and

(F)                                 the proceeds of which (A) shall be used to pay salary, commissions, bonus and other benefits payable to and indemnities provided on behalf of officers, employees, directors and members of management of Holdings or any direct or indirect parent company of Holdings and any payroll, social security or similar taxes hereof to the extent such salaries, commissions, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries or (B) shall be used to make payments permitted under Sections 9.8(g) and (i) (but only to the extent such payments have not been and are not expected to be made by the Borrower or a Restricted Subsidiary);

(h)                                 the Borrower or any of the Restricted Subsidiaries may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition;

(i)                                     [reserved];

(j)                                    repurchases of Equity Interests (i) deemed to occur on the exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options or (ii) in consideration of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing), including deemed repurchases in connection with the exercise of stock options;

(k)                                 the proceeds of which shall be used to pay customary “AHYDO catch-up payments”;

(l)                                     the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) (A) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by Holdings (or any direct or indirect parent thereof) that is directly attributable to the operations of the Borrower and its Restricted Subsidiaries and (B) expenses and indemnities of the trustee with respect to any debt offering by Holdings (or any direct or indirect parent thereof);

(m)                             in addition to the foregoing Restricted Payments, the Borrower may make Restricted Payments in an aggregate amount, together with the aggregate amount of prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 9.12(a)(i)(D), not to exceed the greater of $15,000,000 and 7.5% of Adjusted EBITDA, in each case determined at the time of such Restricted Payment; and

(n)                                 without duplication of, or aggregation with, any Restricted Payments made under any other clause of this Section 9.9, the Borrower and its Restricted Subsidiaries may make additional Restricted Payments as long as the RP Conditions are satisfied after giving effect thereto.

SECTION 9.7                                                                                                  Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Effective Date or any business or any other activities reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

SECTION 9.8                                                                                                  Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate (other than Holdings) of the Borrower involving aggregate payments or consideration in excess of $2,500,000 for any individual transaction or series of related transactions, whether or not in the Ordinary Course of Business, other than:

(a)                                 transactions between or among the Borrower or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction,

(b)                                 transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate,

(c)                                  the Transaction and the payment of fees and expenses (including the Transaction Expenses) related to the Transaction,

(d)                                 the issuance of Equity Interests or equity-based awards of Holdings or any direct or indirect parent thereof to any officer, director, employee or consultant of the Borrower or any of its Subsidiaries or any direct or indirect parent of Holdings in connection with the Transaction,

(e)                                  employment and severance arrangements between Holdings, the Borrower and the Restricted Subsidiaries and their respective officers and employees in the Ordinary Course of Business and transactions pursuant to stock option plans and employee benefit plans and arrangements,

(f)                                   the non-exclusive licensing of trademarks, copyrights or other IP Rights in the Ordinary Course of Business to permit the commercial exploitation of IP Rights between or among Affiliates and Subsidiaries of Holdings or the Borrower,

(g)                                  (i) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings and the Restricted Subsidiaries or any direct or indirect parent of Holdings in the Ordinary Course of Business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries and (ii) the payments contemplated under clause (o) of the definition of “Consolidated Net Income”,

(h)                                 any agreement, instrument or arrangement as in effect as of the Effective Date and set forth on Schedule 9.8, or any amendment thereto (so long as any such amendment is not adverse to the Lenders in any material respect as compared to the applicable agreement as in effect on the Effective Date),

(i)                                     Restricted Payments permitted under Section 9.6,

(j)                                    payments by the Borrower and any of the Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of Holdings in good faith,

(k)                                 transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 9.8,

(l)                                     the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the

Borrower, any of its Subsidiaries or any direct or indirect parent thereof to the extent otherwise permitted by this Agreement and to the extent such issuance or transfer would not give rise to a Change of Control,

(m)                             investments by the Sponsor in securities of Holdings, the Borrower or any of the Restricted Subsidiaries so long as (A) the investment is being offered generally to other investors on the same or more favorable terms and (B) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities,

(n)                                 payments to or from, and transactions with, Joint Ventures (to the extent any such Joint Venture is only an Affiliate as a result of Investments by Holdings, the Borrower and the Restricted Subsidiaries in such Joint Venture) in the Ordinary Course of Business to the extent otherwise permitted under Section 9.2,

(o)                                 any Disposition of Securitization Assets or related assets in connection with any Qualified Securitization Financing, and

(p)                                 the payment of any dividend or distribution within sixty (60) days after the date of declaration thereof, if at the date of declaration (i) such payment would have complied with the provisions of this Agreement and (ii) no Event of Default occurred and was continuing.

SECTION 9.9                                                                                                  Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that prohibits, restricts, imposes any condition on or limits the ability of (a) any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to (directly or indirectly) or to make or repay loans or advances to any Loan Party or to Guarantee the Obligations of any Loan Party under the Loan Documents or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Obligations under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations that:

(i)                                     (x) exist on the ~~date hereof~~Effective Date and (to the extent not otherwise permitted by this Section 9.9) are listed on Schedule 9.9 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation,

(ii)                                  are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary,

(iii)                               represent Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 9.3,

(iv)                              are customary restrictions that arise in connection with (x) any Lien permitted by Sections 9.1(a),(l), (m), (s), (t)(i), (t)(ii), (u), (y) and (ee) and relate to the property subject to such Lien or (y) any Disposition permitted by Section 9.5 applicable pending such Disposition solely to the assets subject to such Disposition,

(v)                                 are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 9.2 and applicable solely to such joint venture,

(vi)                              are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 9.3 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) and the proceeds and products thereof and, in the case of the Term Facility, Incremental Equivalent Debt and Refinancing Equivalent Debt, permit the Liens securing the Obligations without restriction (subject to the ABL Intercreditor Agreement),

(vii)                           are customary restrictions on leases, subleases, licenses, cross-licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto,

(viii)                        comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Sections 9.3(e), (g), (h), (o)(i), (r), (t), (w) and (z) to the extent that such restrictions apply only to the property or assets securing such Indebtedness,

(ix)                              are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary,

(x)                                 are customary provisions restricting assignment of any agreement entered into in the Ordinary Course of Business,

(xi)                              are restrictions on cash or other deposits imposed by customers under contracts entered into in the Ordinary Course of Business,

(xii)                           are customary restrictions contained in the Term Facility Credit Agreement, the Term Facility Documentation and any Permitted Refinancing thereof,

(xiii)                        arise in connection with cash or other deposits permitted under Section 9.1 or Section 9.2, or

(xiv)                       comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Effective Date and permitted under Section 9.3 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder.

SECTION 9.10                           [Reserved].

SECTION 9.11                           Accounting Changes.

Make any change in Fiscal Year; provided, however, that Holdings and the Borrower may, upon written notice to the Administrative Agent, change its Fiscal Year to any other Fiscal Year reasonably acceptable to the Administrative Agent, in which case Holdings, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

SECTION 9.12                           Prepayments, Etc. of Indebtedness.

(a)                                 (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments shall be permitted) any Indebtedness that is subordinated in right of payment to the Obligations expressly by its terms (other than Indebtedness among the Borrower and its Restricted Subsidiaries) (collectively, “Junior Financing”), except (A) the refinancing thereof with the Net Cash Proceeds of, or in exchange for, any Permitted Refinancing, to the extent not required to prepay any Loans pursuant to the Term Facility Credit Agreement, (B) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (C) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary owed to Holdings, the Borrower or a Restricted Subsidiary or the prepayment of any other Junior Financing with the proceeds of any other Junior Financing otherwise permitted by Section 9.3, (D) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of Restricted Payments made pursuant to Section 9.6(m), not to exceed the greater of $15,000,000 and 7.5% of Adjusted EBITDA, in each case determined at the time of such payment or (E) without duplication of, or aggregation with, any prepayments, redemptions, purchases, defeasances or other satisfactions prior to the schedule maturity thereof made under any other clause of this Section 9.12, the Borrower and its Restricted Subsidiaries may prepay, redeem, purchase, defease or otherwise satisfy any Junior Financing prior to the schedule maturity thereof as long as the Payment Conditions are satisfied after giving effect thereto or (ii) make any payment in violation of any subordination terms of any Junior Financing Documentation.

(b)                                 Amend, modify or change in any manner materially adverse to the interests of the Lenders, as reasonably determined in good faith by the Borrower, any term or condition of any Junior Financing Documentation in respect of any Indebtedness having an aggregate outstanding principal amount in excess of the Threshold Amount (other than as a result of a Permitted Refinancing thereof) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed).

SECTION 9.13                                                                                           Holdings. In the case of Holdings, conduct, transact or otherwise engage in any business or operations other than the following (and any activities incidental thereto): (i) its direct ownership of the Equity Interests of the Borrower and its indirect ownership of the Equity Interests of the Subsidiaries of the Borrower and activities incidental thereto, including payment of dividends and other amounts in respect of its Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents, the Term Facility, any Qualified Holding Company Debt, any Permitted Ratio Debt, any Incremental Equivalent Debt, any Refinancing Equivalent Debt or the Original Purchase Agreement and the other agreements contemplated by the Original Purchase Agreement, (iv) any public offering of its common stock or any other issuance of its Equity Interests or any transaction permitted under Section 9.4, (v) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries in each case solely to the extent permitted hereunder, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (vii) holding any cash or property received in connection with Restricted Payments made by the Borrower in accordance with Section 9.6 pending application thereof by Holdings, (viii) providing indemnification to officers and directors and (ix) activities incidental to the businesses or activities described in clauses (i) to (viii) of this Section 9.13.

ARTICLE X

EVENTS OF DEFAULT AND REMEDIES

SECTION 10.1                                                                                           Events of Default.

Each of the events referred to in clauses (a) through (l) of this Section 10.1 shall constitute an “Event of Default”:

(a)                                 Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b)                                 Specific Covenants.

(i)                                     The Borrower, any Restricted Subsidiary or, in the case of Section 9.13, Holdings, fails to perform or observe any term, covenant or agreement contained in (A) Article VI; provided, that, any failure to comply with Article VI shall be subject to cure to the extent provided in Section 10.4, (B) Section 7.3(a), (C) Section 8.1(a) (solely with respect to the Borrower) or (D) Article IX;

(ii)                                  during the continuation of any Cash Dominion Period the Borrower or any other Loan Party fails to perform or observe (or to cause to be performed or observed) any covenant or agreement contained in Section 8.12; or

(iii)                               the Borrower or any other Loan Party fails to perform or observe (or to cause to be performed or observed) any covenant or agreement contained in Section 7.4(a) or Section 7.4(b), as applicable, and in either case such failure continues for five (5) Business Days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(c)                                  Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 10.1(a) or (b) above and, for the purpose of clarity, including any failure to perform or observe any covenant or agreement contained in Section 8.12 other than during the continuation of any Cash Dominion Period) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(d)                                 Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect (or, with respect to any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language, in any respect (after giving effect to any qualification therein)) when made or deemed made; or

(e)                                  Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any other default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Aggregate Commitments or acceleration of the Loans pursuant to Section 10.2; provided that no such event under the Term Facility (other than a payment default or any default relating to insolvency or any proceeding under any Debtor Relief Law) shall constitute an Event of Default under this Section 8.1(e) until the earliest to occur of (x) the date that is forty five (45) days after such event or circumstance (but only if such event or circumstance has not been waived or cured), (y) the acceleration of the Indebtedness under the Term Facility and (z) the exercise of any remedies by the Term

Facility Administrative Agent or collateral agent or any lenders under the Term Facility in respect of any Collateral; or

(f)                                   Insolvency Proceedings, Etc. Holdings, the Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(h)                                 ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party or their respective ERISA Affiliates under Title IV of ERISA in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (ii) any Loan Party or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(i)                                     Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 9.4 or 9.5) or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j)                                    Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.1 or 8.11 shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 9.4 or 9.5) cease to create, or any Lien purported to be created by any Collateral Document shall be asserted in writing by any Loan Party not to be, a valid and perfected lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral) on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 9.1, (x) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or the loss of such perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file UCC continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(k)                                 Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined ~~in any Junior Financing Documentation governing Junior Financing subordinated in right of payment to the Obligations under the Loan Documents with an aggregate principal amount of not less than the Threshold Amount or (ii) the subordination provisions set forth~~ in any Junior Financing Documentation governing Junior Financing subordinated in right of payment to the Obligations under the Loan Documents with an aggregate principal amount of not less than the Threshold Amount or (ii) the subordination provisions set forth in any Junior Financing Documentation governing Junior Financing subordinated in right of payment to the Obligations under the Loan Documents with an aggregate principal amount of not less than the Threshold Amount shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any such Junior Financing, if applicable; or

(l)                                     Change of Control. There occurs any Change of Control.

SECTION 10.2                                                                                                          Remedies upon Event of Default.

(a)                                 If any Event of Default occurs and is continuing, the Administrative Agent may with the consent of, and shall at the request of, the Requisite Lenders take any or all of the following actions:

(i)                                declare Revolving Credit Commitments of each Lender and any obligation of the Issuers to make L/C Credit Extensions to be terminated, whereupon such Revolving Credit Commitments and obligation shall be terminated;

(ii)                              declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii)                            require that the Borrower Cash Collateralize the Letter of Credit Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv)                             exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the Revolving Credit Commitments of each Lender and any obligation of the Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the Letter of Credit Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b)                                 Without limitation of the rights of the Agents or Secured Parties under Section 8.12 and the definition of Qualified Cash, the Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that during the continuance of an Event of Default, and notwithstanding Section 2.13(f) above, the Administrative Agent may in its sole discretion, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 10.2(a), deliver a notice to each Approved Account Bank instructing them to cease complying with any instructions from any Loan Party and to transfer all funds therein to the Administrative Agent and the Administrative Agent shall apply all payments in respect of any Obligations and all funds on deposit in the Concentration Account and all other proceeds of Collateral in the order specified in Section 10.3 hereof.

(c)                                  Notwithstanding anything to the contrary, if the only Events of Default then having occurred and continuing are the failure to comply with Section 6.1 with respect to the Test Period most recently ended, then the Administrative Agent may not take any of the actions set forth in subclauses (i), (ii), (iii) and (iv) of Section 10.2(a) during the period commencing on the date that the Administrative Agent receives a Notice of Intent to Cure and ending on the Cure Expiration Date with respect thereto in accordance with and to the extent permitted by Section 10.4.

SECTION 10.3                                                                            Application of Funds. Except as may be otherwise provided in any applicable Incremental Amendment with respect to Obligations under the applicable Revolving Commitment Increase (which shall not be more favorable to the holders of such Revolving Commitments than the allocations described below), after the exercise of remedies provided for in Section 10.2 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 10.2), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, ratably, pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent or any Issuer from the Borrower (other than in connection with Cash Management Obligations or Obligations in respect of Secured Hedge Agreements);

Second, ratably, to pay any fees or expense reimbursements then due to the Revolving Credit Lenders from the Borrower (other than in connection with Cash Management Obligations or Obligations in respect of Secured Hedge Agreements);

Third, to pay interest due and payable in respect of any Loans (including any Swing Loans) and any Protective Advances, ratably;

Fourth, to pay the principal of the Protective Advances;

Fifth, to pay the principal of Swing Loans;

Sixth, to pay principal on the Loans (other than the Protective Advances) and unreimbursed Letter of Credit Borrowings, and to pay any amounts owing with respect to Obligations in respect of Secured Hedge Agreements (other than any Specified Secured Hedge Obligations) to the extent of Availability Reserves established for any such Secured Hedge Agreements prior to payment under this Section 10.3, ratably;

Seventh, to pay an amount to the Administrative Agent equal to 101% of the Letter of Credit Obligations on such date, to be held in the Concentration Account as cash collateral for such Obligations;

Eighth, to pay any amounts owing with respect to Cash Management Obligations and unpaid Obligations under Secured Hedge Agreements, ratably;

Ninth, to pay any amounts owing with respect to any Specified Secured Hedge Obligations, ratably;

Tenth, to the payment of any other Obligation due to the Administrative Agent or any Lender by the Borrower;

Eleventh, as provided for under the ABL Intercreditor Agreement; and

Twelfth, after all of the Obligations have been paid in full, to the Borrower or as the Borrower shall direct or as otherwise required by Law.

Subject to Sections 2.4, 2.16, 8.12 and 10.5, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Seventh above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

Notwithstanding the foregoing, if sufficient funds are not available to fund all payments to be made in respect of any Secured Obligation described in any specific level of the waterfall in clauses First through Eleventh above, the available funds being applied with respect to any such Secured Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Secured Obligation ratably, based on the proportion of the Administrative Agent’s and each Lender’s or Issuer’s interest in the aggregate outstanding Secured Obligations described in such clauses. The order of priority set forth in clauses First through Ninth above may at any time and from time to time be changed by the agreement of all Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuer or by any other Person that is not a Lender or Issuer. The order of priority set forth in clauses First through Tenth above may be changed only with the prior written consent of the Administrative Agent in addition to that of all Lenders.

SECTION 10.4                             Company’s Right to Cure.

(a)                                 Notwithstanding anything to the contrary contained in Section 10.1, in the event of any Event of Default under any covenant set forth in Article VI and until the expiration of the tenth (10th) Business Day after the date on which the Fixed Charge Coverage Ratio calculation would be required to be delivered pursuant to Section 6.1 or Section 7.2(a) (such date, the “Cure Expiration Date”), following delivery of a Notice of Intent to Cure in accordance herewith, the Borrower may designate any portion of the Net Cash Proceeds of any issuance of common Equity Interests of the Borrower or any cash capital contribution to the common equity of the Borrower that is made or contributed after the end of the most recently ended Fiscal Quarter for which the Fixed Charge Coverage Ratio calculation would be required to be delivered pursuant to Section 6.1 or Section 7.2(a) and before the Cure Expiration Date as an increase to Consolidated EBITDA with respect to such applicable quarter; provided that all such Net Cash Proceeds to be so designated (i) are actually received by the Borrower as cash common equity (including through capital contribution of such Net Cash Proceeds to the Borrower) that is contributed after the end of the most recently ended Fiscal Quarter for which the Fixed Charge Coverage Ratio calculation would be required to be delivered pursuant to Section 6.1 or Section 7.2(a) and before the Cure Expiration Date and (ii) the aggregate amount of such Net Cash Proceeds or cash capital contribution that are so designated shall not exceed 100% of the aggregate amount necessary to cure such Event of Default under Article VI for any applicable period.

(b)                                 Upon receipt by the Borrower of any such designated Net Cash Proceeds or cash capital contribution (the “Cure Amount”) in accordance with this Section 10.4, Consolidated EBITDA for any period of calculation which includes the last Fiscal Quarter of the Test Period ending immediately prior to the date on which such Cure Amount was received shall be increased, solely for the purpose of calculating any financial ratio set forth in Article VI, by an amount equal to the Cure Amount. The resulting increase to Consolidated EBITDA and any reduction in Indebtedness, if applicable, from designation of a Cure Amount shall not result in any adjustment to Consolidated EBITDA or any other financial definition for any purpose under this Agreement other than for purposes of calculating the financial ratio set forth in Article VI and for additional clarification shall not adjust the calculation of Consolidated EBITDA for purposes of determining the Total Net Leverage Ratio or Fixed Charge Coverage Ratio (other than for purposes of actual compliance with Article VI as of the end of any applicable Test Period).

(c)                                  If, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of Article VI, the Borrower shall be deemed to have satisfied the requirements of Article VI as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable existing breach or default of Article VI shall be deemed cured for this purpose of the Agreement.

(d)                                 In each period of four Fiscal Quarters, there shall be at least two (2) Fiscal Quarters for which Consolidated EBITDA is not increased by exercise of a cure pursuant to Section 10.4(a). The Notice of Intent to Cure shall be exercised no more than five times over the term of this Agreement. For the avoidance of doubt, after the delivery of a Notice of Intent to Cure, no new Borrowings shall be permitted until such time as the Cure Amount is received.

SECTION 10.5                                                                                             Actions in Respect of Letters of Credit; Cash Collateral.

(a)                                 At any time (i) upon the Revolving Credit Termination Date, (ii) after the Revolving Credit Termination Date when the aggregate funds on deposit in the Concentration Account to Cash Collateralize Letter of Credit Obligations shall be less than 101% of the Letter of Credit Obligations and (iii) as may be required by Section 2.9 or Section 2.16, the Borrower shall pay to the Administrative Agent in Same Day Funds at the Administrative Agent’s office referred to in Section 12.8, for deposit in the Concentration Account, (x) in the case of clauses (i) and (ii) above, the amount required to that, after such payment, the aggregate funds on deposit in the Concentration Account counts equals or exceeds 101% of the sum of all outstanding Letter of Credit Obligations and (y) in the case of clause (iii) above, the amount required by Section 2.9. The Administrative Agent may, from time to time after funds are deposited in the Concentration Account, apply funds then held in the Concentration Account to the payment of any amounts, in accordance with Section 2.9 and Section 10.2(b), as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

(b)                                 Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 10.5 or Sections 2.4, 2.9, 2.12, 2.16 or 10.2 in respect of Letters of Credit or Swing Loans shall be held and applied to the satisfaction of the specific Letter of Credit Obligations, Swing Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(c)                                  Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender or, as appropriate, its assignee following compliance with Section 12.2(b)(vi)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 10.5 may be otherwise applied in accordance with Section 10.3), and (y) the Person providing Cash Collateral and the applicable Issuer or Swing Loan Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

ARTICLE XI

THE ADMINISTRATIVE AGENT AND OTHER AGENTS

SECTION 11.1                            Appointment and Authority of the Administrative Agent.

(a)                                 Each of the Lenders and the Issuers hereby irrevocably appoints Barclays to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article XI (other than Sections 11.6 and 11.11) are solely for the benefit of the Administrative Agent, the Lenders and the Issuers, and the Borrower shall not have rights as a third party beneficiary of any such provision.

(b)                                 The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a Lender and a potential Hedge Bank and/or Cash Management Bank) and the Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender and such Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 11.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article XI and Article XII (including Sections 11.3, 11.14, 12.3, 12.4 and 12.5, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including the ABL Intercreditor Agreement), as contemplated by and in accordance with the provisions of this

Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

SECTION 11.2                            Rights as a Lender.

Any Person serving as an Agent (including as Administrative Agent) hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.

SECTION 11.3                            Exculpatory Provisions. Neither the Administrative Agent nor any other Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, an Agent (including the Administrative Agent):

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.1 and 12.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuer.

No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vii) to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 11.4                            Reliance by the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Other than in respect of any actions at the direction of the Borrower, the Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law.

SECTION 11.5                            Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

SECTION 11.6                            Resignation of Administrative Agent or Collateral Agent.

(a)                                 The Administrative Agent or Collateral Agent may resign upon ten (10) days’ notice of its resignation to the Lenders and the Borrower; provided that if no successor agent is appointed in accordance with the terms set forth below within such 10-day period, the Administrative Agent and/or the Collateral Agent shall not be permitted to resign until the earlier to occur of (x) the date of the appointment of the successor agent or (y) the date that is twenty (20) days after the last day of such 10-day period. If the Administrative Agent or Collateral Agent, as applicable, is subject to an Agent-Related Distress Event, the Requisite Lenders or the Borrower may remove the Administrative Agent or the Collateral Agent, as applicable, upon ten (10) days’ notice. Upon the removal or receipt of any such notice of resignation, the Requisite Lenders shall have the right, with the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed if such successor is a commercial bank with a combined capital and surplus of at least $5,000,000,000 that is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1, and otherwise may be withheld at the Borrower’s sole discretion), to appoint a successor, which shall be a Lender or a bank with an office in the United States, or an Affiliate of any such Lender or bank with an office in the United States. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within twenty (20) days after the last day of such 10-day period, then the retiring or removed Administrative Agent or Collateral Agent, as applicable, may on behalf of the Lenders and the Issuers, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent or Collateral Agent, as applicable, shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring or removed Administrative Agent or Collateral

Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders or the Issuers under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor of such Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuer directly, until such time as the Requisite Lenders appoint a successor Administrative Agent as provided for above in this Section 11.6. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Requisite Lenders may request, in order to (i) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (ii) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent or Collateral Agent, as applicable, and the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 12.3, 12.4 and 12.5 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Administrative Agent or Collateral Agent, as applicable.

(b)                                 Any resignation by Barclays as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuer and Swing Loan Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuer and Swing Loan Lender, (ii) the retiring Issuer and Swing Loan Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuer shall issue letters of credit in substitution for the Letters of Credit issued by Barclays, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuer to effectively assume the obligations of the retiring Issuer with respect to such Letters of Credit.

SECTION 11.7                            Non-Reliance on Administrative Agent and Other Lenders; Disclosure of Information by Agents.

Each Lender and each Issuer acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender and each Issuer also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Agent-Related Persons and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 11.8                            No Other Duties; Other Agents, Arrangers, Managers, Etc.

~~Barclays Bank PLC, J.P. Morgan Securities LLC, Bank of America, N.A. and UBS Securities LLC are each hereby appointed a Joint Lead Arranger and Joint Bookrunner hereunder, and each Lender hereby authorizes each of Barclays Bank PLC, J.P. Morgan Securities LLC, Bank of America, N.A. and UBS Securities LLC~~ Barclays Bank PLC, J.P. Morgan Securities LLC, Bank of America, N.A. and UBS Securities LLC were each appointed a Joint Lead Arranger and Joint Bookrunner hereunder on the Effective Date, and each Lender authorized each of Barclays Bank PLC, J.P. Morgan Securities LLC, Bank of America, N.A. and UBS Securities LLC to act as a Joint Lead Arranger and Joint Bookrunner in accordance with the terms hereof and the other Loan Documents on the Effective Date. KeyBank National Association, SunTrust Robinson Humphrey, Inc., Amegy Bank National Association and Cadence Bank, N.A. ~~are~~were each ~~hereby~~ appointed a Co-Manager hereunder on the Effective Date, and each Lender ~~hereby authorizes~~authorized each of KeyBank National Association, SunTrust Robinson Humphrey, Inc., Amegy Bank National Association and Cadence Bank, N.A. to act as a Co-Manager in accordance with the terms hereof and the other Loan Documents on the Effective Date. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. Anything herein to the contrary notwithstanding, none of the Arrangers, Co-Managers or Agents ~~listed on the cover page hereof~~ shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder and such Persons shall have the benefit of this Article XI. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any agency or fiduciary or trust relationship with any Lender, Holdings, the Borrower or any of their respective Subsidiaries. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. Each of the Co-Managers, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. Subject to Section 11.6, each of the Co-Managers and any other Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and Borrower.

SECTION 11.9                            ABL Intercreditor Agreement. The Administrative Agent and the Collateral Agent are authorized to enter into the ABL Intercreditor Agreement, and the parties hereto acknowledge that the ABL Intercreditor Agreement is binding upon them. Each Lender (a) hereby consents to the subordination of the Liens on the Collateral other than the Current Asset Collateral securing the Obligations on the terms set forth in the ABL Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement and (c) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into the ABL Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower and such Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the ABL Intercreditor Agreement.

SECTION 11.10                     Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuers and the Administrative Agent under Sections 2.12, 12.3 and 12.4) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12, 12.3 and 12.4.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuer in any such proceeding.

SECTION 11.11                     Collateral and Guaranty Matters.

Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the Issuers irrevocably authorizes the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent agrees that it will:

(a)                                 automatically release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations and liabilities under Secured Hedge Agreements, (y) Cash Management Obligations and (z) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and each applicable Issuer shall have been made), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, the Borrower or any of its Domestic Subsidiaries that are Guarantors, (iii) subject to Section 12.1, if the release of such Lien is approved, authorized or ratified in writing by the Requisite Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below or (v) if such property becomes Excluded Assets;

(b)                                 release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.1(i);

(c)                                  release any Guarantor from its obligations under the Guaranty if (i) in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder or (ii) in the case of Holdings, as a result of a transaction permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Term Facility, any Incremental Equivalent Debt, Refinancing Equivalent Debt or any Junior Financing; and

(d)                                 if any Guarantor shall cease to be a Material Subsidiary (as certified in writing by a Responsible Officer) or becomes an Excluded Subsidiary, and the Borrower notifies the Administrative Agent in writing that it wishes such Guarantor to be released from its obligations under the Guaranty and provides the Administrative Agent and the Collateral Agent such certifications or documents as either such Agent shall reasonably request, (i) release such Subsidiary from its obligations under the Guaranty and (ii) release any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary; provided that no such release shall occur if such Subsidiary continues to be a guarantor in respect of the Term Facility, any Incremental Equivalent Debt, Refinancing Equivalent Debt or any Junior Financing.

Upon request by the Administrative Agent at any time, the Requisite Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 11.11. In each case as specified in this Section 11.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 11.11.

SECTION 11.12                     Appointment of Supplemental Administrative Agents.

(a)                                 It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b)                                 In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article XI and of Sections 12.3 and 12.4 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)                                  Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

SECTION 11.13                     Secured Cash Management Agreements and Secured Hedge Agreements.

(a)                                 Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 10.3, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

(b)                                 Each Secured Party hereby agrees (i) that, after the occurrence and during the continuance of a Cash Dominion Period (and thereafter at such frequency as the Administrative Agent may reasonably request in writing), it will provide to the Administrative Agent, promptly upon the written request of the Administrative Agent, a summary of all Obligations owing to it under this Agreement and (ii) that the benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not an Agent, a Lender or an Issuer party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Agent, shall confirm such agreement in a writing in form and substance reasonably acceptable to Agent) this Article XI and Sections 3.1, Sections 12.4, 12.6, 12.19, 12.23 and 12.26 and the ABL Intercreditor Agreement, and the decisions and actions of any Agent and the Requisite Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing clause (ii), (x) such Secured Party shall be bound by Sections 12.3, 12.4 and 12.5 only to the extent of liabilities, reimbursement obligations, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements with respect to or otherwise relating to the Liens and Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (y) each of Agents, the Lenders and the Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (z) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

SECTION 11.14                     Indemnification of Agents.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Requisite Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.14. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 11.14 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, provided further that the failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 11.14 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent, the Swing Loan Lender or any Issuer.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1                            Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Requisite Lenders (other than with respect to any amendment or waiver contemplated in Sections 12.1(a) through (j) below, which shall only require the consent of the Lenders expressly set forth therein and not the Requisite Lenders) (or by the Administrative Agent with the consent of the Requisite Lenders) and the Borrower or the applicable Loan Party, as the case may be and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a)                                 extend or increase the Revolving Credit Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) a waiver of any condition precedent set forth in Section 4.2 and (ii) the waiver of any Default, mandatory prepayment or mandatory reduction of the Revolving Credit Commitments shall not constitute an extension or increase of any Revolving Credit Commitment of any Lender);

(b)                                 postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.6 or 2.10 without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest, and it further being understood that any change to the definitions of the Consolidated Cash Interest Coverage Ratio, the Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio, “Average Historical Excess Availability” or “Average Revolving Loan Utilization” or, in each case, the component definitions thereof shall not constitute a reduction in any amount of interest;

(c)                                  reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit Borrowing, or (subject to clause (iii) of the second proviso to this Section 12.1) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definitions of the Consolidated Cash Interest Coverage Ratio, the Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio, “Excess Availability” or “Average Revolving Loan Utilization” or, in each case, the component definitions thereof shall not constitute a reduction in the rate of interest); provided that only the consent of the Requisite Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)                                 change any provision of this Section 12.1, Section 12.7 (in a manner that would alter the pro rata sharing of payments or setoffs required thereby), the definition of

“Requisite Lenders”, “Requisite Class Lenders”, “Supermajority Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Revolving Credit Commitments required to take any action under the Loan Documents, without the written consent of each Lender affected thereby;

(e)                                  other than in a transaction permitted under Section 9.4 or 9.5, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f)                                   other than in a transaction permitted under Section 9.4 or 9.5, release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;

(g)                                  change the definition of the term “Borrowing Base” or any component definition thereof, but excluding the definition of “Eligible Accounts Advance Rate”, “Credit Card Advance Rate” or “Eligible Inventory Advance Rate” or the numerical percentage of Qualified Cash in the definition of “Borrowing Base”, in each case the amendment or modifications of which shall be subject to clause (h) below, if as a result thereof the amounts available to be borrowed by the Borrower would be increased, without the written consent of the Supermajority Lenders, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Availability Reserves, Inventory Reserves or Shrink Reserves without the consent of any Lenders;

(h)                                 increase the numerical percentage contained in Eligible Accounts Advance Rate, Credit Card Advance Rate or Eligible Inventory Advance Rate, or the numerical percentage of Qualified Cash in the definition of “Borrowing Base”, without the written consent of each Lender; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Availability Reserves, Inventory Reserves or Shrink Reserves without the consent of any Lenders;

(i)                                     without the prior written consent of all Lenders directly affected thereby, (i) subordinate the Obligations hereunder to any other Indebtedness, or (ii) except as provided by operation of applicable Law or in the ABL Intercreditor Agreement, subordinate the Liens granted hereunder or under the other Loan Documents to any other Lien; or

(j)                                    change the order of the application of funds specified in Section 10.3 without the written consent of each Lender directly affected thereby;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each Issuer in addition to the Lenders required above, affect the rights or duties of an Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Loan Lender in addition to the Lenders required above, affect the rights or duties of the Swing Loan Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 12.2(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v) the consent of Requisite Class Lenders shall be required with respect to any amendment that by its terms adversely affects the rights of Lenders under such Class in respect of payments hereunder in a manner different than such amendment affects other Classes; (vi) no Lender consent is required to effect any amendment or supplement to the ABL Intercreditor Agreement, (A) that is for the purpose of adding the holders of Indebtedness incurred or issued pursuant to a Permitted Refinancing of the Term Facility (or any agent or trustee of such holders) as parties thereto, as expressly contemplated by the terms of the ABL Intercreditor Agreement and permitted under Section 9.3(p) (it being understood that any such amendment or supplement may make such other changes to the ABL Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (B) that is expressly contemplated by Sections 5.2(c) or 7.4 of the ABL Intercreditor Agreement with respect to a Permitted Refinancing of the Term Facility permitted under Section 9.3(p) (or the comparable provisions, if any, of any successor intercreditor agreement with respect to a Permitted Refinancing of the Term Facility permitted under Section 9.3(p)); provided further that no such agreement shall, pursuant to this clause (vi), amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable; and (vii) only the consent of the Borrower and the Administrative Agent shall be required to effect any amendment, waiver or consent under the Agent Fee Letter. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary contained in this Section 12.1, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

If the Administrative Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other

Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Requisite Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 3.7; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

SECTION 12.2                        Successors and Assigns.

(a)                                 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may, except as permitted by Section 9.4, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Agent-Related Persons of each of the Administrative Agent, the Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans (including for purposes of this subsection (b), participations in Letter of Credit Obligations and in Swing Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and the Loans of any Class at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate unused amount of the Revolving Credit Commitment (plus the principal outstanding balance of the Loans) or, if the Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default under Section 10.1(a) or (f), solely with respect to the Borrower, has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(i)                                     Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolving Credit Commitment assigned, except that this clause (ii) shall not apply to rights in respect of the Swing Loan Lender’s rights and obligations in respect of Swing Loans;

(ii)                                  Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (1) other than with respect to any proposed assignment to any Person that is a Disqualified Institution, an Event of Default under Section 10.1(a) or, solely with respect to the Borrower or any Guarantor, Section 10.1(f), has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that, other than with respect to any proposed assignment to any Person that is a Disqualified Institution as shown on a list available to the assigning Lender prior to the execution of the Assignment and Assumption, the Borrower shall be deemed to have consented to any such assignment of the Loans unless it shall have objected thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received notice thereof; and

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)                               the consent of the Issuers (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)                               the consent of the Swing Loan Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment;

(iii)                               Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The Eligible Assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. All assignments shall be by novation.

(iv)                              No Assignment to Certain Persons. No such assignment shall be made (A) to Parent, Holdings, the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person or (D) to any Disqualified Institution; provided, that the Administrative Agent shall have no duties or responsibilities for monitoring or enforcing prohibitions on participations to Disqualified Institutions.

(v)                                 Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5, 12.3, 12.4 and 12.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Revolving Credit Note, the Borrower (at its expense) shall execute and deliver a Revolving Credit Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts (and related interest amounts) of the Loans and Letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, any Agent or any Lender (but, only in the case of a Lender, at the Administrative Agent’s Office and with respect to any entry relating to such Lender’s Commitments, Loans and other Obligations), at any reasonable time and from time to time upon reasonable prior notice. This Section 12.2(c) and Section 2.7 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(d)                                 Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Disqualified Institution, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations and/or Swing Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such participation is recorded in the Participant Register and (iv) the Borrower, the Agents, the other Lenders and the Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.1 (other than clause (d) thereof) that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1 (subject to the requirements of Sections 3.1(b), (c) or (d), as applicable), Section 3.4 and Section 3.5 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 12.6 as though it were a Lender; provided such Participant agrees to be subject to Section 12.7 as though it were a Lender.

(e)                                  Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1, 3.4 or 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.1 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply and does in fact comply with Section 3.1 as though it were a Lender. Each Lender that sells a participation shall (acting solely for this purpose as a non-fiduciary agent of the Borrower) maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder relating to the exemption from withholding for portfolio interest on which is entered the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). A Lender shall not be obligated to disclose the Participant Register to any Person except to the extent such disclosure is necessary to establish that any Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations or is otherwise required thereunder. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The portion of any Participant Register relating to any Participant or SPC requesting payment from the Borrower or seeking to exercise its rights under Section 12.9 shall be available for inspection by the Borrower upon reasonable request to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or is otherwise required thereunder.

(f)                                   Any Lender may, at any time, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Credit Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Revolving Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Revolving Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.13(e) and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Sections 3.1, 3.4 and 3.5), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Revolving Loan by an SPC hereunder shall utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Revolving Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Revolving Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)                                 Resignation as Issuer or Swing Loan Lender. Notwithstanding anything to the contrary contained herein, any Issuer may resign as Issuer ~~at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower, and any Swing Loan Lender may resign as Swing Loan Lender~~ at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower, and any Swing Loan Lender may resign as Swing Loan Lender at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower. In the event of any such resignation as Issuer or Swing Loan Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuer or Swing Loan Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Barclays or the applicable Issuer as Issuer or (as applicable) Swing Loan Lender, as the case may be. If Barclays or the applicable Issuer resigns as Issuer, it shall retain all the rights, powers, privileges and duties of an Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuer and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in unreimbursed amounts under Letters of Credit pursuant to Section 2.4). If Barclays resigns as Swing Loan Lender, it shall retain all the rights of the Swing Loan Lender provided for hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Loans pursuant to Section 2.3. Upon the appointment of a successor Issuer and/or Swing Loan Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuer or Swing Loan Lender, as the case may be, and (b) the successor Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Barclays or the applicable Issuer to effectively assume the obligations of Barclays or the applicable Issuer with respect to such Letters of Credit.

SECTION 12.3                        Attorney Costs and Expenses.

The Borrower agrees (a) ~~if the Effective Date occurs,~~ to pay or reimburse the Administrative Agent, each Co-Manager and the Arrangers for all reasonable and documented or invoiced out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Paul Hastings LLP and, if reasonably necessary, one local counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole, and (b) ~~after the Effective Date,~~ to pay or reimburse the Administrative Agent, the Issuers and the Lenders for all reasonable and documented or invoiced out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Administrative Agent, the Issuers and the Lenders taken as a whole (and, if reasonably necessary, one local counsel in any relevant material jurisdiction and, in the event of any conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Lenders similarly situated taken as a whole)). The agreements in this Section 12.3 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 12.3 shall be paid within thirty (30) days following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail; provided that, with respect to the Effective Date, all amounts due under this Section 10.04 shall be paid on the Effective Date solely to the extent invoiced to the Borrower within two (2) Business Days prior to the Effective Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion. The Borrower and each other Loan Party hereby acknowledge that the Administrative Agent, any Issuer and/or any Lender may receive a benefit, including a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with the Administrative Agent, such Issuer and/or such Lender, including fees paid pursuant to this Agreement or any other Loan Document. This Section 12.3 shall not apply to Taxes, or amounts excluded from the definition of Taxes pursuant to clauses (i) through (vii) of the first sentence of Section 3.01(a), that are imposed with respect to payments to or for the account of any Agent or any Lender under any Loan Document, which shall be governed by Section 3.01. This Section 12.3 also shall not apply to Other Taxes or to taxes covered by Section 3.04.

SECTION 12.4                        Indemnification by the Borrower.

The Borrower shall indemnify and hold harmless the Agents, each Lender, each Issuer, the Arrangers and their respective Affiliates and such Persons’ and their Affiliates’ respective directors, officers, employees, agents, partners, trustees or advisors and other representatives (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (but limited, in the case of legal fees and expenses, to the reasonable and documented or invoiced out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interest of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole) (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Revolving Credit Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liabilities arising out of the activities or operations of the Borrower, any Subsidiary or any other Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee or a Loan Party is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any Related Indemnified Person, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee or of any Related Indemnified Person, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Class of Loans and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates. To the extent that the undertakings to indemnify and hold harmless set forth in this Section 12.4 may be unenforceable in whole or in part because they are violative of any applicable law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement (except for direct (as opposed to indirect, special, punitive or consequential) damages resulting from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment, of any such Indemnitee), nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 12.4 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 12.4 shall be paid within twenty (20) Business Days after written demand therefor (together with reasonably detailed backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that it is determined by a final, non-appealable judgment of a court of competent jurisdiction that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 12.4. The agreements in this Section 12.4 shall survive the resignation of the Administrative Agent, the Collateral Agent, the Swing Loan Lender or any Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 12.4 shall not apply to Taxes, or amounts excluded from the definition of Taxes pursuant to clauses (i) through (ix) of the first sentence of Section 3.1(a), that are imposed with respect to payments to or for account of any Agent or any Lender under any Loan Document, which shall be governed by Section 3.1. This Section 12.5 also shall not apply to Other Taxes or to taxes covered by Section 3.4.

SECTION 12.5                        [Reserved].

SECTION 12.6                        Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such other Loan Party (other than, with respect to any Guarantor, Excluded Swap Obligations of such Guarantor) now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 12.7                        Sharing of Payments.

If, other than as expressly provided elsewhere herein, any Lender shall obtain payment in respect of any principal of or interest on account of the Loans made by it, or the participations in Letter of Credit Obligations and Swing Loans held by it (in each case, whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in Letter of Credit Obligations or Swing Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment of principal of or interest on such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 12.15 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The provisions of this Section shall not be construed to apply to the application of Cash Collateral provided for in Sections 10.3 and 10.5. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.6) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative

Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 12.7 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 12.7 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 12.8                        Notices and Other Communications; Facsimile Copies.

(a)                                 General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)             if to Holdings, the Borrower, the Administrative Agent, an Issuer or the Swing Loan Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 12.8; and

(ii)          if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications. Notices and other communications to the Lenders and the Issuers hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuer pursuant to Article II if such Lender or Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c)                                  Receipt. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)                                 The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons or any Arranger (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, any Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender, any Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e)                                  Change of Address. Each of Holdings, the Borrower, the Administrative Agent, each Issuer and the Swing Loan Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each Issuer and the Swing Loan Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(f)                                   Reliance by Administrative Agent, Issuers and Lenders. The Administrative Agent, the Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing or Swing Loan Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Issuer, each Lender and the Agent-Related Persons of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence, willful misconduct or bad faith of such Person, as determined by a final non-appealable judgment of a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 12.9                        No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 12.10                 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

SECTION 12.11                 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and the Administrative Agent shall have been notified by each Lender, Swing Loan Lender and each Issuer that each such Lender, Swing Loan Lender and Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, Holdings, each Agent and each Lender and their respective successors and assigns.

SECTION 12.12                 [Reserved].

SECTION 12.13                 Governing Law; Submission to Jurisdiction; Service of Process.

(a)                                 THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE LOAN DOCUMENTS OR IN THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)                                  THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN

INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.8. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 12.14                 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 12.15                 Marshaling; Payments Set Aside.

None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Loan Parties or any other party or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

SECTION 12.16                 [Reserved].

SECTION 12.17                 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. ~~Except as provided in Sections 4.1 and 4.3, this~~The Credit Agreement ~~shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto~~became effective on the Effective Date. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 12.18                 Electronic Execution of Assignments and Certain Other Documents.

Delivery by telecopier, .pdf, or other electronic imaging means of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 12.19                 Confidentiality.

Each of the Administrative Agent, the Lenders and the Issuers agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors, service providers, and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 12.19, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender or (ii) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower; (h) to any rating agency when required by it on a customary basis and after consultation with the Borrower (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuer, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings, the Borrower or any Subsidiary thereof, and which source is not known by such Agent or Lender to be subject to a confidentiality restriction in respect thereof in favor of the Borrower or any Affiliate of the Borrower.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof other than as a result of a breach of this Section 12.19, it being understood that all information received from Holdings, the Borrower or any Subsidiary after the ~~date hereof~~Effective Date shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

SECTION 12.20                 Use of Name, Logo, etc.

Each Loan Party consents to the publication in the ordinary course by Administrative Agent ~~or~~, the Arrangers or the Co-Managers of customary advertising material relating to the financing transactions contemplated by this Agreement using such Loan Party’s name, product photographs, logo or trademark. Such consent shall remain effective until revoked by such Loan Party in writing to the Administrative Agent ~~and~~, the Arrangers an dthe Co-Managers.

SECTION 12.21                 USA PATRIOT Act Notice.

Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 12.22                 Reserved.

SECTION 12.23                 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Arrangers are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Agents and the Arrangers, on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Arrangers nor any Lender has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers, the Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings their respective Affiliates, and none of the Agents, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Arrangers nor any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 12.24                 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 12.24, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the applicable Issuer or the Swing Loan Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 12.25                 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Issuer and each Lender, regardless of any investigation made by the Administrative Agent, any Issuer or any Lender or on their behalf and notwithstanding that the Administrative Agent, any Issuer or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Cash Management Obligations).

SECTION 12.26                 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of set-off, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent (which shall not be withheld in contravention of Section 11.4). The provision of this Section 12.26 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 12.27                 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 12.28                 ABL Intercreditor Agreement.

(a) PURSUANT TO THE EXPRESS TERMS OF THE ABL INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF THE ABL INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b) EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE ABL INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE ABL INTERCREDITOR AGREEMENT. EACH LENDER AGREES TO BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT.

(c) THE PROVISIONS OF THIS SECTION 12.28 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE ABL INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE ABL INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE ABL INTERCREDITOR AGREEMENT.

(d) THE PROVISIONS OF THIS SECTION 12.28 SHALL APPLY WITH EQUAL FORCE, MUTATIS MUTANDIS, TO THE ABL INTERCREDITOR AGREEMENT AND ANY OTHER ABL INTERCREDITOR AGREEMENT OR ARRANGEMENT PERMITTED BY THIS AGREEMENT.

SECTION 12.29                 Contractual Recognition of Bail-In.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; and

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MATTRESS HOLDING CORP., as Borrower

By:
Name:
Title:

MATTRESS HOLDCO, INC., as Holdings,

By:
Name:
Title:

[Signature Page]	Mattress Firm ABL Credit Agreement

BARCLAYS BANK PLC, as Administrative Agent, Swing Loan Lender, Issuer and a Lender,

By:
Name:
Title:

[Signature Page]	Mattress Firm ABL Credit Agreement

LENDERS

[               ]

[Signature Page]	Mattress Firm ABL Credit Agreement

Exhibit B

[See attached]

Schedule I

Revolving Credit Commitments

Commitment Party	Revolving Credit Commitment
BARCLAYS BANK PLC	$45,000,000
JPMORGAN CHASE BANK N.A.	$40,000,000
BANK OF AMERICA, N.A.	$30,000,000
WELLS FARGO, NATIONAL ASSOCIATION	$30,000,000
KEYBANK NATIONAL ASSOCIATION	$17,500,000
SUNTRUST BANK	$17,500,000
REGIONS BANK	$10,000,000
AMEGY BANK NATIONAL ASSOCIATION	$5,000,000
CADENCE BANK, N.A.	$5,000,000
TOTAL	$200,000,000

Exhibit C

[See attached]

Schedule 1.1F
Existing Letters of Credit

Issuer	Beneficiary	L/C No.	Expiry Date	Balance
Wells Fargo Bank, National Association	The Traveler’s Indemnity Company	IS0033035U	February 8, 2017	$8,250,944.00